As filed with the Securities and Exchange Commission on September 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	45-4484428
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

(808) 457-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Watumull
President and Chief Executive Officer

Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

(808) 457-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard M. Morris, Esq.

Herrick, Feinstein LLP
2 Park Avenue

New York, New York 10016

(212) 592-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) [ ]
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.001 par value per share	33,000,000 shs.	$0.25	$8,250,000	$958.65

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of our common stock, par value $0.001 per share (“Common Stock”), that may be issued with respect to stock splits, stock dividends and similar transactions.
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, computed based upon the closing price per share of our Common Stock on September 15, 2015 on the OTCQB.
(4)	Represents (a) 31,448,901 shares of our Common Stock to be issued in connection with the merger described herein and (b) 1,551,099 shares of our Common Stock to be issued upon the exercise of certain warrants to be issued in connection with the merger described herein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated September 18, 2015

P R O S P E C T U S

Focusing on the source of inflammationTM

33,000,000 Shares of Common Stock

This prospectus relates to the sale, transfer or other disposition from time to time of up to an aggregate of 33,000,000 shares of Common Stock, consisting of (a) 31,448,901 shares of our Common Stock that will be issued upon the merger of Cardax Pharmaceuticals, Inc. into us, and (b) 1,551,099 shares of Common Stock, issuable upon the exercise of certain warrants that will be issued upon the merger of Cardax Pharmaceuticals, Inc. into us.

Our Common Stock is traded on the OTC Bulletin Board under the symbol CDXI. On September 15, 2015, the last reported sale price for our Common Stock was $0.25 per share.

These are speculative securities. Please read the “Risk Factors” section beginning on page 9 of this prospectus before making a decision to invest in our Common Stock.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2015

We Are Not Asking You for a Proxy and You are Requested To Not Send Us a Proxy

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BASIS OF PRESENTATION

Unless otherwise noted, references in this prospectus to “Cardax,” the “Company,” “we,” “our,” or “us” means Cardax, Inc., the registrant, and, unless the context otherwise requires, together with its wholly-owned subsidiary, Cardax Pharma, Inc., a Delaware corporation (“Pharma”), and Pharma’s predecessor, Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”).

FORWARD-LOOKING STATEMENTS

There are statements in this prospectus that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “project,” “propose,” “should,” “strategy,” “will,” or any similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire prospectus carefully, especially the risks discussed under the section entitled “Risk Factors.” Although we believe that our assumptions underlying such forward-looking statements are reasonable, we do not guarantee our future performance, and our actual results may differ materially from those contemplated by these forward-looking statements. Our assumptions used for the purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances, including the development, acceptance and sales of our products and our ability to raise additional funding sufficient to implement our strategy. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. In light of these numerous risks and uncertainties, we cannot provide any assurance that the results and events contemplated by our forward-looking statements contained in this prospectus will in fact transpire. These forward-looking statements are not guarantees of future performance. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, except as required by law.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

This document incorporates by reference important business and financial information about the Company from documents that are not included in or delivered with this prospectus. These documents are available without charge to security holders of the Company upon written or oral request at the address and telephone number listed below:

David G. Watumull

c/o Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

(808) 457-1400

Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about Cardax, Inc. To obtain timely delivery, security holders must request the information no later than October 23, 2015.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our financial statements and the related notes appearing elsewhere in this prospectus before you decide to invest in our Common Stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed under the heading “Risk Factors” and other sections of this prospectus.

Our Business and Strategy

The Company.

We are a development stage life sciences company devoting substantially all of our efforts to developing consumer health and pharmaceutical products that provide many of the anti-inflammatory benefits of steroids or NSAIDs, but with exceptional safety profiles, as conferred by U.S. Food and Drug Administration (“FDA”) Generally Recognized as Safe (“GRAS”) designation at certain doses. We are preparing proprietary nature-identical products and related derivatives by total synthesis to provide scalable, pure, and economical therapies for diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, dyslipidemia, metabolic disease, diabetes, cardiovascular disease, hepatitis, cognitive decline, macular degeneration, and prostate disease. Our initial primary focus is astaxanthin technologies. The multi-billion dollar consumer health industry provides nutrients, dietary ingredients/supplements, and other consumer products designed to provide physiological benefits and improve health, which are not regulated by the FDA or similar authorities as pharmaceuticals.

Astaxanthin.

Astaxanthin is a powerful and safe naturally occurring anti-inflammatory and anti-oxidant without the adverse side effects typical of anti-inflammatory treatments using steroids or NSAIDs, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding.

Many anti-inflammatory drugs have significant safety risks and side effects that limit their utility, especially in treating a chronic disease. Our ability to develop and commercialize proprietary, nature-identical products and related derivatives provides us with a competitive advantage through a novel treatment approach that combines robust efficacy with safety, oral bioavailability, and tissue selectivity. To date, we have not produced and commercialized any products or generated any revenues from our life sciences business.

We believe nature-identical synthetic astaxanthin products with high-purity, batch-to-batch consistency, and reliable large-volume supply will increase astaxanthin market acceptance among consumers and suppliers. To date, we believe manufacturing limitations have slowed the broader adoption of astaxanthin. Today’s astaxanthin consumer health market is primarily served by a small number of suppliers that grow or harvest astaxanthin using agricultural methods.

Strategic Alliances.

We have a Joint Development and Supply Agreement with BASF SE, a German corporation (“BASF”), for the development of a proprietary and scalable synthetic process to cost-effectively manufacture a competitively differentiated, pharmaceutical-grade astaxanthin with a defined molecular structure (“ASTX-1″) in the same isomeric form most prevalent in nature, or “nature-identical,” which will provide an efficient and economical path to mass markets not available to low-volume agricultural astaxanthin producers.

BASF has exclusively licensed rights from us to develop and commercialize nature-identical astaxanthin in human consumer health or “nutraceutical” products, and will pay us royalties on future net sales of such products. We retain the exclusive rights to use nature-identical astaxanthin in pharmaceutical products, and intend to develop nature-identical astaxanthin for pharmaceutical use as an over-the-counter and/or prescription drug. The clinical path is designed to demonstrate safety and efficacy as early and efficiently as possible in diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, cognitive decline, metabolic syndrome, dyslipidemia, diabetes, hepatitis, and cardiovascular disease.

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 We have entered into a Collaboration Agreement with Capsugel US, LLC (“Capsugel”) to jointly develop nature-identical synthetic astaxanthin products for the consumer health market that are formulated with Capsugel’s proprietary technology, which is expected to increase the oral bioavailability of astaxanthin compared to existing astaxanthin products in the mass market. Under our agreement, Capsugel and we will jointly identify at least one mutually acceptable third party marketer who will further develop, market and distribute consumer health, nature-identical synthetic astaxanthin products developed under our collaboration. Capsugel will share revenues with us based on net sales of the products we develop in collaboration with Capsugel.

Our Marketing Strategy.

Awareness of astaxanthin has significantly increased in recent years as the broader scientific community discovered the health benefits of its use. We intend to continue to promote the awareness of the health benefits of astaxanthin through several strategies, including:

●	Sponsoring relevant scientific and medical conferences and presenting or facilitating the presentation of scientific data to physicians, key opinion leaders, and patient groups.

●	Advancing a direct-to-consumer internet and social media marketing strategy.

●	Continuing to support scientific research and publication of peer-reviewed papers. To date, we have collaborated on more than fifty such papers, including ten papers published in The American Journal of Cardiology.

●	Convening scientific advisory board meetings to review existing and planned scientific research.

●	Conducting human clinical trials.

We will also continue to assess and summarize other publications of astaxanthin. In the United States National Library of Medicine’s online repository, PubMed.gov, there are more than 1,000 peer-reviewed journal articles that reference astaxanthin in the title or abstract, over 300 of which were published in the last three years, with the vast majority published by organizations and researchers that are not affiliated with us.

Our Planned Clinical Development.

We plan to raise additional capital or enter into a strategic collaboration to pursue clinical development of our astaxanthin technologies as an over-the-counter drug (“OTC”) and/or prescription drug (“Rx”) after products using our astaxanthin technologies obtain all applicable regulatory approvals or designations necessary for marketing as a consumer health product. We also plan to continue to pursue our other proprietary anti-inflammatory programs based on our zeaxanthin and lycophyll technologies.

Our Planned Pharmaceutical Program.

We believe that a pharmaceutical program will increase our revenue opportunities. A pharmaceutical product would enable the delivery of astaxanthin with an FDA approved OTC label for disease treatment at consumer-appropriate doses and/or an FDA approved Rx label for disease treatment at physician-recommended doses, and should support increased market penetration. We have patents covering pharmaceutical compositions of astaxanthin esters, allowing us to transition an astaxanthin consumer health product into a pharmaceutical product following requisite clinical trials and FDA approval. We may undertake Phase I and between three to five Phase II human clinical trials, with a range of doses in areas of major consumer health and/or unmet medical need after products using our astaxanthin technologies obtain all applicable regulatory approvals or designations necessary for marketing as a consumer health product. To the extent we commercialize our technologies for pharmaceutical products, we will be subject to regulation by the FDA and other food and drug regulatory authorities. The extent of regulations applicable to our products, and the regulatory designations applicable to our products, will depend upon the nature of the products we ultimately commercialize.

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Corporate Information

We are a Delaware corporation that acquired our life science business through a merger with Pharma on February 7, 2014 (the “Pharma Merger”). Prior to the Pharma Merger, Pharma was a wholly owned subsidiary of Holdings. As a result of the Pharma Merger, Pharma became our wholly owned subsidiary, and Holdings became our principal stockholder. From and after the closing date of the Pharma Merger, Holdings has conducted no operations of its own, and its only business has been to hold and manage its investment in our Common Stock, which is traded on the OTCQB under the trading symbol “CDXI”.

The Company’s and Holdings’ executive offices are located at 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822; the Company’s and Holdings’ telephone number is (808) 457-1400. Our website is located at http://www.cardaxpharma.com. The information on our website is not part of this prospectus.

The Pharmaceuticals Merger

Pharmaceuticals Merger Agreement. On August 28, 2014, we entered into an Agreement and Plan of Merger (the “Pharmaceuticals Merger Agreement”) with Holdings, pursuant to which Holdings will merge with and into us (the “Pharmaceuticals Merger”). There will not be any cash consideration exchanged in the Pharmaceuticals Merger. Upon the closing of the Pharmaceuticals Merger:

●	The stockholders of Holdings will receive shares of our Common Stock, including shares that may be issued upon the exercise of certain warrants of our Common Stock held by Holdings on the date of the closing of the Pharmaceuticals Merger and

●	our shares of restricted Common Stock held by Holdings will be cancelled.

Accordingly, there will not be any change to our fully diluted capitalization due to the Pharmaceuticals Merger. The foregoing summary of the Pharmaceuticals Merger does not purport to be complete, and is qualified in its entirety by the Pharmaceuticals Merger Agreement. For additional information regarding the Pharmaceuticals Merger, please see the section entitled “The Pharmaceuticals Merger”.

Comparative Market Value of Securities.

There is no public trading market for the shares of Holdings capital stock. As Holdings conducts no operations of its own and its primary assets are shares of our Common Stock, the value of shares of Holdings capital stock is the indirect interest of shares of our Common Stock held by Holdings. Shares of our Common Stock are quoted on the OTCQB under the symbol CDXI. The high and low bid quotations for our shares of Common Stock for each full quarterly period within our two most recent fiscal years and the first and second fiscal quarters of our current fiscal year are presented under the heading “Market Price and Dividends on our Common Equity and Related Stockholder Matters” elsewhere in this prospectus.

Conditions Precedent to Pharmaceuticals Merger.

The closing of the Pharmaceuticals Merger is subject to certain approvals, consents, and the satisfaction of other conditions precedent. Among other matters, the closing of the Pharmaceuticals Merger is subject to the effectiveness of the registration statement of which this prospectus forms a part, and Holdings obtaining the consent of the holders of a majority (at least 50%) of the issued and outstanding capital stock of Holdings. As of the date of this prospectus, Holdings’ directors, executive officers and their affiliates are entitled to vote 5.7% of the outstanding shares of capital stock of Holdings. Each director and executive officer of Holdings is also a director or executive officer of the Company. For additional information regarding our directors and executive officers, please see the section entitled “Management” located elsewhere in this prospectus.

The stockholders of Cardax, Inc. are not required to vote to approve the Pharmaceuticals Merger or related transactions, and no federal or state regulatory requirements must be complied with or other approvals obtained in connection with the Pharmaceuticals Merger.

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Appraisal Rights.

Holdings stockholders who do not vote in favor of or consent in writing to the Pharmaceuticals Merger are entitled to seek appraisal of the fair value of the Holdings shares held by them at the effective time of the Pharmaceuticals Merger, together with a fair rate of interest, if any, to be paid thereon. For additional information regarding appraisal rights, please see the section entitled “Rights of Dissenting Holdings’ Stockholders” located elsewhere in this prospectus.

Tax Consequences.

We believe that the Pharmaceuticals Merger will be treated as a tax-free “reorganization” for federal income tax purposes. Generally, as a result of this treatment of the Pharmaceuticals Merger, neither the Company nor Holdings will recognize gain or loss or otherwise offer any material federal income tax consequence. This treatment of the Pharmaceuticals Merger will not result in any material federal income tax consequences to any holder of our Common Stock who held such stock immediately prior to the Pharmaceuticals Merger.

Further, under this treatment, you should not recognize any gain or loss with respect to your receipt of Cardax Common Stock for Holdings Capital Stock, or your receipt of Pharmaceuticals Merger Warrants in exchange for Holdings Warrants, for federal income tax purposes. Your aggregate adjusted tax basis in your Cardax Common Stock or Pharmaceuticals Merger Warrants held immediately after the Pharmaceuticals Merger will be equal to your aggregate adjusted tax basis in your Holdings Capital Stock or Holdings Warrants held immediately prior to the Pharmaceuticals Merger. You will have the same holding period for your Cardax Common Stock or Pharmaceuticals Merger Warrants held immediately after the Pharmaceuticals Merger as you had for your Holdings Capital Stock or Holdings Warrants immediately prior to the Pharmaceuticals Merger.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, common referred to as the “JOBS Act.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined I Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act (we will also not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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The Pharmaceuticals Merger

Overview

On August 28, 2014, we entered into an Agreement and Plan of Merger with Holdings (the “Pharmaceuticals Merger Agreement”), pursuant to which Holdings shall merge with and into us (the “Pharmaceuticals Merger”), with us surviving the Pharmaceuticals Merger. Holdings is our predecessor and conducts no operations of its own, and its only principal assets are shares of our Common Stock. Following the Pharmaceuticals Merger, Holdings shall cease to exist as a separate company, and our business and operations will not be affected in any manner. We will continue to be governed by the General Corporation Law of the State of Delaware. Our directors and officers immediately prior to the effective time (or closing) of the Pharmaceuticals Merger (the “Effective Time”) will continue to serve in their capacities, and our certificate of incorporation and by-laws will not be amended.

The summary of the Pharmaceuticals Merger Agreement contained in this prospectus does not purport to be complete, and is qualified in its entirety by reference to the Pharmaceuticals Merger Agreement, which is filed as Exhibit 2.4 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference.

Pharmaceuticals Merger Consideration and Effect upon Shares of Capital Stock

There will be no cash consideration exchanged in the Pharmaceuticals Merger. Upon the closing of the Pharmaceuticals Merger:

●	The shares of common stock, par value $0.001 per share, of Holdings (“Holdings Common Stock”), and the shares of all other issued and outstanding capital stock of Holdings (“Holdings Capital Stock”) that by their terms are convertible or may otherwise be exchanged for shares of Holdings Common Stock, shall be converted into and exchanged for our shares of Common Stock in a ratio of approximately 2.2:1.

●	Each holder of Holdings Capital Stock will receive our capital stock that is equal to the number of our shares of Common Stock that such holder owned indirectly by virtue of his, her, or its ownership of Holdings Capital Stock prior to the closing of the Pharmaceuticals Merger.

●	We shall grant to each holder of any warrant, option, or similar right issued or granted by Holdings to purchase shares of Holdings Capital Stock (the “Holdings Warrants”) warrants that provide such holder the right to purchase the number of shares of our Common Stock that such holder would own if he, she or it exercised the Holdings Warrant immediately prior to the closing of the Pharmaceuticals Merger (the “Pharmaceuticals Merger Warrants”), on terms substantially similar to such Holdings Warrant.

●	The shares of Holdings Common Stock held in Holdings’ treasury or owned by us at the Effective Time shall be cancelled.

●	The shares of our Common Stock held by Holdings at the Effective Time shall be cancelled.

Accordingly, following the consummation of the Pharmaceuticals Merger, there will be no change to our fully diluted capitalization due to the Pharmaceuticals Merger.

Reasons for the Pharmaceuticals Merger

Holdings is our principal stockholder. As of August 31, 2015, Holdings owns approximately 48.5% of our issued and outstanding shares of Common Stock, or approximately 21.6% of our issued and outstanding shares of Common Stock determined on a fully diluted basis. The Board of Directors of Holdings is comprised of David G. Watumull and Nicholas Mitsakos (collectively, the “Holdings Directors”), each of whom is also a director of us. Holdings conducts no operations of its own, and its only business is to manage its investment in our Common Stock.

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The Pharmaceuticals Merger will give our stockholders greater rights to control the Company, as two of our four directors will no longer be entitled to vote a substantial number of our issued and outstanding shares of Common Stock. The Pharmaceuticals Merger also provides additional control of the Company to our stockholders by eliminating the possibility that the stockholders of Holdings may elect directors to Holdings’ Board of Directors who are not our directors and may be opposed to our interests.

Additionally, the Pharmaceuticals Merger will eliminate the need for the Holdings Directors to devote time and resources to the management of Holdings, allowing them to devote their efforts to the management of the Company and its life sciences business. The Pharmaceuticals Merger will also eliminate any other inefficiencies attendant to a holding company structure, without any change to our fully diluted capitalization as a result, and our Board of Directors has approved the Pharmaceuticals Merger.

The Board of Directors of Holdings has approved the Pharmaceuticals Merger and recommends that Holdings stockholders approve the Pharmaceuticals Merger as a means to provide its stockholders with the benefit of direct, as opposed to indirect, interests in us, including voting rights, information rights, and the protections of the U.S. Securities and Exchange Commission applicable to public companies. The Pharmaceuticals Merger will also eliminate the need of Holdings stockholders to incur any additional expenses related to maintaining a holding company structure.

Conditions Precedent to the Pharmaceuticals Merger and Holdings’ Stockholder Approval

The closing of the Pharmaceuticals Merger is subject to certain approvals, consents, and the satisfaction of other conditions precedent, and there can be no assurance that the Pharmaceuticals Merger will be consummated. Among other matters, the closing of the Pharmaceuticals Merger is subject to the following conditions:

●	We must take all required corporate action to authorize the issuance of any Pharmaceuticals Merger Warrants to be issued in connection with the Pharmaceuticals Merger.

●	We and Holdings must obtain any and all consents necessary to effectuate the Pharmaceuticals Merger. Holdings must obtain the consent of the holders of a majority of issued and outstanding Holdings Capital Stock and we must take such actions to have this registration statement, of which this prospectus forms a part, to be declared effective under the Securities Act.

●	Holdings must provide to us all information, documents, agreements, and instruments as we may from time to time request, and we must provide to Holdings all information, documents, agreements, and instruments as Holdings may from time to time request.

●	Holdings shall not have taken any material action or engaged in any material transaction, or agreed to enter into any such transaction.

●	The financial condition of Holdings on the closing date of the Pharmaceuticals Merger shall not have materially changed since June 30, 2015.

Holdings must obtain the consent of holders of a majority (at least 50%) of the issued and outstanding shares of Holdings Capital Stock for the Pharmaceuticals Merger to be consummated. Holders of Holdings Common Stock are entitled to one vote per share of Holdings Common Stock, and Holders of Holdings preferred stock are entitled to the number of votes such holder would be entitled to if such preferred stock were converted by its terms into shares of Holdings Common Stock. As of the date of this prospectus, the Holdings Directors, executive officers of Holdings, and their affiliates hold approximately 5.7% of the shares of Holdings Capital Stock entitled to vote to approve the Pharmaceuticals Merger.

Material Differences between Rights of Our Stockholders and Holdings’ Stockholders

The Company and Holdings are each incorporated under the laws of the State of Delaware. The rights of our stockholders and Holdings stockholders that are prescribed under state corporate laws are therefore the same. Stockholder rights are also set forth in the certificate of incorporation and bylaws (the “Governing Documents”) of the Company and Holdings. Upon the consummation of the Pharmaceuticals Merger, Holdings stockholders will become subject to the rights set forth in our Governing Documents. The following summary discusses some of the material differences between the rights of current Holdings stockholders as set forth in Holdings’ Governing Documents, and the rights of our stockholders that will be in effect at the Effective Time of the Pharmaceuticals Merger pursuant to our Governing Documents in effect at that time.

Holdings has no significant assets other than its shares of our Common Stock. Holdings has three classes of capital stock, Series A Preferred (“Holdings Series A Preferred”), Series B Preferred (“Holdings Series B Preferred”), and common (“Holdings Common”), each of which provide for voting as a single class and economics on an “as converted” basis. The Holdings Series A Preferred and Holdings Series B Preferred entitle the holders thereof to certain preferences which will not be applicable in the Pharmaceuticals Merger. Each share of Holdings Series A Preferred is convertible into one share of Holdings Common Stock, and each share of Series B Preferred of is convertible into approximately 1.02 shares of Holdings Common Stock. Following the consummation of the Pharmaceuticals Merger, each share of Holdings Common Stock, including shares of Holdings Series A Preferred and Holding Series B Preferred, as converted into shares of Holdings Common Stock, will entitle the holder thereof to 0.448 shares of our Common Stock.

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Accounting Treatment of the Pharmaceuticals Merger

Our financial statements currently include the accounts of Cardax, Inc., its wholly owned subsidiary, Cardax Pharma, Inc., and its predecessor, Cardax Pharmaceuticals, Inc. All significant intercompany balances and transactions are eliminated in consolidation. Upon consummation of the Pharmaceuticals Merger, the accounts of Cardax Pharmaceuticals, Inc., will be merged with Cardax, Inc. As a result of the reverse acquisition accounting used to originally record the acquisition of Pharma by Cardax, Inc., there will not be any significant modifications to our financial statements as a result of the Pharmaceuticals Merger.

The consolidated financial statements have been consistently prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Cardax, Inc., and its wholly owned subsidiary, Cardax Pharma, Inc., and its predecessor, Cardax Pharmaceuticals, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Material Federal Income Tax Consequences of the Pharmaceuticals Merger

Summarized below are the material federal income tax consequences to the Company and to holders of Holdings Capital Stock and to holders of Cardax Common Stock resulting from the Pharmaceuticals Merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department Regulations (the “Regulations”) issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

This summary does not address all aspects of the possible federal income tax consequences of the Pharmaceuticals Merger and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to holders of Holdings Capital Stock or Cardax Common Stock in light of their individual investment circumstances nor to holders of Holdings Capital Stock or Cardax Common Stock subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), or who hold, have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not address any consequences of the Pharmaceuticals Merger under any state, local or foreign tax laws.

We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the holders of Holdings Capital Stock or Cardax Common Stock as a result of the Pharmaceuticals Merger. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local and foreign income and other tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust with respect to which a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your Holdings Capital Stock or Cardax Common Stock as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, applicable to your specific circumstances.

We believe that the Pharmaceuticals Merger will be treated as a tax-free “reorganization” for federal income tax purposes. Generally, as a result of this treatment of the Pharmaceuticals Merger, neither the Company nor Holdings will recognize gain or loss or otherwise offer any material federal income tax consequence. This treatment of the Pharmaceuticals Merger will not result in any material federal income tax consequences to any holder of our Common Stock who held such stock immediately prior to the Pharmaceuticals Merger.

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Federal Income Tax Consequences to Holders of Holdings Capital Stock

If you continue to hold Cardax Common Stock immediately after the Pharmaceuticals Merger, because you will receive no cash as a result of the Pharmaceuticals Merger, you should not recognize any gain or loss in the Pharmaceuticals Merger for federal income tax purposes. Your aggregate adjusted tax basis in your Cardax Common Stock held immediately after the Pharmaceuticals Merger will be equal to your aggregate adjusted tax basis in your Holdings Capital Stock held immediately prior to the Pharmaceuticals Merger. You will have the same holding period for your Cardax Common Stock held immediately after the Pharmaceuticals Merger as you had for your Holdings Capital Stock immediately prior to the Pharmaceuticals Merger.

Federal Income Tax Consequences to Holders of Holdings Warrants

If you receive Pharmaceuticals Merger Warrants in exchange for Holdings Warrants, you should not recognize any gain or loss for federal income tax purposes. You will have the same holding period for your Pharmaceuticals Merger Warrants held immediately after the Pharmaceuticals Merger as you had for your Holdings Warrants immediately before the Pharmaceuticals Merger.

Federal Income Tax Consequences of Holding Our Common Stock

If you receive any dividends in the future with respect to our Common Stock, you generally will be required to include the amounts of those dividends in your taxable income. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 20% rate of tax on any dividends received with respect to our Common Stock if (a) you are an individual or other non-corporate stockholder; (b) you have held the Common Stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (c) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your eligibility for such reduced tax rate with respect to your dividend income.

If you dispose of your Cardax Common Stock you generally will recognize gain or loss equal to the difference between the amount you realize on that disposition and your tax basis for such Common Stock. Such gain or loss will be capital gain or loss if you held the Common Stock as a capital asset. For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

U.S. Individuals are also subject to an additional 3.8% tax on their net investment income, which would include dividends and capital gains. Net investment income cannot exceed the individual’s modified adjusted gross income for that year, above a specified threshold amount. You should consult your own tax advisor regarding the applicability of the tax on net investment income to you.

Backup Withholding

Holders of Holdings Capital Stock will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Pharmaceuticals Merger to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each holder of Holdings Capital Stock to deliver such information when the share certificates are surrendered following the Effective Date of the Pharmaceuticals Merger. Failure to provide such information may result in backup withholding.

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Risk Factors

An investment in our Common Stock, any warrants to purchase our Common Stock, or any other security that may be issued by us involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Related to Our Business, Industry and Financial Condition

We have a history of operating losses and have received a going concern opinion from our auditors.

We have incurred substantial net losses since our inception and may continue to incur losses for the foreseeable future, as we continue our product development activities. As a result of our limited operating history, we have limited historical financial data that can be used in evaluating our business and our prospects and in projecting our future operating results. Through June 30, 2015, we have accumulated a total deficit of $51,592,702.

Additionally, we have received a “going concern” opinion from our auditors. As reflected in the financial statements that are filed with this prospectus, we are a development stage company with no material amount of earned revenue since our inception. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our Common Stock holders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern.

We are dependent upon the success of our lead astaxanthin technologies, which may not be successfully commercialized.

We have no commercial products and currently generate no revenue from commercial sales or collaborations and may never be able to develop marketable products. While the FDA does not require clinical trials for consumer health products such as dietary ingredients/supplements and food additives, we plan to conduct clinical trials to demonstrate the safety and efficacy of our product(s) in humans. A failure of any clinical trial can occur at any stage of testing. The results of initial clinical testing of this product may not necessarily indicate the results that will be obtained from later or more extensive testing. Additionally, any observations made with respect to blinded clinical data are inherently uncertain as we cannot know which set of data come from patients treated with an active drug versus the placebo vehicle. Investors are cautioned not to rely on observations coming from blinded data and not to rely on initial clinical trial results as necessarily indicative of results that will be obtained in subsequent clinical trials.

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Additionally, our products will be subject to a variety of FDA and other food and drug regulatory regimes. The extent of regulations applicable to our products, and the designations our products may receive from regulatory agencies such as the FDA, are dependent upon the nature and development of our future products and how such products are ultimately commercialized and marketed.

A number of different factors could prevent us from conducting a clinical trial or commercializing our product candidates on a timely basis, or at all.

We, the FDA, other applicable regulatory authorities or an institutional review board, or IRB, may suspend clinical trials of a product candidate at any time for various reasons, including if we or they believe the subjects or patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a product candidate on subjects or patients in a clinical trial could result in the FDA or other regulatory authorities suspending or terminating the trial and refusing to approve a particular product candidate for any or all indications of use.

Clinical trials of a product require the enrollment of a sufficient number of patients, including patients who are suffering from the disease or condition the product candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times.

Clinical trials also require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of human subjects. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.

Numerous factors could affect the timing, cost or outcome of our drug development efforts, including the following:

●	delays in filing or acceptance of investigational drug applications for our product candidates;

●	difficulty in securing centers to conduct clinical trials;

●	conditions imposed on us by the FDA or comparable foreign authorities that are applicable to our business regarding the scope or design of our clinical trials;

●	problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies;

●	difficulty in enrolling patients in conformity with required protocols or projected timelines;

●	third-party contractors failing to comply with regulatory requirements or to meet their contractual obligations to us in a timely manner;

●	our product candidates having unexpected and different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways;

●	the need to suspend or terminate clinical trials if the participants are being exposed to unacceptable health risks;

●	insufficient or inadequate supply or quality of our product candidates or other materials necessary to conduct our clinical trials;

●	effects of our product candidates not being the desired effects or including undesirable side effects or the product candidates having other unexpected characteristics;

●	the cost of our clinical trials being greater than we anticipate;

●	negative or inconclusive results from our clinical trials or the clinical trials of others for similar product candidates or inability to generate statistically significant data confirming the efficacy of the product being tested;

●	changes in the FDA’s requirements for testing during the course of that testing;

●	reallocation of our limited financial and other resources to other programs; and

●	adverse results obtained by other companies developing similar products.

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It is possible that none of the product candidates that we may develop will obtain the appropriate regulatory approvals necessary to begin selling them or that any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. The time required to obtain FDA and other approvals is unpredictable, but often can take years following the commencement of clinical trials, depending upon the complexity of the product candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenue from the particular product candidate.

We also must comply with clinical trial and post-approval safety and adverse event reporting requirements. Adverse events related to our products must be reported to the FDA in accordance with regulatory timelines based on their severity and expectedness. Failure to make timely safety reports and to establish and maintain related records could result in withdrawal of marketing authorization.

We may also become subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Approval by the FDA does not assure approval by regulatory authorities outside of the United States.

We have limited experience in managing communications with regulatory agencies, including filing investigational new drug applications, filing new drug applications, submission of promotional materials and generally directing the regulatory processes in all territories.

We may be responsible for managing communications with regulatory agencies, including filing investigational new drug applications, filing new drug applications, submission of promotional materials and generally directing the regulatory processes in all territories. We have limited experience directing such activities and may not be successful with our planned development strategies, on the planned timelines, or at all. Even if any of our product candidates are designated for “fast track” or “priority review” status or if we seek approval under accelerated approval (Subpart H) regulations, such designation or approval pathway does not necessarily mean a faster development process or regulatory review process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Accelerated development and approval procedures will only be available if the indications for which we are developing products remain unmet medical needs and if our clinical trial results support use of surrogate endpoints, respectively. Even if these accelerated development or approval mechanisms are available to us, depending on the results of clinical trials, we may elect to follow the more traditional approval processes for strategic and marketing reasons, since drugs approved under accelerated approval procedures are more likely to be subjected to post-approval requirements for clinical studies to provide confirmatory evidence that the drugs are safe and effective. If we fail to conduct any such required post-approval studies or if the studies fail to verify that any of our product candidates are safe and effective, our FDA approval could be revoked. It can be difficult, time-consuming and expensive to enroll patients in such clinical trials because physicians and patients are less likely to participate in a clinical trial to receive a drug that is already commercially available. Drugs approved under accelerated approval procedures also require regulatory pre-approval of promotional materials that may delay or otherwise hinder commercialization efforts.

We intend to operate in highly competitive industries, and our failure to compete effectively could adversely affect our market share, financial condition and growth prospects. If competitors are better able to develop and market products that are more effective, or gain greater acceptance in the marketplace than our products, our commercial opportunities may be reduced or eliminated.

The consumer health and pharmaceutical industries are constantly evolving, and scientific advances are expected to continue at a rapid pace. This results in intense competition among companies operating in the industry. Other, larger companies may have, or may be developing, products that compete with our products and may significantly limit the market acceptance of our products or render them obsolete. Our technical and/or business competitors would include major pharmaceutical companies, biotechnology companies, consumer health companies, universities and nonprofit research institutions and foundations. Most of these competitors have significantly greater research and development capabilities than we have, as well as substantial marketing, financial and managerial resources. Our lead product is expected to primarily compete against consumer health and pharmaceutical products that provide anti-inflammatory benefits. In addition, there are several other companies, both public and private, that service the same markets as we do, all of which compete to some degree with us.

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The primary competitive factors facing us include safety, efficacy, price, quality, breadth of product line, manufacturing quality and capacity, service, marketing and distribution capabilities. Our current and future competitors may have greater resources, more widely accepted and innovative products and stronger name recognition than we do. Our ability to compete is affected by our ability, or that of our strategic partners, to:

●	develop or acquire new products and innovative technologies;

●	obtain regulatory clearance and compliance for our products;

●	manufacture and sell our products cost-effectively;

●	meet all relevant quality standards for our products in their particular markets;

●	respond to competitive pressures specific to each of our geographic and product markets;

●	protect the proprietary technology of our products and avoid infringement of the proprietary rights of others;

●	market our products;

●	attract and retain skilled employees, including sales representatives;

●	maintain and establish distribution relationships; and

●	engage in acquisitions, joint ventures or other collaborations.

Competitors could develop products that are more effective, achieve favorable reimbursement status from third-party payors, cost less or are ready for commercial introduction before our products. If our competitors are better able to develop and patent products earlier than we can, or develop more effective and/or less expensive products that render our products obsolete or non-competitive, our business will be harmed and our commercial opportunities will be reduced or eliminated.

We believe that the market in which we compete in is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the United States, we expect to also compete for sales with heavily advertised national brands manufactured by large pharmaceutical, biotechnology, and consumer health companies, as well as other retailers.

As some products gain market acceptance, we may experience increased competition for those products as more participants enter the market. Currently, we are not a manufacturer. To the extent that we engage third-party manufacturers or use strategic alliances to produce our products, our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers. Certain of our potential competitors are larger than us and have longer operating histories, customer bases, greater brand recognition and greater resources for marketing, advertising and product promotion. They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our potential competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

Market acceptance of our proposed products is vital to our future success.

The commercial success of our proposed products is dependent upon the acceptance of such products. Our proposed products may not gain and maintain any significant degree of market acceptance among potential users, healthcare providers, or acceptance by third-party payors, such as health insurance companies. The medical indications that can be treated by our proposed products can also be treated by other products or techniques. The medical community widely accepts alternative treatments, and certain of these other treatments have a long history of use. We cannot be certain that our proposed products and the procedures in which they are used will be able to replace those established treatments or that users will accept and utilize our products or any other medical products that we may market.

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Market acceptance will depend upon numerous factors, many of which are not under our control, including:

●	the safety and efficacy of our products;

●	favorable regulatory approval and product labeling;

●	the availability, safety, efficacy and ease of use of alternative products or treatments;

●	our ability to educate potential users on the advantages of our products;

●	the price of our products relative to alternative technologies; and

●	the availability of third-party reimbursement.

If our proposed products do not achieve significant market acceptance, our future revenues and profitability would be adversely affected.

The pharmaceutical and consumer health industries are subject to extensive and complex healthcare regulation. Any determination that we have violated federal or state laws applicable to us that regulate healthcare would have a material adverse effect on our business, prospects and financial condition.

Federal and state laws regulating healthcare are extensive and complex. The laws applicable to our business are subject to evolving interpretations, and therefore we cannot be sure that a review of our operations by federal or state courts or regulatory authorities will not result in a determination that we have violated one or more provisions of federal or state law. Any such determination could have a material adverse effect on our business, prospects and financial condition.

If we fail to comply with FDA regulations our business could suffer.

The manufacture and marketing of pharmaceutical and consumer health products are subject to extensive regulation by the FDA and foreign and state regulatory authorities. In the United States, pharmaceutical and consumer health companies such as ours must comply with laws and regulations promulgated by the FDA. These laws and regulations require various authorizations prior to a product being marketed in the United States. Manufacturing facilities and practices are also subject to FDA regulations. The FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of pharmaceutical and consumer health products in the United States. Our failure to comply with regulatory requirements, including any future changes to such requirements, could have a material adverse effect on our business, prospects, financial condition and results of operations.

Even after clearance or approval of a product, we are subject to continuing regulation by the FDA, including the requirements of registering our facilities and listing our products with the FDA. We are subject to reporting regulations. These regulations require us to report to the FDA if any of our products may have caused or contributed to a death or serious injury and such product or a similar product that we market would likely cause or contribute to a death or serious injury. Unless an exemption applies, we must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the product or to remedy a violation of the Food, Drug and Cosmetic Act. The FDA also requires that we maintain records of corrections or removals, regardless of whether such corrections and removals are required to be reported to the FDA. In addition, the FDA closely regulates promotion and advertising, and our promotional and advertising activities could come under scrutiny by the FDA.

The FDA also requires that manufacturing be in compliance with its Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products. Our failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, our manufacturing operations, to the extent we have any, and the recall or seizure of our products, which would have a material adverse effect on our business. In the event that one of our suppliers fails to maintain compliance with our quality requirements, we may have to qualify a new supplier and could experience manufacturing delays as a result.

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The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Violations of regulatory requirements, at any stage, including after approval, may result in various adverse consequences, including the delay by a regulatory agency in approving or refusal to approve a product, withdrawal or recall of an approved product from the market, other voluntary agency-initiated action that could delay further development or marketing, as well as the imposition of criminal penalties against the manufacturer and NDA holder.

The extent of FDA regulations applicable to us, and whether our products are ultimately designated as drugs (including active pharmaceutical ingredients) or dietary supplements (including dietary ingredients), will depend upon how our products are ultimately commercialized. Because we are currently evaluating the extent of our pharmaceutical program, we are unable to determine the extent of FDA regulations applicable to our product candidates. Furthermore, our products may be commercialized by us or by other parties through licensing arrangements, joint ventures, or other alliances, and our burden of complying with any regulations applicable to our product candidates will depend upon the nature and extent of any relationships with such partners. While consumer health products are not as extensively regulated as pharmaceutical products, the extent of any other regulatory regimes to which we may be subject will depend upon the specific products we ultimately produce.

Recently enacted and future legislation may increase the difficulty and cost for us to commercialize our product candidates and affect the prices we may obtain.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidate for which we obtain marketing approval.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly by establishing Medicare Part D and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs under Medicare Part B. In addition, this legislation provided authority for limiting the number of drugs that Medicare will cover in any therapeutic class under the new Medicare Part D program. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and reimbursement rate that we receive for any of our approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or, collectively, the Affordable Care Act, a law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers and impose additional health policy reforms. Among other things, the Affordable Care Act expanded manufacturers’ rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate for both branded and generic drugs, effective the first quarter of 2010, and revising the definition of “average manufacturer price,” or AMP, for reporting purposes, which could increase the amount of Medicaid drug rebates manufacturers are required to pay to states. The legislation also extended Medicaid drug rebates, previously due only on fee-for-service utilization, to Medicaid managed care utilization, and created an alternative rebate formula for certain new formulations of certain existing products that is intended to increase the amount of rebates due on those drugs. The Centers for Medicare and Medicaid Services, which administers the Medicaid Drug Rebate Program, also has proposed to expand Medicaid drug rebates to the utilization that occurs in the United States territories, such as Puerto Rico and the Virgin Islands. Also effective in 2010, the Affordable Care Act expanded the types of entities eligible to receive discounted 340B pricing, although, with the exception of children’s hospitals, these newly eligible entities will not be eligible to receive discounted 340B pricing on orphan drugs. In addition, because 340B pricing is determined based on AMP and Medicaid drug rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discounts to increase. Furthermore, as of 2011, the new law imposes a significant annual fee on companies that manufacture or import branded prescription drug products and requires manufacturers to provide a 50% discount off the negotiated price of prescriptions filled by beneficiaries in the Medicare Part D coverage gap, referred to as the “donut hole.” Substantial new provisions affecting compliance have also been enacted, which may affect our business practices with healthcare practitioners. Notably, a significant number of provisions are not yet, or have only recently become, effective. Although it is too early to determine the full effect of the Affordable Care Act, the new law appears likely to continue the downward pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs.

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In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. In August 2011, the President signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction of at least $1.2 trillion for fiscal years 2012 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year.

We expect that the Affordable Care Act, as well as other healthcare reform measures that have and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product, and could seriously harm our future revenues. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products.

The Affordable Care Act and other regulations regarding the United States healthcare system are subject to substantial reformation. For example, some members of the United States Congress have proposed delaying the implementation of the Affordable Care Act or the repeal of this legislation. The legislation has not been repealed. In addition, President Obama has, and may continue, to modify the Affordable Care Act through executive orders and we cannot provide any assurance of the effect of any such modifications. We are not able to provide any assurance that the continued healthcare reform debate will not result in legislation, regulation or executive action by the President of the United States that is adverse to our business.

We rely on third-parties to supply and manufacture our proposed products. If these third-parties do not perform as expected or if our agreements with them are terminated, our business, prospects, financial condition and results of operations would be materially adversely affected.

We outsource our manufacturing to third-parties such as BASF. Our reliance on contract manufacturers and suppliers exposes us to risks, including the following:

●	We rely on our suppliers and manufacturers to provide us with the needed products or components in a timely fashion and of an acceptable quality. An uncorrected defect or supplier’s variation in a component could harm our or our third-party manufacturers’ ability to manufacture, and our ability to sell, products and may subject us to product liability claims.

●	The facilities of our third-party manufacturers must satisfy production and quality standards set by applicable regulatory authorities. Regulatory authorities periodically inspect manufacturing facilities to determine compliance with these standards. If we or our third-party manufacturers fail to satisfy these requirements, the facilities could be shut down.

●	These manufacturing operations could also be disrupted or delayed by fire, earthquake or other natural disaster, a work stoppage or other labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there was any such disruption to any of these manufacturing facilities, our third-party manufacturers would potentially be unable to manufacture our products.

●	A third-party manufacturer or supplier could decide to terminate our manufacturing or supply arrangement, including due to a disagreement between us and such third-party manufacturer, if the third-party manufacturer determines not to further manufacture our products, or if we fail to comply with our obligations under such arrangements.

●	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

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We currently rely on a limited number of suppliers to provide key components for our products. If these or other suppliers become unable to provide components in the volumes needed or at an acceptable price or quality, we would have to identify and qualify acceptable replacements from alternative suppliers. We may experience stoppages in the future. We may not be able to find a sufficient alternative supplier in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

To the extent we are able to identify alternative suppliers, qualifying suppliers is a lengthy process. There are a limited number of manufacturers and suppliers that may satisfy applicable requirements. In addition, FDA regulations may require additional testing of any components from new suppliers prior to our use of these materials or components, which testing could delay or prevent the supply of components. Moreover, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products, which could take a significant period of time.

Each of these risks could delay the development or commercialization of our products or result in higher costs or deprive us of potential product revenues. Furthermore, delays or interruptions in the manufacturing process could limit or curtail our ability to meet demand for our products and/or make commercial sales, unless and until the manufacturing capability at the facilities are restored and re-qualified or alternative manufacturing facilities are developed or brought on-line and “scaled up.” Any such delay or interruption could have a material adverse effect on our business, prospects, financial condition and results of operations.

An unexpected interruption or shortage in the supply or significant increase in the cost of components could limit our ability to manufacture any products, which could reduce our sales and margins.

To the extent we engage in relationships with contract manufacturers in the future, an unexpected interruption of supply or a significant increase in the cost of components, whether to us or to our contract manufacturers for any reason, such as regulatory requirements, import restrictions, loss of certifications, disruption of distribution channels as a result of weather, terrorism or acts of war, or other events, could result in significant cost increases and/or shortages of our products. Our inability to obtain a sufficient amount of products or to pass through higher cost of products we offer could have a material adverse effect on our business, financial condition or results of operations.

We have limited experience in marketing our products and services.

We have undertaken limited marketing efforts for our proposed products and services. Our sales and marketing teams, and/or those of our strategic partners, will compete against the experienced and well-funded sales organizations of competitors. Our future revenues and ability to achieve profitability will depend largely on the effectiveness of our sales and marketing team, and we will face significant challenges and risks related to marketing our services, including, but not limited to, the following:

●	the ability of sales representatives to obtain access to or persuade adequate numbers of healthcare providers to purchase and use our products and services;

●	the ability to recruit, properly motivate, retain, and train adequate numbers of qualified sales and marketing personnel;

●	the costs associated with hiring, training, maintaining, and expanding an effective sales and marketing team; and

●	assuring compliance with government regulatory requirements affecting the healthcare industry in general and our products in particular.

Although we will be relying primarily on strategic partners to distribute our products, we may seek to establish a network of distributors in selected markets to market, sell and distribute our products. If we fail to select or use appropriate distributors, or if the sales and marketing strategies of such distributors prove ineffective in generating sales of our products, our future revenues would be adversely affected and we might never become profitable.

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We plan to rely on third-party distributors for sales, marketing and distribution activities.

We plan to rely on third-party distributors to sell, market, and distribute our products. Because we intend to rely on third-party distributors for sales, marketing and distribution activities, we will be subject to a number of risks associated with our dependence on these third-party distributors, including:

●	lack of day-to-day control over the activities of third-party distributors;

●	third-party distributors may not fulfill their obligations to us or otherwise meet our expectations;

●	third-party distributors may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us for reasons outside of our control; and

●	disagreements with our distributors could require or result in costly and time-consuming litigation or arbitration.

If we fail to establish and maintain satisfactory relationships with third-party distributors, we may be unable to sell, market and distribute our products, our future revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which would harm our results of operations and financial condition.

Commercialization of our proposed products and services will require us to build and maintain sophisticated sales and marketing teams.

We have limited prior experience with commercializing our products. To successfully commercialize our products and services, we will need to establish and maintain sophisticated sales and marketing teams. While we intend to use current Company employees to lead our marketing efforts, we may choose to expand our marketing and sales team. Experienced sales representatives may be difficult to locate and retain, and all new sales representatives will need to undergo extensive training. There is no assurance that we will be able to recruit and retain sufficiently skilled sales representatives, or that any new sales representatives will ultimately become productive. If we are unable to recruit and retain qualified and productive sales personnel, our ability to commercialize our products and to generate revenues will be impaired, and our business will be harmed.

We may not be able to establish or maintain the third-party relationships that are necessary to develop or potentially commercialize some or all of our product candidates.

We expect to depend on collaborators, partners, licensees, contract research organizations, contract manufacturing organizations, clinical research organizations and other third-parties to support our discovery efforts, to formulate product candidates, to manufacture our product candidates and to conduct clinical trials for some or all of our product candidates. We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, contractors, clinical investigators, vendors and other third-parties on favorable terms, if at all. Our ability to successfully negotiate such agreements will depend on, among other things, potential partners’ evaluation of the superiority of our technology over competing technologies, the quality of the preclinical and clinical data that we have generated and the perceived risks specific to developing our product candidates. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates. We cannot necessarily control the amount or timing of resources that our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion. We may not be able to readily terminate any such agreements with contract partners even if such contract partners do not fulfill their obligations to us.

We currently rely on our strategic partnership with BASF for a significant part of our future revenue. We are dependent upon BASF performing their obligations under our current arrangements with them. If BASF becomes unable to provide its services as provided in such arrangements, we would have to identify and qualify an acceptable replacement. We may experience stoppages in the future. We may not be able to find a sufficient alternative provider in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

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We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability.

We expend substantial funds to develop our proprietary technologies, and additional substantial funds will be required for further research and development, including preclinical testing and clinical trials of any product candidates, and to manufacture and market any products that are approved for commercial sale. Because the successful development of our products is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate enough revenue, even if we are able to commercialize any of our product candidates, to become profitable.

We may be subject to product liability claims. Our insurance may not be sufficient to cover these claims, or we may be required to recall our products.

Our business is to develop and commercialize, among other things, pharmaceutical and consumer health products that provide anti-inflammatory benefits. As a result, we will face an inherent risk of product liability claims. The pharmaceutical industry has been historically litigious. Since our products are to be used in the human body, manufacturing errors, design defects or packaging defects could result in injury or death to the patient. This could result in a recall of one or more of our products and substantial monetary damages. Any product liability claim brought against us, with or without merit, could result in a diversion of our resources, an increase in our product liability insurance premiums and/or an inability to secure coverage in the future. We may also have to pay any amount awarded by a court in excess of our policy limits. In addition, any recall of our products, whether initiated by us or by a regulatory agency, may result in adverse publicity for us that could have a material adverse effect on our business, prospects, financial condition and results of operations. Our product liability insurance policies will have various exclusions; therefore, we may be subject to a product liability claim or recall for which we have no insurance coverage. In such a case, we may have to pay the entire amount of the award or costs of the recall. Finally, product liability insurance may be expensive and may not be available in the future on acceptable terms, or at all.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition or results of operations.

We may be subject to product recalls, withdrawals or seizures if any of our products are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

If we are unable to obtain and maintain protection of our intellectual property, the value of our products may be adversely affected.

Our business is dependent in part upon our ability to use intellectual property rights to protect our products from competition. To protect our products, we rely on a combination of patent and other intellectual property laws, employment, confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements and protective contractual provisions with our partners, licensors and other third-parties. These methods, however, afford us only limited protection against competition from other products.

We attempt to protect our intellectual property position, in part, by filing patent applications related to our proprietary technology, inventions and improvements that are important to our business. However, our patent position is not likely by itself to prevent others from commercializing products that compete directly with our products. Moreover, we do not have patent protection for certain components of our products and our patent applications can be challenged. In addition, we may fail to receive any patent for which we have applied, and any patent owned by us or issued to us could be challenged, invalidated, or held to be unenforceable. We also note that any patent granted may not provide a competitive advantage to us. Our competitors may independently develop technologies that are substantially similar or superior to our technologies. Further, third-parties may design around our patented or proprietary products and technologies.

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We rely on certain trade secrets and we may not be able to adequately protect our trade secrets even with contracts with our personnel and third-parties. Also, any third-party could independently develop and have the right to use, our trade secret, know-how and other proprietary information. If we are unable to protect our intellectual property rights, our business, prospects, financial condition and results of operations could suffer materially.

Our ability to market our products may be impaired by the intellectual property rights of third-parties.

Our success depends in part on our products not infringing on the patents and proprietary rights of other parties. For instance, in the United States, patent applications filed in recent years are confidential for 18 months, while older applications are not published until the patent issues. As a result, there may be patents and patent applications of which we are unaware, and avoiding patent infringement may be difficult.

Our industry is characterized by a large number of patents, patent applications and frequent litigation based on allegations of patent infringement. Competitors may own patents or proprietary rights, or have filed patent applications, related to products that are similar to ours. We may not be aware of all of the patents and pending applications potentially adverse to our interests that may have been issued to others. Moreover, since there may be unpublished patent applications that could result in patents with claims relating to our products, we cannot be sure that our current products will not infringe any patents that might be issued or filed in the future. Based on the litigious nature of our industry and the fact that we may pose a competitive threat to some companies who own or control various patents, we believe it is possible that one or more third-parties may assert a patent infringement claim seeking damages or enjoining us from the manufacture or marketing of one or more of our products. Such a lawsuit may have already been filed against us without our knowledge, or may be filed in the near future. If any future claim of infringement against us was successful, we may be required to pay substantial damages, cease the infringing activity or obtain the requisite licenses or rights to use the technology, which may not be available to us on acceptable terms, if at all. Even if we were able to obtain rights to a third-party’s intellectual property rights, these rights may be non-exclusive, thereby giving our competitors potential access to the same rights and weakening our market position. Moreover, regardless of the outcome, patent litigation could significantly disrupt our business, divert our management’s attention and consume our financial resources. We cannot predict if or when any third-party patent holder will file suit for patent infringement.

We may be involved in lawsuits or proceedings to protect or enforce our intellectual property rights or to defend against infringement claims, which could be expensive and time consuming.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Interference proceedings conducted by a patent and trademark office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings could result in substantial costs and diversion of resources and management attention. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. In addition, we may be enjoined from marketing one or more of our products if a court finds that such products infringe the intellectual property rights of a third-party.

During litigation, we may not be able to prevent the confidentiality of certain of our proprietary rights because of the substantial amount of discovery required in connection with intellectual property litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors or customers perceive these results to be negative, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

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Our insurance liability coverage is limited and may not be adequate to cover potential losses.

In the ordinary course of business, we purchase insurance coverage (e.g., liability coverage) to protect us against claims made by third parties and employees for property damage or personal injuries. However, the protection provided by such insurance is limited in significant respects and, in some instances, we have no coverage and certain of our insurance policies have substantial “deductibles” or have limits on the maximum amounts that may be recovered. Insurers have also introduced new exclusions or limitations of coverage for claims related to certain perils including, but not limited to, mold and terrorism. If a series of losses occurred, such as from a series of lawsuits in the ordinary course of business each of which were subject to the deductible amount, or if the maximum limit of the available insurance was substantially exceeded, we could incur losses in amounts that would have a material adverse effect on our results of operations and financial condition. We do not presently have any product liability insurance that would provide coverage for any allegation of product defects or related claims. We will review our ability to obtain such insurance coverage later, but there cannot be any assurance that such insurance coverage will be available on acceptable terms.

Our operating results may fluctuate, which may result in volatility of our share price.

Our operating results, including components of operating results, can be expected to fluctuate from time to time in the future. Some of the factors that may cause these fluctuations include:

●	the impact of acquisitions;

●	market acceptance of our existing products, as well as products in development;

●	the timing of regulatory approvals;

●	our ability or the ability of third-party distributers to sell, market, and distribute our products;

●	our ability or the ability of our contract manufacturers to manufacture our products efficiently; and

●	the timing of our research and development expenditures.

If we are unable to manage our expected growth, our future revenue and operating results may be adversely affected.

Our anticipated growth is expected to place a significant strain on our management, operational and financial resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our anticipated growth. To manage our growth we will be required to improve existing, and implement new, operational and financial systems, procedures and controls and expand, train and manage our growing employee base. We expect that we may need to increase our management personnel to oversee our expanding operations. Recruiting and retaining qualified individuals can be difficult. If we are unable to manage our growth effectively, or are unsuccessful in recruiting qualified management personnel, our business, prospects, financial condition and results of operations could be harmed.

We are highly dependent on our senior management, and if we are not able to retain them or to recruit and retain additional qualified personnel, our business will suffer.

We are highly dependent upon our senior management, including David G. Watumull, our President and Chief Executive Officer, Gilbert M. Rishton, Ph.D., our Chief Science Officer, Timothy J. King, our Vice President, Research, John B. Russell, our Chief Financial Officer, David M. Watumull, our Vice President, Operations, and Nicholas Mitsakos, our Executive Chairman. The loss of services of David G. Watumull or any other member of our senior management could have a material adverse effect on our business, prospects, financial condition and results of operations. We carry a $1 million “key person” life insurance policy on David G. Watumull but do not carry similar insurance for any of our other senior executives.

We may choose to increase our management personnel. For example, we will need to obtain certain additional functional capability, including regulatory, sales, quality assurance and control, either by hiring additional personnel or by outsourcing these functions to qualified third-parties. We may not be able to engage these third-parties on terms favorable to us. Also, we may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel among companies that operate in our markets. The trend in the pharmaceutical industry of requiring sales and other personnel to enter into non-competition agreements prior to starting employment exacerbates this problem, since personnel who have made such a commitment to their current employers are more difficult to recruit. If we fail to identify, attract, retain and motivate these highly skilled personnel, or if we lose current employees, our business, prospects, financial conditions and results of operations could be adversely affected.

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A single stockholder has substantial control over us.

As of August 31, 2015, Holdings owns approximately 48.5% of our issued and outstanding shares of Common Stock or approximately 21.6% of our issued and outstanding shares of Common Stock determined on a fully diluted basis. The Board of Directors of Holdings is comprised of David G. Watumull and Nicholas Mitsakos, each of whom is also a director of Cardax. Holdings has the voting ability to influence the membership of our Board of Directors and the outcome of other decisions requiring stockholder approval, including blocking any action that our other directors determine are in our best interests. This level of ownership may delay, deter or prevent the change of control of us, even if such change of control would be beneficial to the other holders of our securities. In addition, pursuant to the terms of that certain Agreement and Plan of Merger dated as of November 27, 2013 by and among Holdings, Pharma, Cardax Acquisition, Inc., a Delaware corporation and our wholly owned transitory subsidiary (“Cardax Sub”), and us, as amended (the “Pharma Merger Agreement”), we agreed not to sell, lease or exchange all or substantially all of the Pharma stock or Pharma property and assets, including Pharma’s goodwill and its corporate franchises for a period that is the earlier of two years or until Holdings owns less than 10% of our Common Stock, determined on a fully diluted basis, which will occur on the effective date of the Pharma Merger. As a result of the Pharmaceuticals Merger, Holdings will not have any shares of our stock and we will not be controlled by any single stockholder.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Additionally, if adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations. Any additional capital, investment or financing of our business may result in dilution of our stockholders or be on terms and conditions that impair our ability to profitably conduct our business.

You may have limited access to information regarding our Company because we are a limited reporting company exempt from many regulatory requirements.

As a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our Common Stock is not subject to the protection of the going private regulations; the Company is subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent stockholders are not required to file beneficial ownership reports about their holdings in our Company; such persons are not subject to the short-swing profit recovery provisions of the Exchange Act; and stockholders of more than five percent (5%) are not required to report information about their ownership positions in the securities. As a result, investors will have reduced visibility as to the Company and its financial condition.

Risks Related to Ownership of Our Common Stock

Our Common Stock has a limited trading market, which could affect your ability to sell shares of our Common Stock and the price you may receive for our Common Stock.

Our Common Stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTCQB maintained by OTC Markets, Inc. under the symbol “CDXI”. There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our Common Stock will provide an active and liquid trading market, which could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our Common Stock, which would likely have a depressing effect on the price of our Common Stock and add increased volatility to our trading market. The volatility of the market for our Common Stock could have a material adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our Common Stock.

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We may voluntarily file for deregistration of our Common Stock with the Commission.

Compliance with the periodic reporting requirements required by the Securities and Exchange Commission (the “Commission” or “SEC”) consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us. Our senior management team has relatively limited experience managing a company subject to the reporting requirements of the Exchange Act, and the regulations promulgated thereunder. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business. In addition, if we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be in non-compliance with applicable SEC rules or the securities laws, and be delisted from the OTCQB or other market we may be listed on, which would result in a decrease in or absence of liquidity in our Common Stock, and potentially subject us and our officers and directors to civil, criminal and/or administrative proceedings and cause us to voluntarily file for deregistration of our Common Stock with the Commission.

Future sales of our Common Stock in the public market could lower the price of our Common Stock and impair our ability to raise funds in future securities offerings.

We intend to raise additional capital through the sale of our securities. Future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our Common Stock and could make it more difficult for us to raise funds in the future through the sale of our securities.

We may issue shares of preferred stock that subordinate your rights and dilute your equity interests.

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock may grant the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over our Common Stock.

The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our Common Stock, and in such event, would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of us by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of us. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

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The market price of our Common Stock may be volatile and may be affected by market conditions beyond our control.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our shares of Common Stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain its current market price, or as to what effect the sale of shares or the availability of our Common Stock for sale at any time will have on the prevailing market price.

The market price of our Common Stock is subject to significant fluctuations in response to, among other factors:

●	changes in our financial performance or a change in financial estimates or recommendations by securities analysts;

●	announcements of innovations or new products or services by us or our competitors;

●	the emergence of new competitors or success of our existing competitors;

●	operating and market price performance of other companies that investors deem comparable;

●	changes in our Board of Directors or management;

●	sales or purchases of our Common Stock by insiders;

●	commencement of, or involvement in, litigation;

●	changes in governmental regulations; and

●	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stock in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our Common Stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our Common Stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and distract our Board of Directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our Common Stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Common Stock. Accordingly, investors must be prepared to rely on sales of their Common Stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Common Stock. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

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We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Material Contracts with Cardax Pharmaceuticals, Inc.

The following describes the material provisions of material contracts, arrangements, understandings, agreements, negotiations or transactions between the Company and Holdings from the beginning of our fiscal year ended December 31, 2013 through the present. The descriptions of material agreements between us and Holdings in this section and elsewhere in this prospectus do not purport to be complete are qualified in their entirety by reference to such agreement.

Pharmaceuticals Merger of the Company and Holdings

For a description of the Pharmaceuticals Merger Agreement, please see the section entitled “The Pharmaceuticals Merger,” beginning on page 1 of this prospectus, which is incorporated herein by reference.

The Pharma Merger

On November 27, 2013, we entered into an Agreement and Plan of Merger with Cardax Acquisition, Inc., a Delaware corporation and our wholly owned subsidiary (“Cardax Sub”), Holdings, and Pharma (as amended, the “Pharma Merger Agreement”). Pursuant to the Pharma Merger Agreement, Cardax Sub was merged with and into Pharma, with Pharma surviving the Pharma Merger. Upon the closing of the Pharma Merger, Pharma became our wholly owned subsidiary and we acquired the life sciences business of Pharma.

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There was no cash consideration exchanged in the Pharma Merger. Under the terms of the Pharma Merger Agreement, prior to or at the closing of the Pharma Merger we, among other matters:

●	distributed 3,229,093 shares of our Common Stock to Holdings;

●	amended and restated our Governing Documents;

●	changed our name to “Cardax, Inc.”; and

●	appointed the Holdings Directors to our Board of Directors;

Additionally, in connection with the Pharma Merger, we granted options to purchase an aggregate of 6,889,555 shares of our Common Stock at an exercise price of $0.155 per share, in substitution of outstanding options granted by Holdings under its 2006 Stock Incentive Plan.

Stock Purchase Agreement

On January 10, 2014, we entered into a Stock Purchase Agreement with Pharma and Holdings (the “Stock Purchase Agreement”). Under the terms of the Stock Purchase Agreement, we acquired 66.67 shares of common stock of Pharma, which represented 40% of the issued and outstanding shares of common stock of Pharma after giving effect to the issuance of such shares, in exchange for an aggregate of 30,000,000 shares of our Common Stock that we issued to Pharma. Pharma then transferred the shares of our Common Stock to Holdings as a dividend. As a result of the Stock Purchase Agreement, before the closing of the Pharma Merger, Holdings owned 60% of Pharma and approximately 39% of our then issued and outstanding shares of Common Stock.

Bill of Sale, Assignment and Assumption

On May 31, 2013, Pharma entered into a Bill of Sale, Assignment and Assumption Agreement (the “Assignment Agreement”) with Holdings. Pursuant to the terms of the Assignment Agreement, Holdings assigned, and Pharma assumed, all of Holdings’ right, title and interest in and to all of its assets, properties and rights, except for shares of Pharma owned by Holdings, cash held by Holdings, and certain other assets.

Our Business

Overview

We are a life sciences company that develops consumer health and pharmaceutical technologies and we are a smaller reporting company as defined by applicable federal securities regulations.

The following events summarize the material transactions of our history and acquisition of our life science business:

May 5, 2006:	Holdings acquired the intellectual property and other assets regarding certain astaxanthin technologies from Hawaii Biotech, Inc., a Delaware corporation (“HBI”), in exchange for shares of common stock of Holdings, shares of preferred stock of Holdings, options to purchase shares of common stock of Holdings and the assumption by Holdings of certain liabilities of HBI. At this date, Holdings became a separate company with the initial life-science astaxanthin technologies.

May 5, 2006 to May 31, 2013:	Holdings continued the research and development of astaxanthin technologies and related compounds and raised capital primarily through the issuance of debt securities.

January 30, 2012:	We were incorporated in Delaware under the name “Koffee Korner Inc.” At this time, we acquired all the capital stock of Koffee Korner’s Inc, a Texas corporation (“Koffee Sub”), which operated as a single location retailer of specialty coffee in Houston, Texas.

May 16, 2013:	Pharma was formed as a wholly owned subsidiary of Holdings.

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May 31, 2013:	Holdings contributed its assets to Pharma in exchange for all of the capital stock of Pharma and the assumption by Pharma of all of the liabilities of Holdings.

May 31, 2013 to February 7, 2014:	Pharma continued the business of Holdings including the research and development of consumer health and pharmaceutical technologies and the commercialization of our technologies for products, and raised capital through the offering of senior secured convertible promissory notes.

November 25, 2013:	We formed Cardax Sub as our wholly owned subsidiary as part of a corporate structure to enable the merger of Cardax Sub with and into Pharma, which would result in our acquisition of the consumer health and pharmaceutical business of Pharma

January 10, 2014:	We made our first investment in Pharma by purchasing 40% of the Pharma common stock (determined after our purchase of such shares) in exchange for shares of our Common Stock. At this point, our assets were: Koffee Sub, Cardax Sub, and our investment in Pharma.

February 7, 2014:	We consummated the Pharma Merger, and Pharma became our wholly owned subsidiary. We divested Koffee Sub and exclusively continued the consumer health and pharmaceutical business of Pharma. On this date, we amended and restated our certificate of incorporation and bylaws and changed our name to “Cardax, Inc.”

Promptly after the date that the conditions to closing specified in the Pharmaceuticals Merger Agreement are satisfied or waived by the applicable party, including the approval of the stockholders of Holdings, we anticipate consummating the merger of Holdings with and into us. The Pharmaceuticals Merger is described in more detail in the section entitled “The Pharmaceuticals Merger” located elsewhere in this prospectus. Under the terms of the Pharmaceuticals Merger, the restricted shares of our Common Stock owned by Holdings will be exchanged for shares of our Common Stock that are registered under the Securities Act.

Our executive offices are located at 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822; our telephone number is (808) 457-1400. Our website is located at http://www.cardaxpharma.com. The information on our website is not part of this prospectus.

Our Business

We are a development stage life sciences company devoting substantially all of our efforts to developing consumer health and pharmaceutical technologies for products that provide many of the anti-inflammatory benefits of steroids or non-steroidal anti-inflammatory drugs (“NSAIDs”), but in certain cases, with the safety status of Generally Recognized as Safe (“GRAS”) designation conferred by the United States Food and Drug Administration (“FDA”) at certain doses. We will use our proprietary technologies to develop and commercialize products and related derivatives that have the same or substantially similar properties as occurring in nature or “nature-identical,” by total synthesis to provide scalable, pure, and economical therapies for diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, dyslipidemia, metabolic disease, diabetes, cardiovascular disease, hepatitis, cognitive decline, macular degeneration, and prostate disease.

Many anti-inflammatory drugs have significant safety risks and side effects that limit their utility, especially in treating a chronic disease. We believe that our ability to develop and commercialize proprietary, nature-identical products and related derivatives provide us with a competitive advantage through a novel treatment approach that combines robust efficacy with safety, oral bioavailability, and tissue selectivity. To date, we have not produced and commercialized any products or generated any revenues from our life sciences business.

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Strategic Alliances

We intend to expand our capabilities for the development, manufacturing, formulation, marketing and distribution or other exploitation of products based on our proprietary technologies by entering into one or more strategic alliances with companies that have established capabilities.

In November 2006, we entered into a Joint Development and Supply Agreement (the “BASF Agreement”) with BASF, relating to the research, development, manufacture, commercialization and related matters, and the related intellectual property rights with respect to consumer health or “nutraceutical” and pharmaceutical products containing or utilizing synthetically manufactured astaxanthin in the geometric (trans) and optical (S,S’) isomeric form most prevalent in nature (“ASTX-1”), which is the same geometric and optical isomeric form of astaxanthin found in GRAS-designated microalgal astaxanthin products. Under the BASF Agreement, we have granted BASF an exclusive worldwide license to our rights related to the development and commercialization and related obligations of consumer health products containing or utilizing ASTX-1 (“BASF Astaxanthin Products”). This license will provide us with potential benefits including specified royalties for future net sales of BASF Astaxanthin Products, from and after the development and manufacture and applicable regulatory approval of any such BASF Astaxanthin Products. The BASF Agreement does not prohibit Cardax from purchasing BASF Astaxanthin products for consumer health applications (“Cardax Consumer Health Astaxanthin”) and provides that BASF will manufacture and supply Cardax with preclinical, clinical, and commercial scale amounts of ASTX-1 for pharmaceutical applications (“Cardax Pharmaceutical Astaxanthin”) on a mutually exclusive basis (together “Cardax Astaxanthin”). The BASF Agreement is subject to certain termination rights of the parties. If any termination is a result of the non-renewal of the then current term of the agreement or because BASF no longer manufactures astaxanthin, then the terminating party shall, upon the request of the non-terminating party, grant the non-terminating party a reasonable royalty-bearing, irrevocable, worldwide non-exclusive license of certain intellectual property rights of the terminating party that will enable the non-terminating party to continue the manufacture and distribution of BASF Astaxanthin Products. Either party may also terminate the BASF Agreement if there is a change of a controlling interest in the other party; however, the provision shall not apply if a party that is not a manufacturer of synthetic carotenoids acquires the Company.

In August 2014, we entered into a Collaboration Agreement (the “Capsugel Agreement”) with Capsugel US, LLC relating to the commercial development of astaxanthin products for the consumer health market. Under the terms of the Capsugel Agreement, we agree to jointly develop consumer health products (“Capsugel Astaxanthin Products”) containing ASTX-1 using Capsugel’s proprietary technology. Capsugel’s proprietary technology is expected to increase the oral bioavailability of astaxanthin. The Capsugel Agreement provides for the joint administration of activities under a product development plan that will include identifying at least one mutually acceptable third party marketer (a “Marketer”) who will enter into an agreement with Capsugel to further develop, market and distribute Capsugel Astaxanthin Products. The terms of any such agreement with a Marketer are subject to our reasonable consent. The Capsugel Agreement provides that Capsugel shall share revenues with us based on net sales of Capsugel Astaxanthin Products, subject to an administrative fee payable to Capsugel. Capsugel has agreed to certain exclusivity obligations with respect to the development and manufacture of Capsugel Astaxanthin Products. Among other matters, Capsugel will perform the development work necessary to formulate, analytically develop and take all other developmental actions necessary or required to develop the Capsugel Astaxanthin Products, and manufacture pre-clinical and clinical batches for use by us and Capsugel. Under the Capsugel Agreement, we will be responsible for, among other matters, the U.S. regulatory process and the regulatory process in non-U.S. jurisdictions to the extent mutually agreed. The term of the Capsugel Agreement is for an initial stated period, subject to specified renewal provisions and to earlier termination, if mutually agreed commercial milestones are not achieved.

Our Strategy

We believe we are well positioned for significant and sustained growth by focusing on additional research and development to commercialize consumer health and pharmaceutical technologies or products utilizing synthetically manufactured astaxanthin and related xanthophyll carotenoids, which deliver nature-identical compounds to the body and reduce inflammation in a multifaceted, quantifiable, and inherently safer manner than steroids or NSAIDS.

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Our initial primary focus is astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity with exceptional safety. Astaxanthin is a member of the carotenoid family, which is comprised of organic pigments that are produced in various plants and photosynthetic organisms and consumed by various higher-level organisms; astaxanthin is known for giving salmon and lobster their distinctive red coloration. More specifically, astaxanthin is classified as a xanthophyll, which is an oxygen containing carotenoid (such as lutein, zeaxanthin, and lycophyll), as compared to a carotene, which is non-oxygen containing carotenoid (such as beta-carotene). Research demonstrates that xanthophylls behave differently than carotenes with respect to biological mechanism of action (for example, by spanning and stabilizing biological membranes rather than disrupting membranes), which we believe translates into clinical benefit. Peer-reviewed studies have shown that astaxanthin reduces inflammation, at its source, without the harmful side effects that are common with other anti-inflammatory pharmaceutical products, for example steroids and NSAIDS, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding.

Astaxanthin has an exceptional safety profile. For example, the FDA found no basis for questioning the safety determination made by Fuji Chemical Industry Co., Ltd. (“Fuji”) in GRAS Notice No. GRN 000294 that Haematococcus pluvialis extract containing astaxanthin esters (the primary ingredient in its microalgal astaxanthin consumer health product) is GRAS as a food additive under the intended conditions of use. Other microalgal astaxanthin consumer health manufacturers, including Cyanotech Corporation and Algatechnologies, Ltd., have relied on Fuji’s GRAS designation and self-affirmed their microalgal astaxanthin products as GRAS. The FDA also found no basis for questioning the safety of microalgal astaxanthin products, for use as dietary ingredients in dietary supplements, in several New Dietary Ingredient (NDI) notifications, including RPT 50, RPT 65, RPT 119, RPT 236, RPT 274, and RPT 278. In addition, the FDA amended the color additive regulations under 21 CFR 73 to provide for the safe use of a racemic mixture of synthetic astaxanthin as a color additive to fish feed in 1995 (Federal Register Document No. 95-9178, Docket No. 87C–0316) in response to Color Additive Petition CAP 7C0211 filed by Hoffman-La Roche in 1987, which contained robust non-clinical safety studies. We believe these FDA positions are indicative of the safety profile of ASTX-1, which is synthesized in the same isomeric form as naturally-occurring, microalgal astaxanthin (used in human dietary supplements) and comprises 25% of the racemic mixture of synthetic astaxanthin (approved as a fish feed additive). While our product candidates have not yet been tested in clinical trials and the FDA has not concluded that synthetic astaxanthin, including ASTX-1 or any of our related product candidates, are safe for direct human consumption, we plan to conduct robust non-clinical and clinical studies to lend additional support to the exceptional safety profile of ASTX-1. Unless and until such non-clinical studies, clinical studies, other scientific evidence, GRAS designation, and/or other regulatory filings further support this safety profile, our claim that ASTX-1 is exceptionally safe relies upon:

●	widely available astaxanthin research, peer-reviewed studies, and regulatory filings spanning several decades, including (a) FDA GRAS and NDI regulatory filings related to microalgal astaxanthin and other naturally-occurring sources of astaxanthin, and (b) FDA color additive petition related to a racemic mixture of synthetic astaxanthin;

●	human exposure to (a) naturally-occurring astaxanthin in the diet from sources such as wild salmon, trout, and shell-fish, for millennia, (b) a racemic mixture of synthetic astaxanthin, which includes ASTX-1, from sources such as industrially raised salmon, since 1995, and (c) dietary supplements containing naturally-occurring astaxanthin since 1999; and

●	our published and unpublished preliminary non-clinical studies utilizing ASTX-1 product candidates.

In humans, astaxanthin has been found in publicly available research studies to lower important inflammatory and metabolic disease measures such as tumor necrosis factor alpha (“TNF-α”), high-sensitivity complement reactive protein (“hsCRP”), low-density lipoprotein cholesterol (“LDL-C”), apolipoprotein B (“ApoB”), and triglycerides while raising adiponectin and high-density lipoprotein cholesterol (“HDL-C”). Astaxanthin has also positively affected markers of oxidative stress in humans including isoprostanes, malondialdehyde (“MDA”), total anti-oxidant capacity (“TAC”), and superoxide dismutase (“SOD”). Astaxanthin and related esters have demonstrated efficacy in models of inflammatory-mediated disease including reduction of TNF- levels equivalent to a steroid, reduction of liver enzymes and liver histological damage, reduction of cholesterol levels, reduction of elevated triglycerides, decrease of atheroma formation, reduction of oxidized-LDL levels, reduction in blood clot formation with no increase in bleeding, and decrease in myocardial tissue damage following experimentally-induced myocardial infarction.

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We believe that the current manufacturing capability of astaxanthin producers utilizing microalgal or other natural manufacturing processes may not satisfy the growing demand for astaxanthin and there will be a need for the synthetic production of nature-identical astaxanthin with pharmaceutical-grade purity at economical costs.

We plan to promote scientific understanding of astaxanthin through several strategies, including:

●	sponsoring relevant scientific and medical conferences and presenting or facilitating the presentation of appropriate scientific data to the thousands of physicians and key opinion leaders and the patient groups who typically attend these conferences;

●	advancing direct-to-consumer internet and social media marketing;

●	continuing to support scientific research and publication of peer-reviewed papers; we have collaborated on more than 50 such papers, including 10 papers published in The American Journal of Cardiology, that have noted the benefits and safety of astaxanthin in the treatment of diseases that have inflammation as a common cause;

●	convening scientific advisory board meetings to review existing and planned scientific research, with scientific advisory board members including, but not limited to, persons previously engaged by our predecessors, in the areas of osteoarthritis, cardiovascular disease, and liver disease; and

●	conducting human clinical trials.

While the FDA does not require human clinical trials for consumer health products, and under applicable regulations we are not permitted to make claims for treatment of diseases for any consumer health products, we believe that positive results from a Phase I human clinical trial and a suite of approximately three to five Phase II human clinical trials in select disease areas of major unmet medical need would significantly raise scientific and consumer awareness that would promote consumer health sales and advance our pharmaceutical development program.

Our Planned Consumer Health Product Launch

In July 2015, we announced that our Cardax Astaxanthin product candidates demonstrated superior oral bioavailability versus microalgal astaxanthin in a monkey study. The single-dose pharmacokinetic study in non-human primates (monkeys) compared the bioavailability (plasma exposure) of our Cardax Astaxanthin product candidates, ASTX-1F and CDX-085, to microalgal astaxanthin, the predominate astaxanthin consumer health product form on the market. The study was conducted by top-tier contract research organizations.

ASTX-1F is a proprietary formulation of nature-identical astaxanthin and demonstrated more than three (3) times higher oral bioavailability than microalgal astaxanthin in the study. ASTX-1F has approximately the same astaxanthin content per unit weight of the dietary ingredient as microalgal astaxanthin. The combination of ASTX-1F’s higher bioavailability and similar astaxanthin content translates into more than three (3) times the relative strength per unit weight of the dietary ingredient compared to microalgal astaxanthin and should reduce the size/number of capsules or tablets required to achieve equivalent circulating levels of astaxanthin.

CDX-085 is our patented pure ester of nature-identical astaxanthin and demonstrated more than two and one-half (2-1/2) times higher oral bioavailability than microalgal astaxanthin in the study. CDX-085 has approximately seven (7) times higher astaxanthin content per unit weight of the dietary ingredient than microalgal astaxanthin. The combination of CDX-085’s higher bioavailability and higher astaxanthin content translates into more than seventeen (17) times the relative strength per unit weight of the dietary ingredient compared to microalgal astaxanthin and should reduce the size/number of capsules or tablets required to achieve equivalent circulating levels of astaxanthin.

Based on these results, we intend to launch ASTX-1F as a first generation consumer health product in 2016, followed by CDX-085 as a second-generation consumer health product.

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Our Planned Pharmaceutical Program

We believe that a pharmaceutical program will increase our revenue opportunities. A pharmaceutical product would enable the delivery of astaxanthin with an FDA approved over-the-counter (“OTC”) label for disease treatment at consumer-appropriate doses and/or an FDA approved prescription drug (“Rx”) label for disease treatment at physician-recommended doses, and should support increased market penetration. We have patents covering pharmaceutical compositions of astaxanthin esters, allowing us to transition an astaxanthin consumer health product into a pharmaceutical product following requisite clinical trials and FDA approval.

We plan to raise additional capital or enter into a strategic collaboration to pursue clinical development of Cardax Astaxanthin. We may choose to undertake the following actions upon certain events including if Cardax Astaxanthin obtains all applicable regulatory approvals or designations necessary for marketing as a consumer health product:

●	file an Investigational New Drug application (“IND”) with the FDA;

●	conduct a Phase I human clinical trial to expand clinical dosing of Cardax Astaxanthin beyond that of the approved consumer health dose of Cardax Astaxanthin; and

●	conduct three to five Phase II human clinical trials, with a range of doses in areas of major consumer health and/or unmet medical need.

This strategy would offer more than one potential avenue of development and mitigate the risks, including “binary events,” associated with single indication development. We may appropriately augment our management team to pursue this strategy.

If any of the lower doses of Cardax Astaxanthin tested in our planned Phase II human clinical trials demonstrate robust safety and efficacy in an area of major consumer health need and are less than or equal to the approved consumer health dose of Cardax Astaxanthin, we may decide to conduct pivotal Phase III trials and file a 505(b)(1) or 505(b)(2) New Drug Application (“NDA”) to obtain an OTC label for “low-dose” Cardax Astaxanthin (“OTC-ASTX”). Post-approval clinical studies could also be conducted to expand the label and/or dose. OTC-ASTX may be initially targeted for light-to-moderate osteoarthritis or the onset of other inflammatory disorders. Marketing and distribution of OTC-ASTX could be conducted through global consumer health companies or global pharmaceutical companies under license from Cardax, or through any other strategic relationship that we find acceptable.

If any of the higher doses of Cardax Astaxanthin tested in any such Phase II human clinical trials demonstrate robust safety and efficacy in an area of major unmet medical need, then we may decide to conduct pivotal Phase III trials and file a 505(b)(1) NDA to obtain an Rx label for “high-dose” Cardax Astaxanthin (“Rx-ASTX”). Rx-ASTX may be initially targeted for moderate-to-severe osteoarthritis, rheumatoid arthritis, cognitive decline, metabolic disease, dyslipidemia, or diabetes. Post-approval clinical studies could also be conducted to expand the initial label. Other potential indications driven by oxidative stress and inflammation include, but are not limited to, hepatitis, atherosclerosis, and recurrent thrombosis. Marketing and distribution of Rx-ASTX could be conducted through global pharmaceutical companies under license from Cardax.

Astaxanthin Disease Applications, Mechanism of Action, and Safety

Chronic inflammation and oxidative stress drive “inflammation syndrome” and “metabolic syndrome,” which are manifested in the form of multifactorial symptomatic disease, and redound to the treatment of many apparently distinct yet interconnected disorders at their inflammatory source with a safe and effective product such as astaxanthin.

Microalgal astaxanthin consumer health products are comprised of a mixture of naturally occurring astaxanthin esters that cleave in the gut and deliver non-esterified astaxanthin to the body. BASF Astaxanthin Products may also utilize nature-identical astaxanthin and deliver non-esterified astaxanthin to the body. ASTX-1F is a proprietary formulation of nature-identical astaxanthin and delivers non-esterified astaxanthin to the body. CDX-085 is comprised of a novel astaxanthin ester that cleaves in the gut and delivers non-esterified, nature-identical astaxanthin to the body. Non-esterified astaxanthin, as can be delivered by either Cardax Astaxanthin (including ASTX-1F and CDX-085), BASF Astaxanthin Products, or microalgal astaxanthin products, can be measured in blood and tissues and is generally recognized to be responsible for the anti-inflammatory and anti-oxidant effects and exceptional safety found in animals and humans following administration of astaxanthin products. For the purpose of discussing astaxanthin disease applications, mechanism of action, safety, and supporting scientific studies, whether examining non-esterified astaxanthin, naturally occurring astaxanthin esters, or novel astaxanthin esters, we refer to these products as “astaxanthin.”

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Astaxanthin for Arthritis

We believe that there is a large potential market for osteoarthritis treatment. We estimate that there are more than 150 million people in developed nations that suffer from osteoarthritis who have the financial ability to pay for treatment through astaxanthin products. Assuming $1 per day for treatment, the potential market could exceed $50 billion annually. Recent expenditures for treatment of arthritis are also substantial. The Centers for Disease Control and Prevention of the U.S. Department of Health and Human Services (the “CDC”) report that the amount of direct medical expenditures in the United States for arthritis and other rheumatic conditions for 2003 was $80.8 billion. Drugs.com noted that aggregate U.S. sales of the top three injected TNF-α inhibitors totaled more than $12 billion in 2012. New oral anti-inflammatory drugs may also be approved, further increasing the amount expended for drug treatment. We expect that these drugs will be based on steroid, NSAID, or enzyme/receptor technologies that could pose significant side effects when administered chronically. In contrast, astaxanthin, at very low doses, reduces TNF-α in humans. In non-human tests, astaxanthin reduces TNF-α equivalent to a corticosteroid—considered to be the most potent of the anti-inflammatory compounds—as well as other important mediators of inflammation including hsCRP, prostaglandin E2 (“PGE-2”), interleukin 6 (“IL-6”), nuclear factor kappa B (“NF-κB”), and nitric oxide (“NO”). We believe that no evidence of the immunosuppressive effects of steroids or TNF-α inhibitors has been seen in multiple animal or human studies using astaxanthin. In fact, in animals, astaxanthin administration is statistically significantly associated with fewer infections.

Astaxanthin for Cognitive Decline

According to the CDC, the number of U.S. adults aged 65 or older will more than double by 2030. As the percentage of elderly in the population continues to increase, the prevalence of diseases resulting in cognitive decline may be also expected to increase. While the underlying cause of cognitive decline still remains to be fully elucidated, many studies support the important pathophysiological role of oxidative stress and inflammation, particularly in both Alzheimer’s disease and Parkinson’s disease. Further, epidemiological studies support a relationship between brain carotenoids (i.e., a class of related natural compounds including astaxanthin) and cognitive performance. Measurable amounts of carotenoids have also been found in the human brain and are reported to be significantly lower in the brain of Alzheimer’s disease patients. Most importantly, a recently conducted, randomized, double-blind, placebo-controlled human clinical trial supported the potential for astaxanthin to improve cognitive function in an elderly population afflicted with age-related forgetfulness. The trial was conducted with astaxanthin doses comparable to current consumer health product doses. The development of an astaxanthin based anti-inflammatory approach to aid in cognitive decline represents potential treatment for an expanding population with few options to help slow progression or delay onset of these diseases.

Astaxanthin for Metabolic Syndrome

Metabolic syndrome is a combination of medical disorders that together increase the risk of developing cardiovascular disease, diabetes, and liver disease. Several pathophysiological features define metabolic syndrome including central obesity, increased triglyceride levels, decreased HDL-C levels, elevated blood pressure, and increased fasting glucose levels. In humans, astaxanthin has been shown to significantly lower triglycerides and increase HDL-C levels. Similarly, in animal models of disease, astaxanthin administration significantly decreased blood pressure, increased HDL-C levels, lowered triglycerides, and decreased fasting glucose levels. In addition, decreased levels of the metabolic regulator adiponectin are associated with dysfunction of critical signaling pathways that control glucose production and uptake, triglyceride production and distribution, and mitochondrial biogenesis and function. Astaxanthin has been shown in human and animal studies to significantly increase levels of adiponectin with the inference that restoration of adiponectin function is key to remediation of metabolic syndrome physiology. These studies underscore the potential for astaxanthin treatment to ameliorate the majority of physiological measures defining metabolic syndrome and thereby decrease the risk of ensuing cardiovascular disease, diabetes, and liver disease.

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Astaxanthin for Triglyceride Reduction

Certain therapies for the reduction of triglycerides have issues of safety or convenience. Astaxanthin, however, has been shown to reduce elevated triglycerides in a multi-faceted, quantifiable, and safer manner. Fibric acid derivatives exhibit risks of adverse effects when used in combination with statins. Newer drugs such as purified derivatives of the omega-3 fatty acids must be taken at very high doses and some increase LDL-C concomitant with induced liver stress. In contrast, astaxanthin not only shows significant triglyceride and LDL-C lowering capability, at much lower, more manageable doses, but it also lowers key markers of inflammation such as TNF-α and raises HDL-C and adiponectin in humans.

Astaxanthin for Type 2 Diabetes

Type 2 diabetes mellitus (“T2DM”) is a metabolic disorder characterized by chronic high blood glucose in the context of insulin resistance and relative insulin deficiency. The rate of T2DM has increased materially over the last several decades in parallel with obesity. Chronic inflammation and oxidative stress, which influence intracellular signaling pathways critical to normal metabolic function, have been shown to play an important role in the pathology of T2DM. Drugs including the highly prescribed Metformin are presumed to act via pathways that regulate glucose production, insulin signaling, and mitochondrial functionality, including AMPK (adiponectin pathway) and PI-3/AKT (insulin receptor pathway). Astaxanthin has also been shown to upregulate adiponectin levels in humans and animal models of metabolic dysfunction and thereby restore AMPK pathway functionality. Additionally, astaxanthin has increased insulin levels, decreased glucose levels, and elevated measures of insulin sensitivity in several animal models of disease. Importantly, signaling pathways that regulate glucose and insulin signaling (PI-3/AKT) are often dysregulated and inhibited by oxidative stress and inflammation. Astaxanthin has been shown to upregulate and normalize these insulin and glucose pathways in animal models resulting in restoration of metabolic homeostasis. The evidence to date supports the potential for astaxanthin to ameliorate causes and symptoms of T2DM in humans.

Astaxanthin for Hepatic Disease

While hepatitis C virus and hepatitis B virus related liver disease continues to be of significant health concern, several metabolism-linked liver diseases currently have significant prevalence including fatty liver disease (“FLD”), non-alcoholic steatohepatitis (“NASH”), and alcoholic steatohepatitis (“ASH”). NASH is the inflammatory progression of FLD and threatens to be the leading indication for liver transplantation in the United States. Chronic oxidative stress and inflammation play an important physiological role in the initiation and progression of NASH and ASH, a position supported by the fact that the anti-oxidant vitamin E has recently been shown to decrease liver enzyme levels and, importantly, diminish biopsy-determined liver pathology in the PIVENS trial, underscoring the importance of oxidative stress in NASH pathophysiology. Astaxanthin, which is normally processed and stored in the liver, has been shown in an animal model of liver disease to decrease elevated liver enzymes and diminish histological pathology. Current clinical treatments for NASH include the thiazolidinediones (pioglitazone and rosiglitazone) that appear to act via stimulation of peroxisome proliferator-activated receptor gamma (“PPAR-γ”) driven pathways to influence lipid and glucose metabolism. In cell studies, both vitamin E and astaxanthin also exhibit PPAR-γ activating capacities. The importance of chronic inflammation and oxidative stress on NASH and ASH pathological progression underscores the potential influence of astaxanthin to ameliorate liver disease in humans.

Astaxanthin for Atherosclerosis

Atherosclerosis is a syndrome affecting arterial blood vessels resulting from chronic inflammation and the accumulation of macrophages and LDL without adequate removal of fats and cholesterol by HDL. In addition to chronic inflammation, chronic oxidative and nitrosative stress also play a significant role in the disease via oxidation and dysregulation of LDL and HDL particles. Astaxanthin has been shown to significantly decrease LDL-C and ApoB levels, increase HDL-C, and decrease TNF-α in humans. Likewise, astaxanthin has been shown to significantly decrease total cholesterol and LDL-C levels and increased HDL-C levels in several animal models of disease. Astaxanthin has been shown to decrease atheroma formation in a diet-driven atherogenesis animal model as well as decrease several measures of LDL oxidation. The effect of astaxanthin on HDL and LDL functionality is understandable because astaxanthin is naturally located within HDL and LDL particles for distribution systemically. An important source of oxidative stress affecting HDL and LDL particles in humans is myeloperoxidase (“MPO”) and astaxanthin has been shown to significantly decrease MPO activity in animals. Astaxanthin was also shown in a cell-based study to increase cholesterol efflux from macrophages, a function that would drastically aid in reduction of atherosclerotic disease. These observations underscore the potential importance of astaxanthin in treatment of atherosclerosis and related cardiovascular diseases.

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Astaxanthin for Thrombosis

Rethrombosis is a major risk for people who have had acute coronary syndrome or an ischemic stroke. The goal of therapy following thrombosis is to maintain arterial patency and to preserve the area of reduced perfusion in the heart or the brain. Following a thrombotic stroke, for example, the re-occlusion, or rethrombosis rate, is high, estimated at 30% overall in the first 30 days. A majority of the re-occlusive events occur within the initial 7-10 days post-treatment. While therapies targeting stroke and in particular brain salvage (i.e., neuroprotection) have had limited clinical success, we believe that prevention of the reformation of blood clots, or rethrombosis, is a novel and relatively efficient pathway to demonstrate feasibility for human use and to an eventual FDA approval for this indication. Lysing blood clots has already proven helpful with tissue plasminogen activator (“tPA”) and other thrombolytic agents, and prevention of rethrombosis can be measured in a statistically significant and clinically meaningful way. In several animal studies of thrombosis and rethrombosis, astaxanthin administration has been shown to demonstrate robust efficacy with no change in bleeding times.

Consistent with other astaxanthin disease applications, oxidative stress and inflammation play major roles in the pathophysiology of rethrombosis. While we plan to focus initially on arthritis, cognitive decline, and metabolic dysfunction, we remain very interested in areas such as rethrombosis and related platelet aggregation following an ischemic stroke, where animal models have been particularly predictive of human efficacy.

Astaxanthin Mechanism of Action

Following oral administration of astaxanthin and intestinal uptake, astaxanthin is delivered initially to the liver via chylomicrons and subsequently distributed to tissues throughout the body via plasma lipoprotein particles including very low-density lipoprotein (“VLDL”), HDL, and LDL. Once in the cell, astaxanthin accumulates within various organelles including nuclear, endoplasmic reticulum (“ER”), and mitochondrial membranes. Localization within mitochondria is highly controlled by the cell and allows astaxanthin to uniquely regulate oxidative and nitrosative stress in a privileged location critical to normal metabolic function and often at the heart of metabolic dysfunction and aging. Due to its chemical structure, astaxanthin completely spans the lipid component of cell membranes, facilitating its biphasic (aqueous and lipid) anti-oxidant functions. In support of the unique property of astaxanthin, one study examined X-ray diffraction profiles of five structurally related anti-oxidants embedded in a lipid matrix and demonstrated that each oriented differently with only astaxanthin traversing the lipid, potentially explaining in part why other well-known anti-oxidants, including beta-carotene, vitamin C, and vitamin E, have not achieved greater clinical success. In addition to mitochondrial influence, astaxanthin’s aqueous and lipid anti-oxidant functions have the capacity to influence intracellular inflammatory and metabolic pathway signaling because many important intracellular pathways are directly modulated by inflammatory and oxidative stress mediators. In support of strong anti-oxidant function within the body, astaxanthin administration has been shown to demonstrate statistically significant anti-oxidant capacity in humans as measured by decreased isoprostanes, decreased MDA levels, increased TAC, and increased SOD, as well as decreased lipid peroxidation. Likewise, numerous animal studies have supported the extensive and powerful anti-oxidant capacity of astaxanthin in vivo. Many studies support the strong influence of astaxanthin on mitochondrial functionality, as well as inflammatory and metabolic intracellular signaling in animals and in cell-based models.

Astaxanthin Anti-Inflammatory Comparison to Steroids and NSAIDs

Glucocorticoid steroids and NSAIDS act mechanistically to trans-repress and reduce many inflammatory pathways/mediators including but not restricted to tumor necrosis factor alpha (TNF-α, interleukin one beta (IL-1β, nuclear factor kappa B (NF-κB), interleukin six (IL-6), prostaglandin E2 (PGE-2), monocyte chemoattractant protein one (MCP-1), extracellular signal-regulated kinase (ERK), c-jun N-terminal kinase (JNK), inducible nitric oxide synthase (iNOS) and cyclooxygenase 2 (COX-2). Astaxanthin has been shown in humans, animal models and cell systems to act upon and inhibit/reduce many of the same inflammatory mediators affected by glucocorticoid steroids and NSAIDs. Although Cardax’s particular astaxanthin product has not been tested in human clinical studies, the following statements are based on relevant data derived from human/animal/cell system studies conducted using microalgal and synthetic astaxanthin sources. Importantly, administration of astaxanthin to humans reduced the inflammatory mediator TNF-α in an open label study and decreased C-Reactive Protein (CRP) in a double-blind, placebo-controlled study. More specifically, in animal models and cell culture systems, administration of astaxanthin reduced several markers of inflammation overlapping with glucocorticoid steroid targets. In particular, astaxanthin has been shown to significantly reduce TNF-α, IL-1β, NF-κB, IL-6, PGE-2, MCP-1, ERK, JNK, iNOS, and COX-2. In one comparative animal study, astaxanthin and prednisolone showed quantitatively equivalent efficacy by significantly reducing TNF-α and PGE-2 levels an equal amount when administered at equivalent doses.

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Astaxanthin Safety

Safety is a critical aspect of drug development in the current regulatory environment. Many anti-inflammatory drugs target highly specific biological enzymes or receptors such as cyclooxygenase 2 (“COX-2”), TNF-α, and C-C chemokine receptor type 2 (“CCR2”). While these natural targets play a significant role in inflammation, they are also critical components of other important biological pathways. With chronic use of most anti-inflammatory drugs, these pathways may not function normally, resulting in adverse side effects. Also, these treatments often negatively affect other crucial biological systems, creating additional off-target side effects.

In contrast, astaxanthin safely reduces inflammation at its source, in that it:

●	localizes in the plasma, mitochondrial, and nuclear membranes;

●	scavenges or quenches the unwanted initiators and effectors of inflammation—reactive oxygen (“ROS”) and nitrogen species (“RNS”); and

●	demonstrates no evidence of the immunosuppressive effects of steroids or TNF-α inhibitors or off-target effects (e.g., receptor or pathway).

Our Other Programs

We have two other anti-inflammatory programs with potential applications in large markets that are in development: zeaxanthin esters for macular degeneration and hepatic disease; and lycophyll esters for prostate disease. Both of these product platforms have potential to be developed first as consumer health products (e.g., in naturally occurring ester forms) and later as pharmaceuticals (e.g., at higher doses and/or in novel ester forms). We have used a limited amount of synthetic zeaxanthin in our preliminary research and development efforts. We plan additional research and development to select the optimal zeaxanthin esters for consumer health and/or pharmaceutical development through our own capabilities or through a strategic alliance or a manufacturing agreement. We have produced synthetic lycophyll and we plan to conduct additional research and development to first increase our production capabilities of lycophyll and then to select the optimal lycophyll esters for consumer health and/or pharmaceutical development through our own capabilities or through a strategic alliance or a manufacturing agreement. To date, we have not commercialized any of these technologies.

Research and Development

Our research and development program is presently comprised of employees, consultants, including regulatory, scientific, and medical professionals, and third-party collaborators or contract organizations, including academic institutions, contract research organizations, and contract manufacturing organizations. We utilized dedicated internal synthetic chemistry, biology, and bioanalytical chemistry laboratories and a research and development staff to conduct discovery stage synthesis of product candidates (with transfer of materials and/or methods for additional process development and/or testing), in vitro testing of product candidates and related components to elucidate the mechanism of action, and analysis of biological samples from internal research and/or contract organizations to detect and quantify levels of product candidates and related components following administration of product in various studies. Our research and development staff has also worked with other professionals to identify, contract and transfer materials and methods, and oversee research and manufacturing by contract organizations. Contract organizations provide us with access to larger scale manufacturing, animal studies of disease, pharmacokinetics, and toxicity, and analysis that would not otherwise be available to us without significant expense. We anticipate that the majority of our research and development will be conducted by contract organizations with direction and oversight by our current internal research and development personnel, including three Ph.D. scientists, two Ph.D. scientists/executives, one operational executive, and one M.D. consultant.

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In addition to conducting or overseeing research and development activities, our research and development personnel analyze and interpret other research on astaxanthin, as well as related compounds, competing products, applicable disease pathology, and industry trends. In the United States National Library of Medicine’s online repository, PubMed.gov, there are more than 1,000 peer-reviewed journal articles that reference astaxanthin in the title or abstract, over 300 of which were published in the last three years, with the vast majority published by organizations and researchers that are not affiliated with us. This type of “open-source” research has served to significantly advance the understanding of astaxanthin, and has also presented our research and development personnel with the critical task of keeping up-to-date on all of the latest research and interpreting and integrating the findings with our research and that of others in order to serve as the preeminent thought leaders on astaxanthin’s mechanism of action and its application in biological systems and disease areas.

Our research and development expenditures totaled $136,100, $563,587, $1,160,771, and $944,330 for the six-month periods ended June 30, 2015 and 2014, and for the years ended December 31, 2014 and 2013. Our research and development expenditures reflect the primary activities related to our technology, which consist of researching and developing our astaxanthin technologies, conducting discovery and development stage production of product candidates, laboratory testing of product candidates, exploring and forming strategic alliances for purposes of developing and commercializing our products, and analyzing and interpreting other research on astaxanthin and related compounds.

Government Regulation

Most aspects of our business are subject to some degree of government regulation. For some of our products, government regulation is significant and, in general, there appears to be a trend toward more stringent regulation throughout the world, as well as global harmonization of various regulatory requirements. We expect to devote significant time, effort and expense to address the extensive government and regulatory requirements applicable to our business. We believe that we are no more or less adversely affected by existing government regulations than our competitors.

FDA Regulation

Pharmaceutical companies must comply with comprehensive regulation by the FDA and other regulatory agencies in the United States and comparable authorities in other countries. While the FDA does not require human clinical trials for consumer health products, we may conduct Phase I, Phase II, and/or Phase III clinical trials with our products.

We must obtain regulatory approvals by the FDA and, to the extent we have any international distribution of our products, foreign government agencies prior to human clinical testing and commercialization of any pharmaceutical product and for post-approval clinical studies for additional indications in approved drugs. We anticipate that any pharmaceutical product candidate will be subject to rigorous preclinical and clinical testing and pre-market approval procedures by the FDA and similar health authorities in foreign countries to the extent applicable. The extent to which our products are regulated by the FDA, and the designations applicable to our products, will depend upon the types of products we ultimately develop. We are currently evaluating other product developments or technologies to pursue and cannot predict, during this stage of our development, the scope of FDA or other agency regulation to which we or our products and technologies will be subject. Various federal statutes and regulations also govern or influence the preclinical and clinical testing, record-keeping, approval, labeling, manufacture, quality, shipping, distribution, storage, marketing and promotion, export and reimbursement of products and product candidates.

The steps ordinarily required before a drug product may be marketed in the United States include:

●	preclinical studies;

●	submission to the FDA of an IND, which must become effective before human clinical trials may commence;

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●	adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate in the desired indication for use;

●	submission of a NDA to the FDA, together with payment of a substantial user fee; and

●	FDA approval of the NDA, including inspection and approval of the product manufacturing facility and select sites at which human clinical trials were conducted.

Preclinical trials typically involve laboratory evaluation of product candidate chemistry, formulation and stability, as well as animal studies to assess the potential safety and efficacy of each product candidate. The results of preclinical trials are submitted to the FDA as part of an IND and are reviewed by the FDA before the commencement of clinical trials. Unless the FDA objects to an IND, the IND will become effective 30 days following its receipt by the FDA. Submission of an IND may not result in FDA clearance to commence clinical trials, and the FDA’s failure to object to an IND does not guarantee FDA approval of a marketing application.

Clinical trials involve the administration of the product candidate to humans under the supervision of a qualified principal investigator. In the United States, clinical trials must be conducted in accordance with Good Clinical Practices under protocols submitted to the FDA as part of the IND. In addition, each clinical trial must be approved and conducted under the auspices of an institutional review board and with the patient’s informed consent. We would be subject to similar protocols and similar regulatory considerations if we conduct clinical trials outside the United States.

The goal of Phase I clinical trials is to establish initial data about safety and tolerability of the product candidate in humans. The investigators seek to evaluate the effects of various dosages and to establish an optimal dosage level and schedule.

The goal of Phase II clinical trials is to provide evidence about the desired therapeutic efficacy of the product candidate in limited studies with small numbers of carefully selected subjects. Investigators also gather additional safety data.

Phase III clinical trials consist of expanded, large-scale, multi-center studies in the target patient population. This phase further tests the product’s effectiveness, monitors side effects, and, in some cases, compares the product’s effects to a standard treatment, if one is already available. Phase III trials are designed to more rigorously test the efficacy of a product candidate and are normally randomized, double-blinded, and placebo-controlled. Phase III trials are typically monitored by an independent data monitoring committee, or DMC, which periodically reviews data as a trial progresses. A DMC may recommend that a trial be stopped before completion for a number of reasons including safety concerns, patient benefit or futility.

Data obtained from this development program are submitted as part of a NDA to the FDA and possibly to corresponding agencies in other countries for review. The NDA requires agency approval prior to marketing in the relevant country. Extensive regulations define the form, content and methods of gathering, compiling and analyzing the product candidate’s safety and efficacy data.

The process of obtaining regulatory approval can be costly, time consuming and subject to unanticipated delays. Regulatory agencies may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied and may also require additional testing for safety and efficacy and/or post-marketing surveillance or other ongoing requirements for post-marketing studies. In some instances, regulatory approval may be granted with the condition that confirmatory Phase IV clinical trials are carried out, and if these trials do not confirm the results of previous studies, regulatory approval for marketing may be withdrawn. Moreover, each regulatory approval of a product is limited to specific indications. The FDA or other regulatory authorities may approve only limited label information for the product. The label information describes the indications and methods of use for which the product is authorized, may include Risk Evaluation and Mitigation Strategies and, if overly restrictive, may limit a sponsor’s ability to successfully market the product. Regulatory agencies routinely revise or issue new regulations, which can affect and delay regulatory approval of product candidates.

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Furthermore, pharmaceutical manufacturing processes must conform to current Good Manufacturing Practices, or cGMPs. Manufacturers, including a drug sponsor’s third-party contract manufacturers, must expend time, money and effort in the areas of production, quality control and quality assurance, including compliance with stringent record-keeping requirements. Manufacturing establishments are subject to periodic inspections by the FDA or other health authorities, in order to assess, among other things, compliance with cGMP. Before approval of the initiation of commercial manufacturing processes, the FDA will usually perform a preapproval inspection of the facility to determine its compliance with cGMP and other rules and regulations. In addition, foreign manufacturing establishments must also comply with cGMPs in order to supply products for use in the United States, and are subject to periodic inspection by the FDA or by regulatory authorities in certain countries under reciprocal agreements with the FDA. Manufacturing processes and facilities for pharmaceutical products are highly regulated. Regulatory authorities may choose not to certify or may impose restrictions, or even shut down existing manufacturing facilities that they determine are non-compliant.

FDA GRAS Determination

“GRAS” is an acronym for the phrase “generally recognized as safe,” which the FDA utilizes to describe those substances that, in the generally recognized opinion of the scientific community, will not be harmful to consumers, provided the substance is used as intended. According to applicable FDA regulations, any substance that is intentionally added to food is a food additive, which is subject to premarket review and approval by FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use. Under sections 201(s) and 409 of the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”), and FDA’s implementing regulations in 21 CFR 170.3 and 21 CFR 170.30, the use of a food substance may be GRAS either through scientific procedures or, for a substance used in food before 1958, through experience based on common use in food. General recognition of safety through scientific procedures requires the same quantity and quality of scientific evidence as is required to obtain approval of the substance as a food additive and ordinarily is based upon published studies, which may be corroborated by unpublished studies and other data and information. General recognition of safety through experience based on common use in foods requires a substantial history of consumption for food use by a significant number of consumers.

Manufacturers of GRAS substances may provide the FDA with a notification of GRAS determination, which includes a description of the substance, the applicable conditions of use, and an explanation of how the substance was determined to be safe. Upon review of such a notification, the FDA may respond with a “no questions” position, whereby the manufacturer’s determination that a product is GRAS for its intended purposes is affirmed. Alternatively, manufacturers may elect to “self-affirm” a given substance as GRAS without FDA notification but should retain all applicable safety data used for GRAS determination in the case of FDA inquiry.

Synthetic copies of naturally-occurring dietary ingredients or related components do not qualify as dietary ingredients under the FD&C Act, but substances that have been affirmed by the FDA as GRAS, self-affirmed as GRAS, or approved as direct food additives in the U.S. may be marketed as dietary ingredients, subject to FDA regulations for dietary ingredients. We expect that nature-identical synthetic astaxanthin would be required to be designated as GRAS before being marketed as a dietary ingredient and that there would not be any material impediment to obtaining such designation by any manufacturer or distributor of synthetic astaxanthin products, primarily because naturally occurring astaxanthin has already been designated as GRAS.

FDA NDI Notification

The Dietary Supplement Health and Education Act of 1994 (the “DSHEA”) (Pub. L. 103-417) was signed into law on October 25, 1994 and amended the FD&C Act by adding: (i) section 201(ff) (21 U.S.C. 321(ff)), which defines the term “dietary supplement”, and (ii) section 413 (21 U.S.C. 350b), which defines the term “new dietary ingredient” (“NDI”) and requires the manufacturer or distributor of an NDI, or of the dietary supplement that contains the NDI, to submit a premarket notification to FDA at least 75 days before introducing/delivering the supplement into interstate commerce, unless the NDI and any other dietary ingredients in the dietary supplement have been present in the food supply without chemical alteration (21 U.S.C. 350b(a)(1)). The NDI notification must contain applicable information, including history of use and citations to published articles, from which the manufacturer or distributor of the NDI or dietary supplement has concluded that the dietary supplement containing the NDI will be reasonably expected to be safe under the conditions of its intended use. NDI notifications are not required for the marketing of approved food additives or GRAS substances as NDIs unless the dietary ingredient has been chemically altered or the intake level of the dietary ingredient under its intended conditions of use is higher than the intake level approved in the food additive regulation or designated as GRAS. We expect that an NDI notification would be submitted to the FDA prior to marketing nature-identical synthetic astaxanthin as a dietary ingredient in dietary supplements at levels above the GRAS intake or with chemical alteration such as esterification.

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Hawaii Tax Credit

For tax years 2006 to 2010, our predecessor received an aggregate amount of $1,262,117 in refundable tax credits from the State of Hawaii – Department of Taxation in connection with qualified research expenditures in the State of Hawaii. The Hawaii Tax Credit for Research Activities (“HTCRA”) was intended to encourage taxpayers to design, develop, and/or improve products, processes, techniques, formulas or software and intended to reward programs that pursue innovation in the State of Hawaii. The HTCRA was discontinued by the State of Hawaii for tax years 2011 and 2012, but was made available again in tax year 2013 with certain modifications to the qualification and credit calculations.

Federal Research and Development Tax Credit

In January 2013, the President of the United States signed into law the American Taxpayer Relief Act of 2012, which extends the United States research and development tax credit (the “Research Credit”) under Section 41 of the Internal Revenue Code of 1986, as amended, for tax years 2012 and 2013, as well as other provisions. The Research Credit provides taxpayers, such as the Company with a specified tax credit for qualified research activities, including those conducted by us. The Research Credit expired on December 31, 2013.

Federal Qualified Therapeutic Development Project Credit

In 2010, our predecessor received $244,479 as a refundable Qualifying Therapeutic Discovery Project (“QTDP”) tax credit from the federal government. The QTDP Program was a tax benefit (a tax credit or grant) to small firms that showed significant potential to produce new and cost-saving therapies, support United States jobs, and increase United States competitiveness. The QTDP Program was part of the Patient Protection and Affordable Care Act of 2010, and was included in Section 48D of the Internal Revenue Code of 1986, as amended. To provide an immediate boost to United States biomedical research, the credit or grant was available for qualified investments made, or to be made, in tax years 2009 and 2010.

Other Regulations

Pharmaceutical companies, including us, are subject to various federal and state laws pertaining to healthcare “fraud and abuse,” including anti-kickback and false claims laws. The Federal Anti-kickback Statute makes it illegal for any person, including a prescription drug manufacturer, or a party acting on its behalf, to knowingly and willfully solicit, offer, receive or pay any remuneration, directly or indirectly, in exchange for, or to induce, the referral of business, including the purchase, order or prescription of a particular drug, for which payment may be made under federal healthcare programs such as Medicare and Medicaid. Some of the state prohibitions apply to referral of patients for healthcare services reimbursed by any source, not only the Medicare and Medicaid programs.

In the course of practicing medicine, physicians may legally prescribe FDA approved drugs for an indication that has not been approved by the FDA and which, therefore, is not described in the product’s approved labeling, so-called “off-label use.” The FDA does not ordinarily regulate the behavior of physicians in their choice of treatments. The FDA and other governmental agencies do, however, restrict communications on the subject of off-label use by a manufacturer or those acting on behalf of a manufacturer. Companies may not promote FDA-approved drugs for off-label uses. The FDA and other governmental agencies do permit a manufacturer (and those acting on its behalf) to engage in some limited, non-misleading, non-promotional exchanges of scientific information regarding unapproved indications. The United States False Claims Act prohibits, among other things, anyone from knowingly and willfully presenting, or causing to be presented for payment to third-party payers (including Medicare and Medicaid) claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed or claims for medically unnecessary items or services. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including imprisonment, fines and civil monetary penalties, as well as possible exclusion from federal health care programs (including Medicare and Medicaid). In addition, under this and other applicable laws, such as the Food, Drug and Cosmetic Act, there is an ability for private individuals to bring similar actions. Further, there is an increasing number of state laws that require manufacturers to make reports to states on pricing and marketing information. Many of these laws contain ambiguities as to what is required to comply with the law.

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We are subject to various laws and regulations regarding laboratory practices and the experimental use of animals in connection with our research. In each of these areas, as above, the FDA and other regulatory authorities have broad regulatory and enforcement powers, including the ability to suspend or delay issuance of approvals, seize or recall products, withdraw approvals, enjoin violations and institute criminal prosecution, any one or more of which could have a material adverse effect upon our business, financial condition and results of operations.

We must comply with regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other federal, state and local regulations. We are subject to federal, state and local laws and regulations governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain hazardous or potentially hazardous materials. We may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development involves the controlled use of hazardous materials, including, but not limited to, certain hazardous chemicals.

Our activities are also potentially subject to federal and state consumer protection and unfair competition laws. We are also subject to the United States Foreign Corrupt Practices Act, or the FCPA, which prohibits companies and individuals from engaging in specified activities to obtain or retain business or to influence a person working in an official capacity. Under the FCPA, it is illegal to pay, offer to pay, or authorize the payment of anything of value to any foreign government official, governmental staff members, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. In addition, federal and state laws protect the confidentiality of certain health information, in particular, individually identifiable information, and restrict the use and disclosure of that information. At the federal level, the Department of Health and Human Services promulgated health information privacy and security rules under the Health Insurance Portability and Accountability Act of 1996. In addition, many state laws apply to the use and disclosure of health information.

Competition

The industry in which we intend to compete is subject to intense competition. We believe that our ability to compete will be dependent in large part upon our ability to continually enhance and improve our products and technologies. In order to do so, we plan to effectively utilize and expand our research and development capabilities. Competition is based primarily on scientific and technological superiority, technical support, availability of patent protection, protection of trade secrets, access to adequate capital, ability to develop, acquire and market products successfully, ability to obtain governmental approvals and ability to serve the particular needs of customers. We intend to compete on the basis of safety, effectiveness, convenience, manufacturing superiority, intellectual property, and where appropriate, price.

Because of the broad manifestation of inflammation in chronic disease, numerous pharmaceutical and biotechnology companies are developing or producing anti-inflammatory therapeutic agents. These companies include, but are not limited to: AbbVie, Amgen, Astellas, AstraZeneca, Bayer, Boehringer Ingelheim, Bristol-Myers Squibb, Eisai, Eli Lilly, Gilead, GlaxoSmithKline, Johnson & Johnson, Merck, MT Pharma, Nestle/Pamlab, Novartis, Pfizer, Reata, Roche/Genentech, Sanofi-Aventis, Servier, Takeda, Vivus.

In addition to competing with non-astaxanthin anti-inflammatory drugs, we intend to compete with microalgal astaxanthin consumer health products on the basis of our global-scale manufacturing capability and product purity. Leading manufacturers of microalgal astaxanthin include Cyanotech, which produces the BioAstin brand; Fuji Health Science (parent company: Fuji Chemical), which produces the AstaREAL brand; and Algatechnologies, which produces the AstaPure brand. Many other companies, including Valensa International (parent company: EID Parry), acquire astaxanthin from these or other smaller manufacturers. We believe that large-scale, multi-fold expansion of naturally produced microalgal astaxanthin would require large amounts of land, and fresh water for open pond systems or large amounts of infrastructure and energy for closed systems, and, consequently, a significant if not overwhelming amount of investment capital. Furthermore, microalgal astaxanthin products, which are lipophilic extracts of a commercially cultivated microalgae, typically have relatively low astaxanthin content, with the majority of the product comprised of other lipophilic, non-astaxanthin microalgal compounds. In contrast, we expect our synthetically manufactured astaxanthin products to have very high astaxanthin content, with consistent pharmaceutical-grade purity. Higher relative astaxanthin content should reduce the total pill volume required to deliver an intended astaxanthin dose and may translate into smaller and/or fewer pills per dose or serving.

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We also intend to compete against other synthetic astaxanthin consumer health products on the basis of nature-identical product differentiation, although competitors in this space are limited by the substantial cost and technical expertise required to develop large-scale, industrial production of astaxanthin. DSM, a Dutch company that has operated in the synthetic astaxanthin animal feed market for several decades, announced plans to launch a synthetic astaxanthin consumer health product or dietary ingredient in 2014, AstaSana, utilizing its animal feed product, a racemic mixture of astaxanthin isomers, without additional regulatory notification or approval. To our knowledge, the racemic mixture of astaxanthin isomers is primarily present in the human diet through consumption of industrially raised animals. In contrast, our astaxanthin products will contain the single isomer of astaxanthin that is naturally occurring in microalgae—the same isomeric form of astaxanthin found in GRAS-designated microalgal astaxanthin consumer health products. Valensa also announced plans to market a single isomer synthetic astaxanthin consumer health product, ZanthinNEX, in late 2014.

Our success will also depend in large part on our ability to obtain and maintain international and domestic patent and other legal protections for the proprietary technology that we consider important to our business. We intend to continue to seek appropriate patent protection for our products where applicable by filing patent applications in the United States and other selected countries. We intend for these patent applications to cover, where applicable, claims for composition of matter, uses, processes for preparation and formulations. Our success will also depend on our ability, and the ability of our current and/or future strategic partners to maintain trade secrets related to proprietary production methods for products that we, or our partners, intend to market.

Raw Materials and Components

We plan to utilize strategic partners and/or contract manufacturers for the production of our products and product candidates. The raw materials and supplies required for the production of our products and product candidates may be available, in some instances from one supplier, and in other instances, from multiple suppliers. In those cases where raw materials are only available through one supplier, such supplier may be either a sole source (the only recognized supply source available to us) or a single source (the only approved supply source for us among other sources). We, our strategic partners, and/or our contract manufacturers will adopt appropriate policies to attempt, to the extent feasible, to minimize our raw material supply risks, including maintenance of greater levels of raw materials inventory and implementation of multiple raw materials sourcing strategies, especially for critical raw materials. Although to date we have not experienced any significant delays in obtaining any raw materials from suppliers, we cannot provide assurance that we, our strategic partners, and/or our contract manufacturers, will not face shortages from one or more of them in the future.

Pursuant to the terms of our BASF Agreement, BASF has agreed to manufacture and supply us with preclinical, clinical, and commercial scale amounts of nature-identical synthetic astaxanthin, ASTX-1, on a mutually exclusive basis. We are therefore dependent upon BASF to provide a supply of ASTX-1 for the research, development, and commercialization of our product candidates. In the event BASF becomes unable to supply ASTX-1 as provided in the BASF Agreement, we would receive a reasonable royalty-bearing, irrevocable, worldwide non-exclusive license to certain intellectual property rights related to the manufacture of ASTX-1; however, we would have to identify and qualify an acceptable alternate manufacturer.

Customers

We currently do not have any customers for our consumer health and pharmaceutical products.

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Intellectual Property

We have obtained and are continuing to seek patent protection for compositions of matter, pharmaceutical compositions, and pharmaceutical uses, in certain disease areas, of our various carotenoid analogs and derivatives. Such carotenoids include, but are not limited to, astaxanthin, zeaxanthin, lutein, and/or lycophyll, and esters and other analogs and derivatives of these compounds. More specifically, we seek to protect: (i) the composition of matter of novel carotenoid analogs and derivatives, (ii) pharmaceutical compositions comprising synthetic or natural preparations of novel or natural occurring carotenoid analogs and derivatives, and (iii) the pharmaceutical use of synthetic preparations of novel or naturally occurring carotenoid analogs and derivatives in specific disease areas, including, but not limited to, the treatment of inflammation and related tissue damage, liver disease, and reperfusion injury, as well as the pharmaceutical use of synthetic or natural preparations of novel or natural occurring carotenoid analogs and derivatives for the reduction of platelet aggregation. We intend to enforce and defend our intellectual property rights consistent with our strategic business objectives.

We own 20 issued patents, including 13 in the United States and 7 others in China, India, Japan, and Hong Kong, related to the technology described above. These patents will expire during the years of 2023 to 2028, subject to any patent term extensions of the individual patent. We have 1 patent application pending in the United States and 5 foreign patent applications pending in Europe, Canada, and Brazil, also related to the technology described above. Our proprietary technologies are not dependent on any single patent or groups of patents.

We also have rights to U.S. Patent No. 5,871,766 issued to Brigham and Women’s Hospital Inc. (“BWH”) under the Exclusive License Agreement dated as of May 1, 2003 (“BWH-License”), by and between BWH and our predecessor, which was subsequently assigned to us. The licensed patent includes technology related to the pharmaceutical use of astaxanthin, and other specified carotenoids, for the amelioration of a major vascular event, such as, myocardial infarction, stroke, coronary revascularization, and cardiovascular death. The BWH-License will remain in effect, unless otherwise terminated, until the licensed patent expires in February 2016. Under the BWH-License, we must pay BWH a royalty based on a percentage of net sales of product(s) we sell utilizing the licensed technology and/or of sublicense income, with other specified license maintenance fees and/or minimum royalties. Presently, we are not focusing on utilizing these licensed patent rights and we expect that there will not be any material revenues or benefits under this license before the patent expires.

In February 2012, we licensed our rights to certain monoclonal antibodies against placlitaxel and tangible property relating to assay kits to detect various anti-cancer compounds, including manufacturing and technical know-how, to Biomiga Diagnostics Co. This technology was acquired by us from HBI in 2006 and is unrelated to our primary anti-inflammatory programs. We expect that there will not be any material revenues or benefits under this license.

Employees

As of June 30, 2015, we have nine full time employees dedicated to our consumer health and pharmaceutical business. None of our employees are subject to a collective bargaining agreement. We believe the relations with our employees are satisfactory.

Properties

We maintain a facility of approximately 738 square feet at 2800 Woodlawn Drive, Honolulu, Hawaii, which is leased on a month-to-month basis. We believe that our facilities are adequate for our current purposes.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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Market Price and Dividends on Our Common Equity and Related Stockholder Matters

Market Information

Our shares of Common Stock are quoted on the OTCQB under the symbol CDXI. Prior to February 21, 2014, shares of our Common Stock were quoted on the OTCQB under the symbol KOFF, commencing on August 30, 2012. There were no trades recorded for the quarters ended September 30, 2012, December 31, 2012, September 30, 2013 or December 31, 2013. The high and low bid quotations for our shares of Common Stock for each full quarterly period within the two most recent fiscal years and the first and second fiscal quarters of our current fiscal year are:

Quarter Ended	High	Low

March 31, 2013	$0.15	$0.15
June 30, 2013	$0.70	$0.15
September 30, 2013	$0.70	$0.70
December 31, 2013	$0.70	$0.70

March 31, 2014	$8.00	$0.50
June 30, 2014	$1.45	$0.86
September 30, 2014	$0.50	$0.42
December 31, 2014	$0.44	$0.40

March 31, 2015	$0.32	$0.32
June 30, 2015	$0.20	$0.16

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

As of June 30, 2015, there were approximately 170 stockholders of record of our Common Stock. The number of stockholders does not include beneficial owners holding shares through nominee names.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by our Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Securities Authorized for Issuance under Equity Compensation Plans

We adopted, and our stockholders approved, the Cardax, Inc. 2014 Equity Compensation Plan, as amended (the “2014 Plan”), effective as of February 7, 2014. Under such plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of 45,420,148 shares of our Common Stock are reserved for issuance under the 2014 Plan, and options for the purchase of 32,404,391 shares of our Common Stock have been granted and are outstanding as of June 30, 2015. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of Cardax and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

Equity Compensation Plan Information

The following table summarizes information about our outstanding stock options and shares of Common Stock reserved for future issuance under our existing equity compensation plans during our last completed fiscal year.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	32,404,391	$0.47	13,011,251
Equity compensation plans not approved by security holders	-	-	-
Total	32,404,391	$0.47	13,011,251

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Penny Stock Regulations

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the FINRA has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the ability of our stockholders to sell their shares and have an adverse effect on the market for our shares.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The financial data discussed below is derived from our audited consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, and our unaudited condensed consolidated financial statements for the three and six-months ended June 30, 2015 and 2014, which are found elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and investors should read the following discussion and analysis of our financial condition and results of our operations in conjunction with our financial statements and the related notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors,” and elsewhere in this prospectus.

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Corporate Overview and History

We acquired Pharma and its life science business through the merger of Cardax Sub, with and into Pharma on February 7, 2014 (the “Pharma Merger”), and a stock purchase agreement. As a result of these transactions, Pharma became our wholly-owned subsidiary. The only consideration that we paid under the stock purchase agreement and the Pharma Merger was shares of our Common Stock. On May 31, 2013, Pharma acquired all of the assets and assumed all of the liabilities of Holdings. Accordingly, we have two predecessors: Pharma and Pharma’s predecessor, Holdings. Prior to the February 7, 2014 effective date of the Pharma Merger, we operated under the name “Koffee Korner Inc.” and our business was limited to a single location retailer of specialty coffee located in Houston, Texas. On the effective date of the Pharma Merger, we divested our coffee business and now exclusively continue Pharma’s life sciences business. On August 28, 2014, we entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with our principal stockholder, Holdings, pursuant to which Holdings will merge with and into the Company (the “Holdings Merger”). There will not be any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings will receive shares of our newly issued Common Stock and our restricted shares of Common Stock held by Holdings will be cancelled. Accordingly, there will not be any change to our capitalization due to the Holdings Merger. As of June 30, 2015, the Holdings Merger had not been completed.

We currently devote substantially all of our efforts to developing consumer health and pharmaceutical products that we believe will provide many of the anti-inflammatory benefits of steroids or NSAIDs by targeting many of the same inflammatory pathways and mediators, but with exceptional safety profiles. (We use consumer health products to refer to nutrients, dietary ingredients/supplements, and other consumer products designed to provide physiological benefits and improve health, which are not regulated by the FDA or similar authorities as pharmaceuticals.) The safety and efficacy of the Company’s product candidates have not been directly evaluated in clinical trials or confirmed by the FDA.

We are devoting substantially all of our present efforts to establishing our business. Our planned principal operations have not commenced and, accordingly, no revenue has been derived therefrom. We own intellectual property that we are marketing in varying stages worldwide. Our initial revenue generating opportunities are from our strategic alliances, including an exclusive license of our rights related to the development and commercialization of consumer health products containing or utilizing a nature-identical form of astaxanthin and a collaboration related to proprietary formulations of astaxanthin. We also plan to pursue pharmaceutical applications of astaxanthin and related compounds.

At present we are not able to estimate if or when we will be able to generate sustained revenues. Our financial statements have been prepared assuming that we will continue as a going concern; however, given our recurring losses from operations, our independent registered public accounting firm has determined there is substantial doubt about our ability to continue as a going concern.

Results of Operations

Results of Operations for the Years Ended December 31, 2014 and 2013:

The following table reflects our operating results for the years ended December 31, 2014 and 2013:

Operating Summary	Year ended December 31, 2014	Year ended December 31, 2013	Change
Revenues	$-	$-	$-
Operating Expenses	(16,881,963)	(3,611,230)	(13,270,733)
Net Operating Loss	(16,881,963)	(3,611,230)	(13,270,733)
Other Income (Expenses)	(112,662)	(749,935)	637,273
Net Loss	$(16,994,625)	$(4,361,165)	$(12,633,460)

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Operating Summary

We are a development stage company with limited operations and had no revenues for the years ended December 31, 2014 and 2013.

Operating expenses were $16,881,963 and $3,611,230 for the years ended December 31, 2014 and 2013, respectively. Included in operating expenses were $11,667,361 and $9,877 in stock based compensation for the years ended December 31, 2014 and 2013, respectively. Other operating expenses primarily consisted of services provided to the Company, including payroll and consultation, for research and development, and administration. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider.

Other expenses, net, were $112,662 and $749,935 for the years ended December 31, 2014 and 2013, respectively. Other expenses primarily consisted of interest expense on notes payable of $112,450 and $681,335, for the years ended December 31, 2014 and 2013, respectively. Also included in interest expense were $4,592 and $1,738 in interest charges related to the amortization of notes payable discounts and financed insurance policies, respectively, for the year ended December 31, 2014. The amortization of notes payable discounts for the year ended December 31, 2013 was $60,581.

Assets and Liabilities

Assets were $1,547,091 and $1,768,482 as of December 31, 2014 and 2013, respectively. At December 31, 2014, cash totaled $35,696. Negative working capital of $3,654,540 as of December 31, 2014, was primarily due to accrued payroll and paid time off of $3,555,961, accrued Board of Director fees and related consultation of $418,546, and accounts payable of $641,991. The accrual of payroll and Board of Director fees and related consultation, which occurred from January 2008 to December 2013, was due to significant capital constraints, and was selected in favor of layoffs or furloughs in order to maximize employee and director retention. In 2013 and 2014, the Company initiated repayment on these accrued amounts, utilizing approximately 5% to 10% of proceeds from various financings and plans to continue a structured repayment of the outstanding amounts over time as financing permits.

Liquidity and Capital Resources

Since our inception, we have sustained operating losses and have used cash raised by issuing securities in our operations. During the years ended December 31, 2014 and 2013, we used cash in operating activities of $5,695,231 and $4,127,871, respectively, and incurred a net loss of $16,994,625 and $4,361,165, respectively.

As of December 31, 2014, we had a U.S. federal income tax net operating loss carryforward of $27,839,032. If Holdings is acquired by or merged with and into us, then the net operating losses may be available to offset our future taxable income to the extent permitted under the Internal Revenue Code.

We require additional financing in order to continue to fund our operations, and pay existing and future liabilities and other obligations. To conserve cash recourses, we have agreed with our employees and executives to defer cash payment of compensation, which will be paid when we have sufficient cash resources, as described in the Current Report on Form 8-K dated January 22, 2015. In addition, we have deferred payment of other trade payables.

It is estimated that our limited available cash resources as of the date of this prospectus, would be sufficient to continue operations on a limited budget only through April 30, 2015. We intend to raise additional capital that would fund our operations through at least December 31, 2015. We are currently negotiating the terms of additional financing with investors and are considering a private placement of our common stock and warrants to purchase common stock. Any financing transaction could also, or in the alternative, include the issuance of our debt or convertible debt securities. There can be no assurance that a financing transaction would be available to us on terms and conditions that we determined are acceptable.

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We cannot give any assurance that we will in the future be able to achieve a level of profitability from the sale of future products or otherwise to sustain our operations. These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Any inability to so obtain additional financing on acceptable terms will materially and adversely affect us, including requiring us to significantly further curtail or cease business operations altogether.

Our working capital and capital requirements at any given time depend upon numerous factors, including, but not limited to:

●	the progress of research and development programs;

●	the level of resources that we devote to the development of our technologies, patents, marketing and sales capabilities; and

●	revenues from the sale of any products or license revenues and the cost of any production or other operating expenses.

We have funded our research and development primarily by issuing convertible debt and equity securities in several separate private placements of securities.

During Holdings’ year ended December 31, 2013, it received total proceeds from the sale of promissory notes of $559,611, which was comprised of aggregate gross proceeds of $709,611 less $150,000 aggregate repayment of such proceeds in the same period. On May 31, 2013, the outstanding principal amount of these notes, together with the outstanding principal amount of notes sold in prior years, plus all accrued interest thereon owed to each investor were exchanged for senior secured convertible promissory notes issued by Pharma in the aggregate principal amount of $3,648,244.

During Pharma’s year ended December 31, 2013, it received total proceeds from the sale of senior secured convertible promissory notes of $4,840,792.

On January 3, 2014, Pharma received total proceeds from the sale of convertible unsecured promissory notes of $2,076,000.

Upon the consummation of the Merger, the outstanding principal amount of the senior secured convertible promissory notes issued by Pharma, consisting of (a) the aggregate principal amount of approximately $3,648,244 for notes exchanged with Holdings on May 31, 2013, and (b) the aggregate principal amount of $4,840,792 for notes issued by Pharma during the year ended December 31, 2013, together in the aggregate principal amount of $8,489,036, plus all accrued interest thereon, was automatically converted into an aggregate number of 14,446,777 shares of our common stock and warrants, issued by Cardax, to purchase an aggregate of 14,446,777 shares of our common stock at an exercise price equal to $0.625 that expire on February 7, 2019.

Upon the consummation of the Merger, the outstanding principal amount of the convertible unsecured promissory notes issued by Pharma, consisting of the aggregate principal amount of $2,076,000 plus all accrued interest thereon, was automatically converted into an aggregate number of 3,353,437 shares of our common stock and warrants to purchase an aggregate of 3,321,600 shares of our common stock at an exercise price equal to $0.625 that expire on February 7, 2019.

In addition, upon the consummation of the Merger we issued and sold an aggregate of 6,276,960 shares of our common stock and warrants, that expire on February 7, 2019, to purchase an aggregate of 6,276,960 shares of our common stock at a price per share equal to $0.625, for aggregate gross cash proceeds of $3,923,100.

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We will incur ongoing recurring expenses associated with professional fees for accounting, legal, and other expenses for annual reports, quarterly reports, proxy statements and other filings under the Exchange Act. We estimate that these costs will likely be in excess of $250,000 per year for the next few years. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate certain independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

The following is a summary of our cash flows provided by (used in) operating, investing and financing activities during the periods indicated:

Cash Flow Summary	Year ended Dec. 31, 2014	Year ended Dec. 31, 2013
Net Cash Used in Operating Activities	$(5,695,231)	$(4,127,871)
Net Cash Provided by (Used in) Investing Activities	59,127	(59,845)
Net Cash Provided by Financing Activities	5,449,390	4,402,327
Net Cash Increase (Decrease) for Period	(186,714)	214,611
Cash at Beginning of Year	222,410	7,799
Cash at End of Year	$35,696	$222,410

Cash Flows from Operating Activities

During the years ended December 31, 2014 and 2013, our operating activities primarily consisted of payments to employees, directors, and consultants, for services related to research and development and administration.

Cash Flows from Investing Activities

During the years ended December 31, 2014 and 2013, our investing activities were primarily related to cash received on deposit of sale of equipment and fixed asset additions, respectively, and capitalization of patent costs.

Cash Flows from Financing Activities

During the years ended December 31, 2014 and 2013, our financing activities consisted of various transactions in which we raised proceeds through the issuance of debt and common stock. The increase in our financing activities was primarily attributable to our requirement to obtain significant amounts of capital to support our operations prior to the commencement of a revenue stream or other liquidity events. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. We will need to seek to obtain additional debt or equity financing, especially if we experience downturns or cyclical fluctuations in our business that are more severe or longer than anticipated, or if we experience significant increases in the cost of components and manufacturing, or increases in our expense levels resulting from being a publicly-traded company. If we attempt to obtain additional debt or equity financing, we cannot assure you that such financing will be available to us on favorable terms, or at all.

Results of Operations for the Three and Six-months Ended June 30, 2015 and 2014:

The following table reflects our operating results for the three and six-months ended June 30, 2015 and 2014:

Operating Summary	Three-months ended June 30, 2015	Three-months ended June 30, 2014	Six-months ended June 30, 2015	Six-months ended June 30, 2014
Revenues	$-	$-	$-	$-
Operating Expenses	(632,067)	(2,021,772)	(1,843,650)	(13,182,105)
Net Operating Loss	(632,067)	(2,021,772)	(1,843,650)	(13,182,105)
Other Income (Expenses)	47,802	702	143,230	(123,894)
Net Loss	$(584,265)	$(2,021,070)	$(1,700,420)	$(13,305,999)

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Operating Summary for the Three-Month Periods Ended June 30, 2015 and 2014

We are a pre-revenue life sciences company with limited operations and had no revenues for the three-months ended June 30, 2015 and 2014.

Operating expenses were $632,067 and $2,021,772 for the three-months ended June 30, 2015 and 2014, respectively. Operating expenses primarily consisted of expenses for services provided to the Company, including payroll and consultation, for research and development, and administration. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider. Included in operating expenses were $485,842 and $892,576 in stock based compensation for the three-months ended June 30, 2015 and 2014, respectively.

Other income was $47,802 and $702 for the three-months ended June 30, 2015 and 2014, respectively. For the three-months ended June 30, 2015, other income primarily consisted of a reversal of estimated accrued liabilities of $48,204.

Operating Summary for the Six-Month Periods Ended June 30, 2015 and 2014

We are a pre-revenue life sciences company with limited operations and had no revenues for the six-months ended June 30, 2015 and 2014.

Operating expenses were $1,843,650 and $13,182,105 for the six-months ended June 30, 2015 and 2014, respectively. Operating expenses primarily consisted of expenses for services provided to the Company, including payroll and consultation, for research and development, and administration. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider. Included in operating expenses were $1,277,509 and $9,997,201 in stock based compensation for the six-months ended June 30, 2015 and 2014, respectively.

Other income (expenses) were $143,230 and $(123,894) for the six-months ended June 30, 2015 and 2014, respectively. For the six-months ended June 30, 2015, other income primarily consisted of a reversal of estimated accrued liabilities of $48,204 and a gain on the sale of assets of $95,000. For the six-months ended June 30, 2014, other expenses primarily consisted of interest expense on notes payable of $117,042. Included in interest expense were $0 and $4,592 in amortization of notes payable discounts for the six-months ended June 30, 2015 and 2014, respectively.

Liquidity and Capital Resources

Since our inception, we have sustained operating losses and have used cash raised by issuing securities in our operations. During the six-months ended June 30, 2015 and 2014, we used cash in operating activities of $569,235 and $3,786,706, respectively, and incurred a net loss of $1,700,420, and $13,305,999, respectively.

We require additional financing in order to continue to fund our operations, and pay existing and future liabilities and other obligations. To conserve cash recourses, we have agreed with our employees, executives, and certain vendors to pay any compensation due during any calendar quarter that has not been paid in cash in the form of shares of Common Stock or incentive stock options, as described in the Current Report on Form 8-K dated July 7, 2015. In addition, we have deferred payment of other trade payables. We intend to continue such arrangements until it obtains sufficient financing to restore full compensation and payment amounts.

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It is estimated that our limited available cash resources as of the date of this prospectus, would be sufficient to continue operations on a limited budget only through October 31, 2015. In addition to the $1,210,000 raised in the calendar year to date (through August 31, 2015), we intend to raise additional capital that would fund our operations through at least June 30, 2016. We are currently negotiating the terms of additional financing with investors and are considering a private placement of our Common Stock and warrants to purchase Common Stock. Any financing transaction could also, or in the alternative, include the issuance of our debt or convertible debt securities. There can be no assurance that a financing transaction would be available to us on terms and conditions that we determined are acceptable.

We cannot give any assurance that we will in the future be able to achieve a level of profitability from the sale of future products or otherwise to sustain our operations. These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Any inability to obtain additional financing on acceptable terms will materially and adversely affect us, including requiring us to significantly further curtail or cease business operations altogether.

Our working capital and capital requirements at any given time depend upon numerous factors, including, but not limited to:

●	the progress of research and development programs;

●	the level of resources that we devote to the development of our technologies, patents, marketing and sales capabilities; and

●	revenues from the sale of any products or license revenues and the cost of any production or other operating expenses.

The following is a summary of our cash flows provided by (used in) operating, investing and financing activities during the periods indicated:

Cash Flow Summary	Six-months ended June 30, 2015	Six-months ended June 30, 2014
Net Cash Used in Operating Activities	$(569,235)	$(3,786,706)
Net Cash Used in Investing Activities	(5,785)	(6,709)
Net Cash Provided by Financing Activities	1,125,000	5,448,692
Net Cash Increase for Period	549,980	1,655,277
Cash at Beginning of Year	35,696	222,410
Cash at End of Period	$585,676	$1,877,687

Cash Flows from Operating Activities

During the six-months ended June 30, 2015 and 2014, our operating activities primarily consisted of payments to, or accruals for payments to, employees, directors, and consultants, for services related to research and development and administration. The decrease in net cash used in operating activities was primarily attributable to a combination of (i) increased professional and financing expenses in the aggregate amount of $1,587,423 during the six-months ended June 30, 2014 in connection with the Merger and financing activities, and (ii) increased cash payment of accrued payroll, accounts payable, accrued interest, and fees payable to directors in the aggregate amount of $1,115,362 during the six-months ended June 30, 2014.

Cash Flows from Investing Activities

During the six-months ended June 30, 2015 and 2014, our investing activities were primarily related to proceeds from the sale of equipment and expenditures on patents.

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Cash Flows from Financing Activities

During the six-months ended June 30, 2015 and 2014, our financing activities consisted of various transactions in which we raised proceeds through the issuance of debt and Common Stock. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. We will need to seek to obtain additional debt or equity financing, especially if we experience downturns or cyclical fluctuations in our business that are more severe or longer than anticipated, or if we experience significant increases in the cost of components and manufacturing, or increases in our expense levels resulting from being a publicly-traded company. If we attempt to obtain additional debt or equity financing, we cannot assure you that such financing will be available to us on favorable terms, or at all.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Information Regarding Cardax Pharmaceuticals, Inc.

Holdings’ Business

In May 2006, Holdings acquired the intellectual property and other assets regarding certain astaxanthin technologies from HBI, in exchange for shares of common stock of Holdings, shares of preferred stock of Holdings, options to purchase shares of common stock of Holdings and the assumption by Holdings of certain liabilities of HBI. Holdings developed its life sciences business by researching and developing astaxanthin technologies, conducting discovery and development stage synthesis of product candidates, performing laboratory testing of product candidates, exploring and forming strategic alliances for purposes of developing and commercializing astaxanthin consumer health and pharmaceutical products, and analyzing and interpreting other research on astaxanthin and related compounds.

From May 31, 2013 through February 7, 2014, Holdings conducted its business through its then wholly owned subsidiary, Pharma. On February 7, 2014, the closing date of the Pharma Merger, we acquired the life sciences business of Pharma. Since then, Holdings has conducted no operations of its own, and its only business is the management of its investment in our Common Stock.

Holdings’ Stockholder Matters and Interests of Holdings Directors

Holdings is not a public company, and there is no established trading market for shares of Holdings Common Stock or shares of Holdings preferred stock. As of June 30, 2015, there were approximately 50 holders of the Holdings common stock and approximately 250 holders of Holdings preferred stock.

Holdings has three classes of capital stock, Holdings Series A Preferred, Holdings Series B Preferred and the Holdings Common, each of which provide for voting as a single class and economics on an “as converted” basis. Each share of Holdings Series A Preferred is convertible into, and entitled to vote as, one share of Holdings Common Stock, and each share of Series B Preferred of is convertible into, and entitled to vote as, approximately 1.02 shares of Holdings Common Stock.

Holdings has never paid cash dividends, and does not intend to pay any cash dividends for the foreseeable future. The only significant asset of Holdings is its ownership of restricted shares of our Common Stock.

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Upon the consummation of the Pharmaceuticals Merger, holders of Holdings capital stock will receive shares of our Common Stock. The Holdings Directors, each of whom is also a director of the Company, are each stockholders of Holdings, and will accordingly be entitled to receive shares of our Common Stock. The following table summarizes the interests of each of the Holdings Directors in the Pharmaceuticals Merger and related transactions:

Holdings Director	Beneficial Ownership of Holdings Common Stock(1)	Beneficial Ownership of Cardax Common Stock Issuable in Connection with Pharmaceuticals Merger
Nicholas Mitsakos	3,151,297 shares(2)	1,410,615 shares(3)

David G. Watumull	1,020,940 shares(4)	457,004 shares(5)

(1)	Assumes exercise of any outstanding warrants to purchase shares of capital stock of Holdings and full conversion of any shares of Series A or Series B Preferred Stock of Holdings into shares of Holdings Common Stock.

(2)	Includes (i) 2,119,544 shares of Holdings Common Stock issuable upon conversion of Holdings Series A Preferred Stock which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., the owner of such shares, (ii) 523,018 shares of Holdings Common Stock issuable upon conversion of Holdings Series A Preferred Stock which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings Inc., a member of Hawaii Biotech 2005 Series C, LLC, the owner of such shares, (iii) 423,729 shares of Holdings Common Stock issuable upon the conversion of Holdings Series A Preferred Stock which Mr. Mitsakos may be deemed to beneficially own as a member of Hawaii Biotech 2003, LLC, the owner of such shares, (iv) 28,373 shares of Holdings Common Stock issuable upon conversion of Holdings Series B Preferred Stock which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., a member of Cardax 2006, LLC, the owner of such shares, and (v) 56,633 shares of Holdings Common Stock issuable upon exercise of a certain warrant to purchase shares of Holdings Series B Preferred Stock and conversion of such shares into Holdings Common Stock, which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., the holder of such warrant.

(3)	Includes (i) 948,771 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger to Arcadia Holdings, Inc., which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., (ii) 234,118 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger to Hawaii Biotech 2005 Series C, LLC, which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., a member of such LLC, (iii) 189,674 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger to Hawaii Biotech 2003, LLC, which Mr. Mitsakos may be deemed to beneficially own as a member of such LLC, (iv) 12,701 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger to Cardax 2006, LLC, which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., a member of such LLC, and (v) 25,351 shares of Cardax Common Stock issuable upon exercise of a certain warrant to be issued to Arcadia Holdings, Inc. in exchange for a warrant to purchase shares of Holdings Series B Preferred Stock, which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc.

(4)	Includes (i) 80,000 shares of Holdings Common Stock, (ii) 764,995 shares of Holdings Common Stock issuable upon conversion of Holdings Series B Preferred Stock, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust, a member of Cardax 2008A, LLC, the owner of such shares, (iii) 59,584 shares of Holdings Common Stock issuable upon conversion of Holdings Series B Preferred Stock, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust, a member of Cardax 2006, LLC, the owner of such shares, (iv) 2,982 shares of Holdings Common Stock issuable upon conversion of Holdings Series B Preferred Stock, which Mr. Watumull may be deemed to beneficially own as a member of Cardax 2007, LLC, the owner of such shares, and (v) 113,379 shares of Holdings Common Stock issuable upon exercise of a warrant to purchase shares of Holdings Series B Preferred Stock and conversion of such shares into Holdings Common Stock, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust, a member of Cardax 2008A, LLC, the holder of such warrants.

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(5)	Includes (i) 35,810 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger, (ii) 342,435 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger to Cardax 2008A, LLC, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust, a member of such LLC, (iii) 26,672 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger to Cardax 2006, LLC, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust, a member of such LLC, (iv) 1,335 shares of Cardax Common Stock to be issued in the Pharmaceuticals Merger to Cardax 2007, LLC, which Mr. Watumull may be deemed to beneficially own as a member of such LLC, and (v) 50,752 shares of Cardax Common Stock issuable upon exercise of a certain warrant to be issued to Cardax 2008A, LLC in exchange for a warrant to purchase shares of Holdings Series B Preferred Stock, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust, a member of such LLC.

Holdings’ Equity Compensation Plan Information

On May 15, 2006, Holdings adopted, and its stockholders approved, the 2006 Stock Incentive Plan (the “2006 Holdings Plan”). The following table presents information regarding the 2006 Stock Incentive Plan as of December 31, 2013, the last day of Holdings’ most recently completed fiscal quarter prior to the Pharma Merger.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	15,290,486	$0.07	2,646,877
Equity compensation plans not approved by security holders	-	-	-
Total	15,290,486	$0.07	2,646,877

Upon the closing of the Pharma Merger, Cardax granted options to purchase shares of Cardax Common Stock under its 2014 Plan in substitution of the outstanding options granted by Holdings under the 2006 Holdings Plan (the “Holdings Options”), and the 2006 Holdings Plan was terminated. The number of shares underlying the Holdings Options described above was divided by an exchange ratio of approximately 2.2 and the exercise price was multiplied by that ratio. For a description of the securities issuable under the 2014 plan, including the Holdings Options assumed by Cardax upon the closing of the Pharma Merger, please see the section entitled “Securities Authorized for Issuance under Equity Compensation Plans” located elsewhere in this prospectus.

Holdings’ Management’s Discussion and Analysis of Financial Condition and Operations

The Company acquired its life science business through the merger of its wholly owned transitory subsidiary with and into Pharma on February 7, 2014, and the Stock Purchase Agreement. As a result of these transactions, Pharma became a wholly owned subsidiary of the Company. The only consideration the Company paid under the Stock Purchase Agreement and the Pharma Merger was shares of the Company’s Common Stock. On May 31, 2013, Pharma acquired all of the assets and assume all of the liabilities of Holdings, and continued Holdings’ life science business. Accordingly, Holdings is a predecessor of Pharma and of the Company, and the Company’s financial statements and discussion and analysis of financial condition and operations accurately represent the financial condition of Holdings for the periods prior to the closing of the Pharma Merger.

Since the closing of the Pharma Merger, Holdings has conducted no operations of its own, and its only business has been to manage its investment in the Company’s Common Stock. Additionally, Holdings’ only asset since the closing of the Pharma Merger has been its shares of the Company’s Common Stock and a small amount of cash to be used to pay any expenses related to the merger of Holdings with and into the Company. As of the end of our most recent tax year, December 31, 2014, Holdings had $21,095,246 in net operating losses. The net operating losses will be used by the Company, together with $6,743,786 in net operating losses of Pharma as December 31, 2014, subject to certain limitations under the Internal Revenue Code.

Accordingly, for additional information regarding the financial condition and operations of Holdings, please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Operations” located elsewhere in this prospectus, which discusses the financial condition and operations of Cardax, Inc., the majority-owned subsidiary of Holdings.

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Solicitation of Proxies from Holdings’ Stockholders

Special Meeting of Holdings’ Stockholders

Holdings is soliciting proxies to be voted at a Special Meeting of Holdings’ stockholders (the “Stockholders Meeting”) to be held on the date that is specified by Holdings that is expected to be between 20 and 45 days after the effective date of this prospectus at 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822. Holdings has called the Stockholders Meeting to consider the Pharmaceuticals Merger of Holdings with and into the Company, and to approve and adopt the Pharmaceuticals Merger Agreement. The Board of Directors of Holdings has recommended that Holdings stockholders vote in favor of the Pharmaceuticals Merger and the transactions contemplated thereby. The Board of Directors of Holdings is comprised of David G. Watumull and Nicholas Mitsakos, each of whom is also a director of the Company. The Company is not soliciting proxies or seeking stockholder approval for the Pharmaceuticals Merger or any related transaction.

Holdings’ stockholders may revoke a submitted proxy by delivering a written revocation or a later dated proxy prior to the Stockholders Meeting, which must be received by Holdings at least one business day prior to the date of the Stockholders Meeting. To be approved, holders of a majority (at least 50%) of the issued and outstanding shares of Holdings Common Stock, voting as a single class with the holders of Series A and Series B Preferred Stock of Holdings on an as-converted basis, must vote in favor of the Pharmaceuticals Merger and the transactions contemplated thereby. Additionally, the Holdings Governing Documents provide that, if Holdings no longer owns at least 50% of the issued and outstanding shares of Cardax Common Stock at the Effective Time of the Pharmaceuticals Merger, the holders of Holdings Series A and Series B Preferred Stock, voting together as a single class without the holders of Holdings Common Stock, must approve the Pharmaceuticals Merger and the transactions contemplated thereby. Accordingly, Holdings is also soliciting the consent of the holders of Holdings Series A and Series B Preferred Stock, voting together as a single class, to convert the shares of Holdings Preferred Stock into shares of Holdings Common Stock prior to the Pharmaceuticals Merger.

Rights of Dissenting Holdings’ Stockholders

Under the General Corporation Law of the State of Delaware (the “DGCL”), Holdings stockholders who do not vote in favor of or consent in writing to the Pharmaceuticals Merger (“Dissenting Stockholders”) are entitled to seek appraisal of the fair value of the Holdings shares held by them at the Effective Time of the Pharmaceuticals Merger, together with a fair rate of interest (for the period commencing at the Effective Time and ending at the time the appraised value of the Dissenting Stockholders’ shares is paid), if any, to be paid thereon. Section 262 of the DGCL (“Section 262”) sets forth the statutory rights of appraisal of a stockholder of a Delaware corporation and the procedures for perfecting these rights.

Section 262 provides that a stockholder of a Delaware corporation shall be entitled to an appraisal by the Delaware Court of Chancery (the “Court”) of the fair value of his, her, or its shares. Appraisal rights are available to such stockholders provided they comply with the provisions of Section 262.

Section 262 sets forth the procedures a stockholder must follow to have his, her, or its shares appraised by the Court and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of a merger, as determined by the Court. The statutory rights of appraisal granted by Section 262 are subject to strict compliance with the procedures set forth in Section 262.

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The following summary of the provisions of Section 262 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference thereto, the full text of which is incorporated herein by reference.

Under Section 262, within ten (10) days after the Effective Time, the surviving corporation in the Pharmaceuticals Merger (the “Surviving Corporation”), Cardax, will be obligated to mail to each stockholder a notice of the Pharmaceuticals Merger. A stockholder electing to exercise appraisal rights must demand in writing from the Surviving Corporation the appraisal of his, her, or its shares within twenty (20) days of the date of mailing the notice of the Pharmaceuticals Merger. Such demand will be sufficient if it reasonably informs the Surviving Corporation of the identity of the stockholder and that the stockholder intends to demand appraisal rights.

Only a stockholder of record on the Effective Time is entitled to assert appraisal rights for the shares registered in his, her, or its name. Beneficial owners who are not record owners, including, without limitation, persons whose shares are held of record by a broker or by a central securities depository or a central securities depository’s nominee, and who wish to exercise appraisal rights, are advised to consult promptly with the appropriate record owners as to the timely exercise of appraisal rights.

Within 120 days after the Effective Time of the Pharmaceuticals Merger, the Surviving Corporation or any stockholder who has properly demanded an appraisal, and who has not withdrawn the demand, has the right to file a petition with the Court demanding a determination of the fair value of the shares held by Dissenting Stockholders entitled to appraisal rights. Stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file a petition with respect to the appraisal of the value of his, her, or its shares or that the Surviving Corporation will initiate any negotiations with respect to the “fair value” of such shares. Accordingly, it is the obligation of each stockholder to initiate all necessary action to perfect such stockholder’s appraisal rights within the time periods prescribed by Section 262.

Within 120 days after the Effective Time of the Pharmaceuticals Merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within ten (10) days after the expiration of the period for delivery to the Surviving Corporation of appraisal demands.

If a petition for an appraisal is timely filed, after a hearing on such petition, the Court will determine the stockholders entitled to appraisal rights and will appraise the “fair value” thereof, exclusive of any element of value arising from the accomplishment or expectation of the Pharmaceuticals Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be “fair value.” In determining such “fair value,” the Court will take into account all relevant factors.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his, her, or its shares for any purpose or be entitled to the payment or dividends or other distributions in respect of those shares (other than those payable to stockholders of record as of a date prior to the Effective Time).

If any stockholder who demands appraisal of his, her, or its shares under Section 262 fails to perfect or effectively loses his, her, or its right to appraisal, the shares of such stockholder will be converted into the right to receive shares of Cardax Preferred Stock in accordance with the Plan of Merger.

Interests of Holdings Directors

The Board of Directors of Holdings is comprised of David G. Watumull and Nicholas Mitsakos. Each of the Holdings Directors is also a director of the Company, and a stockholder in Holdings. The Holdings Directors collectively hold 4,172,237 shares of Holdings Common Stock on a fully diluted basis. In the event the Pharmaceuticals Merger is consummated, the Holdings Directors, collectively, would be entitled to receive 1,867,619 shares of the Company’s Common Stock on a fully diluted basis.

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Management

Set forth below is a list of the names, ages and positions of our directors and executive officers, each of whom will continue to serve in his or her capacity following the consummation of the Pharmaceuticals Merger.

Name	Age	Position(s)

Nicholas Mitsakos	56	Executive Chairman of the Board of Directors

David G. Watumull	65	President, Chief Executive Officer, and Director

George W. Bickerstaff, III	59	Director

Terence A. Kelly, Ph.D.	54	Director

John B. Russell	43	Chief Financial Officer and Treasurer

Richard M. Morris	55	Secretary

David M. Watumull	33	Vice President, Operations, Assistant Treasurer and Assistant Secretary

Biographies of Directors and Executive Officers

Nicholas Mitsakos has served as our Executive Chairman of the Board since February 7, 2014. Mr. Mitsakos has served as the Executive Chairman of the Board of Pharma since its inception in May 2013, as Executive Chairman of the Board Holdings since May 2009, as Chairman of the Board of Holdings from May 2006 to May 2009, and as a Director of Holdings from its inception in March 2006 to May 2006. Mr. Mitsakos has served as the Chairman and Chief Executive Officer of Arcadia Holdings, Inc. since 1989, focusing on private equity and venture capital investments globally. He has also been a senior advisor to Sardis Capital, a London-based merchant bank since 2003, to Franklin Templeton China in Shanghai since 2001, and previously to Templeton International. Mr. Mitsakos has also served as a director of Meru Networks, Inc. since 2002, Chairman of IMEx Minerals, LLC since 2005, and Co-Chairman of Ubiquity Broadcasting Corporation since 2011. Mr. Mitsakos worked at Goldman Sachs in 1985 and Drexel Burnham Lambert from 1986 to 1989. He holds B.S. degrees in Computer Science and Microbiology from the University of Southern California, where he graduated first in his class, and an MBA from Harvard University. He taught at UCLA’s Anderson School of Business from 1992 to 1998, and is also on the board of UCLA’s Center for Cerebral Palsy within the UCLA Medical School. Mr. Mitsakos is also on the board of the Rehabilitation Hospital of the Pacific and a lecturer at the Harvard Innovation Center at Harvard University. Mr. Mitsakos provides valuable insight and leadership to our Board through his deep financial expertise and his longstanding history with the development of our business.

David G. Watumull has served as our Chief Executive Officer, President, and Director since February 7, 2014. Mr. Watumull has served as the Chief Executive Officer, President, and Director of Pharma since its inception in May 2013 and as the Chief Executive Officer, President, and Director of Holdings since its inception in March 2006. Mr. Watumull is a co-founder of Holdings and has over 20 years of experience as a biotechnology industry executive. From 2001 to 2006, Mr. Watumull served as President, Chief Executive Officer, and Director of Hawaii Biotech, Inc. Mr. Watumull was Executive Vice President of Aquasearch, Inc., a public astaxanthin consumer health company, from 1998 to 2000. From 1997 to 1998 he headed his own biotech research firm, Watumull & Co. From 1994 to 1997 he was a biotech research analyst, money manager, and investment banker at First Honolulu Securities. From 1992 to 1994 he led his own money management firm, Biovest, Inc. Prior to that, from 1982 to 1992, Mr. Watumull worked at Paine Webber in various capacities, including as a biotech money manager and investment executive. Mr. Watumull’s extensive background in the biotechnology industry, his operational acumen, and his position of leadership since the founding of our business uniquely qualifies him to serve as a member of our Board.

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George W. Bickerstaff, III has served as a Director since June 16, 2014. Mr. Bickerstaff is currently a Managing Director of M.M. Dillon & Co., LLC, which he joined in 2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global pharmaceuticals and consumer health company, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc. a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions. From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local government and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company. From January 1990 to June 1997, Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation and General Electric Company. Mr. Bickerstaff has been a member of the board of directors of CareDx, Inc., a company that develops, markets, and delivers diagnostic surveillance solutions for organ transplant recipients, since April 2014. Mr. Bickerstaff was a member of the board of directors of Vion Pharmaceuticals, Inc., from June 2005 to March 2010. Mr. Bickerstaff’s nonprofit activities include serving on the board of directors of the International Vaccine Institute, the International Centre for Missing and Exploited Children, The Center for Disease Dynamics, Economics & Policy and The Global Alliance for Vaccines and Immunization. Mr. Bickerstaff holds a B.S. in Engineering and a B.A. in Business Administration from Rutgers University (1978). Mr. Bickerstaff’s experience through various roles in establishing the strategic, operational, and financial direction of numerous private and public companies, including those in the pharmaceutical industry, will be instrumental in enabling our Board to implement our strategic plan.

Terence A. Kelly, Ph.D. has served as a Director since June 16, 2014. He has over 20 years of experience as a scientist and executive in the pharmaceutical industry starting as a medicinal chemist in 1990. Dr. Kelly is currently the President and Chief Executive Officer of CoMentis, Inc. and a founder of Kelly Pharma Research Consulting, LLC. From 1990 to 2009, Dr. Kelly served in various scientific and executive positions at Boehringer Ingelheim, where after a successful early career developing LFA-1 antagonists, he led its US-based medicinal chemistry department, which included 145 scientists in the high throughput screening, computational chemistry, structural biology, combinatorial chemistry and medicinal chemistry groups. Dr. Kelly holds a B.S. degree in Chemistry at Rensselaer Polytechnic Institute (1982) and a Ph.D. degree in Chemistry at the University of Texas at Austin (1988). He completed postdoctoral work in natural products synthesis at Yale University (1988-1990) and holds an MBA from New York University, Stern School of Business (1998). Dr. Kelly is the co-author of over 25 scientific publications and serves on the College of Natural Sciences Advisory Council for the University of Texas. Dr. Kelly’s scientific training and his track record of delivering high quality compounds into advanced clinical studies provide valuable skills and knowledge to our Board.

John B. Russell, CPA, has served as our Chief Financial Officer and Treasurer since February 7, 2014. Mr. Russell has also served as the Chief Financial Officer and Treasurer of Pharma and Holdings since July 2013. Mr. Russell is the founder of JBR Business Solutions, LLC and has served as its President since 2010. Mr. Russell has 19 years of accounting, finance, operations, and SEC reporting experience in biopharmaceutical and high-tech industries. From 2010 to the present, he has served as Chief Financial Officer for various privately-held start-up companies. Mr. Russell was in charge of the Business Advisory Services for the Grant Thornton Honolulu office from 2006 to 2010. From 2005 to 2006, Mr. Russell worked at a consulting company as the Operations Consulting - Financial Management lead, advising Cisco Systems, Inc. Mr. Russell was the General Accounting Manager of the publicly traded company Scios Inc. from 2003 to 2005, where he was in charge of SEC reporting and internal controls. Mr. Russell was the Controller for several portfolio companies in the venture capital firm, Raza Foundries, Inc., from 2001 to 2002, and the General Accounting Manager for inSilicon Corporation, a public company, from 2000 to 2001. Previous to that, Mr. Russell was an auditor at PricewaterhouseCoopers LLP from 1995 to 2000. Mr. Russell is a licensed CPA in Hawaii and has a B.A. in Economics/Accounting from Claremont McKenna College.

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Richard M. Morris has served as our Secretary since February 7, 2014. Mr. Morris has served as Assistant Secretary of Pharma since May 2013 and Assistant Secretary of Holdings since July 2013. Mr. Morris is a Partner at Herrick, Feinstein LLP, our legal counsel (“Herrick”). As a partner of Herrick, Mr. Morris represents a variety of clients, primarily in corporate matters. Prior to becoming a lawyer, Mr. Morris was an auditor with the Commodities Exchange in New York and later focused on operations and financial management at Kidder Peabody. He also was the U.S. Audit Manager for the financial division for a diversified Australian company. Mr. Morris has a B.S. in Accounting from New York University (1982) and a J.D. from Fordham University School of Law (1990), with bar admissions in New York and Connecticut.

David M. Watumull has served as our Vice President, Operations, Assistant Treasurer, and Assistant Secretary since February 7, 2014. Mr. Watumull has served as Vice President, Operations of Pharma since its inception in May 2013, Assistant Treasurer and Assistant Secretary of Pharma since July 2013, and Secretary and Treasurer of Pharma from its inception in May 2013 to July 2013. Mr. Watumull has served as Vice President, Operations, Assistant Treasurer, and Assistant Secretary of Holdings since July 2013, and previously as Director, Operations and Finance from 2009 to 2013, Operations Manager from 2008 to 2009, and Program Manager from its inception in 2006 to 2009. Mr. Watumull heads day-to-day company operations related to accounting, banking, budgeting, leasing, insurance, debt/equity transactions and due diligence, capitalization structure, reporting, corporate governance, contracting and related legal matters, intellectual property, human resources, front office, facilities and equipment, and information technology. Mr. Watumull also manages the relationships, timelines, and budgets of development partners, contractors, and regulatory consultants associated with the production and testing of Cardax products. Mr. Watumull was previously Program Manager at Hawaii Biotech, Inc. from 2005 to 2006, Project Coordinator from 2004 to 2005, and Information Technology Associate / Manager from 2002 to 2004. Mr. Watumull also worked at Aquasearch, Inc. from 2000 to 2001 in various capacities including Medical Information Specialist and Information Technology Associate. Mr. Watumull graduated first in his high school class and studied Electrical Engineering at the University of Hawaii.

Executive officers are appointed by our Board of Directors. Each executive officer holds his or her office until he or she resigns, is removed by our Board of Directors or his or her successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his or her office until his or her successor is elected and qualified or his or her earlier resignation or removal.

Family Relationships

David G. Watumull is the father of David M. Watumull. There are no other family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

Our Code of Business Conduct and Ethics, effective as of February 7, 2014 (the “Code of Ethics”), contains the ethical principles by which our Chief Executive Officer and Chief Financial Officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of our Code of Ethics may be found on our website at www.cardaxpharma.com. We will provide a copy of our Code of Ethics to any person, without charge, upon request, by writing to David G. Watumull, Cardax, Inc., 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822.

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Board Committees

We are not required under the Securities and Exchange Act to maintain any committees of our Board of Directors. We have formed certain committees of our board as a matter of preferred corporate practices.

We have an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee. Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including the following:

●	monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

●	assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;

●	provides a medium for consideration of matters relating to any audit issues; and

●	prepares the audit committee report that the rules require be included in our filings with the SEC.

The members of our audit committee are George W. Bickerstaff, III (Chairperson) and Terence A. Kelly, Ph.D. Our audit committee has a written charter available on our website at www.cardaxpharma.com.

Compensation Committee. Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives and setting compensation of these persons based on such evaluations. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

The members of our compensation committee are Terence A. Kelly, Ph.D. (Chairperson) and George W. Bickerstaff, III. Our compensation committee has a written charter available on our website at www.cardaxpharma.com.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; evaluating our Board of Directors and our management; developing, reviewing and recommending corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our Board of Directors on corporate governance and related matters.

The members of our nominating and corporate governance committee are Terence A. Kelly, Ph.D. (Chairperson) and George W. Bickerstaff, III. Our nominating and corporate governance committee has a written charter available on our website at www.cardaxpharma.com.

Indemnification

We maintain directors’ and officers’ liability insurance. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. We have entered into indemnification agreements with our directors to provide our directors and certain of their affiliated parties with additional indemnification and related rights. See “Indemnification of Directors and Officers” for further information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Delaware law, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither us nor our stockholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third-parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval; and (ii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Executive Compensation

 The following sets forth information with respect to the compensation awarded or paid to David G. Watumull, our Chief Executive Officer, Nicholas Mitsakos, our Executive Chairman of the Board, and David M. Watumull, our Vice President, Operations, Assistant Treasurer, Assistant Secretary, for all services rendered in all capacities to the Company and its predecessors during the fiscal years ending December 31, 2013 and 2014. These three executive officers are referred to as the “named executive officers” throughout this prospectus. In addition, the following sets forth information with respect to the compensation awarded or paid to our two highest compensated individuals not serving as executive officers, Gilbert M. Rishton, our Chief Science Officer, and Timothy J. King, our Vice President, Research, for all services rendered in all capacities to the Company and its predecessors during the fiscal years ending December 31, 2013 and 2014.

Compensation of Executive Officers

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers, and our two highest compensated individuals not serving as executive officers, for the two fiscal years ended December 31, 2013 and 2014:

Name	Year	Salary Paid or Accrued (1)		All Other Comp.		Total
David G. Watumull	2013	$455,855	(2)	10,446	(3)	$466,301
Chief Executive Officer	2014	$484,891	(2)	10,446	(3)	$495,337

Nicholas Mitsakos	2013	$217,897	(4)	-		$217,897
Executive Chairman	2014	$265,000	(4)	-		$265,000

David M. Watumull	2013	$143,628	(5)	-		$143,628
Vice President, Operations, Assistant Treasurer, Assistant Secretary	2014	$201,606	(5)	-		$201,606

Gilbert M. Rishton	2013	$121,527	(6)	-		$121,527
Chief Science Officer	2014	$225,966	(6)	-		$225,966

Timothy J. King	2013	$154,588	(7)	-		$154,588
Vice President, Research	2014	$195,522	(7)	-		$195,522

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(1)	Includes compensation paid and accrued. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations for additional discussion with respect to accrued compensation.

(2)	In June 2013, the annual cash salary of Mr. David G. Watumull increased to $450,000. The amounts disclosed for the 2013 and 2014 fiscal years also include payment of salary accrued prior to such years and paid in 2013 and 2014.

(3)	The amounts disclosed refer to certain annual insurance premiums paid on behalf of Mr. David G. Watumull in lieu of additional cash compensation.

(4)	In June 2013, the annual cash compensation of Mr. Mitsakos as the Executive Chairman increased to $240,000. The amount disclosed for the 2013 fiscal year also includes compensation accrued for services provided by Mr. Mitsakos as a director prior to June 2013. The amounts disclosed for the 2013 and 2014 fiscal years also include payment of compensation accrued prior to such years and paid in 2013 and 2014.

(5)	In June 2013, the annual cash salary of Mr. David M. Watumull increased to $170,000. The amounts disclosed for the 2013 and 2014 fiscal years also include payment of salary accrued prior to such years and paid in 2013 and 2014.

(6)	In June 2013, the annual cash salary of Mr. Rishton increased to $200,000. In July 2013, Mr. Rishton became employed on a full-time basis. The amounts disclosed for the 2013 and 2014 fiscal years also include payment of salary accrued prior to such years and paid in 2013 and 2014.

(7)	In June 2013, the annual cash salary of Mr. King increased to $170,000. The amounts disclosed for the 2013 and 2014 fiscal years also include payment of salary accrued prior to such years and paid in 2013 and 2014.

Outstanding Equity Awards to Executive Officers at Fiscal Year-End 2014

The following table sets forth information regarding outstanding option awards to our named executive officers as of December 31, 2014:

	Option awards(1)(2)
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
David G. Watumull	1,750,588		-	-	$0.155	February 7, 2024
David G. Watumull	4,530,023		411,822	-	$0.625	February 7, 2024

Nicholas Mitsakos	1,496,700	(3)	-	-	$0.155	February 7, 2024
Nicholas Mitsakos	2,531,941		230,180	-	$0.625	February 7, 2024

David M. Watumull	45,058		-	-	$0.155	February 7, 2024
David M. Watumull	2,189,507		199,047	-	$0.625	February 7, 2024

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(1)	The type of securities underlying all outstanding option awards is our Common Stock. The unexercisable options reported as of December 31, 2014 vested ratably on January 7, 2015 and February 7, 2015, and are presently exercisable as of March 12, 2015.

(2)	None of our named executive officers have received stock awards.

Compensation of Directors

The following table sets forth information regarding each element of compensation that we paid or awarded to our independent directors for the two fiscal years ended December 31, 2013 and 2014:

Name	Year	Board Fees Paid or Accrued (1)		Stock Awards		Total
Frank C. Herringer	2013	$25,000	(2)	$-		$25,000
Frank C. Herringer	2014	$36,458	(3)	$62,937	(4)	$99,395

George W. Bickerstaff, III	2013	$-		$-		$-
George W. Bickerstaff, III	2014	$-		$179,828	(5)	$179,828

Tamar D. Howson	2013	$-		$-		$-
Tamar D. Howson	2014	$-		$179,828	(6)	$179,828

Terence A. Kelly	2013	$-		$-		$-
Terence A. Kelly	2014	$-		$166,749	(7)	$166,749

(1)	Includes board fees paid and accrued. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations for additional discussion with respect to accrued board fees.

(2)	The amount disclosed for the 2013 fiscal year represents compensation accrued for services provided by Mr. Herringer as a director in the 2013 fiscal year.

(3)	The amount disclosed for the 2014 fiscal year also includes payment of compensation accrued prior to such year and paid in 2014.

(4)	The amount disclosed represents compensation recognized in 2014 for stock awarded in connection with continued services provided by Mr. Herringer as an independent director. The shares of Common Stock are subject to a risk of forfeiture and vest quarterly in arrears commencing on June 1, 2014.

(5)	The amount disclosed represents compensation recognized in 2014, in accordance with elections made under 83(b) of the Internal Revenue Code, for stock awarded in connection with services provided by Mr. Bickerstaff as an independent director commencing in June 2014. The shares of Common Stock are subject to a risk of forfeiture and vest quarterly in arrears commencing on June 1, 2014.

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(6)	The amount disclosed represents compensation recognized in 2014, in accordance with elections made under 83(b) of the Internal Revenue Code, for stock awarded in connection with services provided by Ms. Howson as an independent director commencing in June 2014. The shares of Common Stock are subject to a risk of forfeiture and vest quarterly in arrears commencing on June 1, 2014.

(7)	The amount disclosed represents compensation recognized in 2014, in accordance with elections made under 83(b) of the Internal Revenue Code, for stock awarded in connection with services provided by Dr. Kelly as an independent director commencing in June 2014. The shares of Common Stock are subject to a risk of forfeiture and vest quarterly in arrears commencing on June 1, 2014.

Mr. Mitsakos, our Executive Chairman of the Board, received compensation for his services as a director as set forth under “Compensation of Executive Officers.”

Outstanding Equity Awards to Directors at Fiscal Year-End 2014

The following table sets forth information regarding outstanding option awards to directors as of December 31, 2014:

	Option awards(1)
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
Frank C. Herringer	297,381	-	-	$0.155	February 7, 2024
Frank C. Herringer	285,101	25,921	-	$0.625	February 7, 2024

(1)	The type of security underlying all outstanding option awards is our Common Stock. The unexercisable options reported as of December 31, 2014 vested ratably on January 7, 2015 and February 7, 2015, and are presently exercisable as of March 12, 2015.

Mr. Mitsakos, our Executive Chairman of the Board, received option awards for his services as a director as set forth under “Outstanding Equity Awards to Directors at Fiscal Year-End 2013.”

The following table sets forth information regarding outstanding stock awards to directors as of December 31, 2014:

Stock awards(1)
Name	Number of securities awarded
Frank C. Herringer	198,225
George W. Bickerstaff, III	198,225
Tamar D. Howson	198,225
Terence A. Kelly	182,078

(1)	The type of security awarded is our Common Stock, which is subject to a risk of forfeiture and which vests quarterly in arrears commencing on June 1, 2014.

62

Employment and Consulting Agreements

We are currently party to employment agreements with each of Messrs. David G. Watumull, David M. Watumull, Gilbert M. Rishton and Timothy J. King, which provide for employment for an initial term of one year, subject to renewal and earlier termination rights as provided in such agreements. These agreements provide for compensation terms and duration of employment as set forth in each such agreement. Such agreements include restrictive covenants concerning competition with us and solicitation of our employees and clients, if such individuals are terminated for cause as defined in such agreements.

On February 7, 2014, we entered into an Agreement for Services as the Executive Chairman with Nicholas Mitsakos, pursuant to which Mr. Mitsakos agreed to serve as our Executive Chairman. We agreed to pay Mr. Mitsakos an annual salary of $240,000 for his services as an executive officer. The compensation arrangement of the Executive Chairman of the Company was subsequently amended so that, effective April 1, 2015, he will receive an aggregate annual compensation equal to $150,000, payable quarterly, in arrears, in the form of a grant of shares of the Company’s Common Stock or non-qualified stock options to purchase shares of Common Stock that will be granted under the 2014 Plan.

Each of the Company’s independent directors entered into an agreement dated June 30, 2015 that provides for an annual compensation equal to $100,000, payable quarterly in arrears in the form of a grant of shares of Common Stock or non-qualified stock options to purchase shares of Common Stock that will be granted under the Equity Compensation Plan.

2014 Equity Compensation Plan

Our 2014 Plan is administered by our compensation committee. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of Cardax and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company. The issuance of awards under the 2014 Plan is at the discretion of our compensation committee, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under the 2014 Plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries.

An aggregate of 45,420,148 shares of our Common Stock have been reserved for issuance under the 2014 Plan, which is subject to adjustment as described in such plan. As of August 31, 2015, there are 13,011,251 shares of Common Stock available for future awards under the 2014 Plan.

On June 30, 2015, we granted options under our 2014 Plan, as amended to certain directors, officers, employees and service providers as payment of accrued and unpaid amounts owed to such persons. The total number of shares of Common Stock underlying the options that were issued on such date is: 4,652,076. We did not receive any cash proceeds from the issuance of these securities. The consideration received by us was payment or satisfaction of an accrued obligation by us to the persons who received the options. All such options granted under the 2014 Plan were issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2). No such options have been exercised as of the date of this prospectus.

The terms of all options that have been granted were fully vested when granted, have a term of 5 years from the date of the grant and have anti-dilution protection for mergers and other similar transactions that are similar to the provisions in our Class A Warrants.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Nicholas Mitsakos, our Executive Chairman, is the sole owner, Chairman and Chief Executive Officer of Arcadia Holdings, Inc. (“Arcadia”). On September 23, 2010, Arcadia purchased a certain secured promissory note from Holdings in the principal amount of $99,900. On March 23, 2013, that certain secured promissory note, as amended, together with all accrued interest thereon owed to Arcadia, was converted into a certain secured convertible promissory note of Holdings in the principal amount of $125,852. On May 31, 2013, that certain secured convertible promissory note, together with all accrued interest thereon owed to Arcadia, was exchanged for a certain secured convertible promissory note of Pharma in the principal amount of $128,231. Upon the consummation of the Pharma Merger, (i) the outstanding principal amount of that certain secured convertible promissory note of Pharma, together with all accrued interest thereon owed to Arcadia, was automatically converted into an aggregate number of 219,335 shares of our Common Stock and (ii) Cardax issued to Arcadia a warrant to purchase an aggregate of 219,335 shares of our Common Stock at an exercise price equal to $0.625 per share through February 7, 2019.

63

On January 30, 2012, Koffee Korner Inc. issued (1) 10,000,000 shares of its common stock to its sole director and sole officer Nazneen D’Silva in exchange for her ownership interest in Koffee Korner’s Inc., a Texas corporation, and (2) 200,000 shares of its common stock to its former legal counsel Frank J. Hariton as a founder and promoter. We distributed all of the shares of Koffee Korner’s Inc., to Nazneen D’Silva, pursuant to that certain Spin-Off Agreement, dated as of February 7, 2014, which provides that we are indemnified and held harmless against any and all losses, liabilities, damages and expenses whatsoever as and when incurred arising out of, or based upon, or in connection with our business and the business of Koffee Korner’s Inc. prior to the date of such distribution.

On July 30, 2013, Pharma entered into an agreement with JBR Business Solutions, LLC, pursuant to which John B. Russell agreed to serve as Pharma’s chief financial officer. Pharma agreed to pay JBR Business Solutions a fee of $7,000 per month. John B. Russell, our Chief Financial Officer, is the founder and president of JBR Business Solutions.

Between May 2013 and November 2013, Paulson Cardax Investments I, LLC purchased certain senior secured convertible promissory notes from Pharma in the aggregate principal amount of $2,281,792. Upon the consummation of the Pharma Merger, (i) the outstanding principal amount of those certain senior secured convertible promissory notes, together with all accrued interest thereon, was automatically converted into an aggregate number of 3,872,434 shares of our Common Stock and (ii) Cardax issued to Paulson Cardax Investments I, LLC a warrant to purchase an aggregate of 3,872,434 shares of our Common Stock at an exercise price equal to $0.625 per share through February 7, 2019.

Immediately prior to the closing of the Pharma Merger further described above, Holdings owned approximately 39% of our issued and then outstanding common stock and we owned 40% of the issued and outstanding common stock of Pharma.

From July 1, 2013 to February 7, 2014, we leased our principal office, located at 167 Penn Street, Washington Boro, Pennsylvania, on a month-to-month basis from our former chief executive officer Austin Kibler for a monthly rent of $1.00. Effective February 10, 2014, shortly after our acquisition of Cardax Pharma, Inc., we moved our principal office to Honolulu, Hawaii.

On June 16, 2014, we issued 160,550 shares of our Common Stock to each of George W. Bickerstaff, III, Tamar D. Howson, Terence A. Kelly, Ph.D., and Frank C. Herringer, directors of the Company. Such shares were issued to each director as compensation for his or her service as an independent director of the Company pursuant to the terms of agreements between each independent director and the Company. On July 14, 2014, we issued 37,675 shares of our Common Stock to George W. Bickerstaff, III in connection with his appointments as Chairperson of the Audit Committee and member of the Nominating and Corporate Governance Committee. On July 14, 2014, we issued 37,675 shares of our Common Stock to Tamar D. Howson in connection with her appointments as Chairperson of the Compensation Committee and member of the Audit Committee. On July 14, 2014, we issued 37,675 shares of our Common Stock to Frank C. Herringer in connection with his appointments as Chairperson of the Nominating and Corporate Governance Committee and member of the Compensation Committee. On July 14, 2014, we issued 21,528 shares of our Common Stock to Terence A. Kelly, Ph.D. in connection with his appointments as member of the Compensation Committee and member of the Audit Committee. The shares issued to each independent director were subject to a risk of forfeiture and vested quarterly in arrears, commencing on June 1, 2014.

On June 30, 2015, we issued 55,556 shares of our Common Stock to each of George W. Bickerstaff, III and Terence A. Kelly, Ph.D. Such shares were fully vested upon issuance and were issued to each director as compensation for services as an independent director of the Company pursuant to the terms of agreements between each independent director and the Company.

64

The Pharmaceuticals Merger Agreement provides for the merger of Holdings, our principal stockholder, with and into us. David G. Watumull and Nicholas Mitsakos are the only directors of Holdings. Each individual is also a director of us and a stockholder of Holdings. Each individual has a personal interest in the Pharmaceuticals Merger, including the right to receive shares of our Common Stock in exchange for their equity interest in Holdings. Pursuant to the terms of the Pharmaceuticals Merger Agreement, upon the consummation of the Pharmaceuticals Merger, our board will authorize and we will issue shares of our Common Stock to the holders of Holdings Capital Stock. Additionally, upon consummation of the Pharmaceuticals Merger, the shares of our Common Stock held by Holdings immediately prior to the closing of the Pharmaceuticals Merger will be cancelled. The closing of the Pharmaceuticals Merger is subject to certain conditions to closing specified in the Pharmaceuticals Merger Agreement, and will occur on or promptly after the date that such conditions are satisfied or waived by the applicable party. These conditions include the approval of the terms and conditions of the Pharmaceuticals Merger Agreement by the stockholders of Holdings and the effectiveness of a registration statement covering the shares of our Common Stock that will be issued. For more detailed information regarding the interests of the Holdings Directors in the Pharmaceuticals Merger, please see the section entitled “Holdings’ Stockholder Matters” located elsewhere in this prospectus.

Director Independence

George W. Bickerstaff, III and Terence A. Kelly, Ph.D. are our independent directors. Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Legal Matters

The validity of the shares of Common Stock covered by this prospectus will be passed upon by Herrick, Feinstein LLP, New York, New York.

65

Experts

The financial statements included in this prospectus have been so included in reliance on the report of KBL, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC under the Securities Act a registration statement on Form S-4 relating to the shares of Common Stock that will be issued in connection with the Pharmaceuticals Merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our Common Stock, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may inspect a copy of the registration statement and the exhibits and schedules thereto without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from such office at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus is a part, at the SEC’s Internet website.

66

INDEX TO FINANCIAL STATEMENTS

CARDAX, INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Cardax, Inc. and Subsidiary

Honolulu, Hawaii

We have audited the accompanying consolidated balance sheets of Cardax, Inc. and Subsidiary (the “Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardax, Inc. and Subsidiary as of December 31, 2014 and 2013, and the results of its consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained significant operating losses and needs to obtain additional financing to continue the development of their products. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, NY
March 13, 2015

F-2

Cardax, Inc., and Subsidiary

CONSOLIDATED BALANCE SHEETS

As of December 31,

	2014	2013
ASSETS

CURRENT ASSETS
Cash	$35,696	$222,410
Inventory	958,575	986,674
Deposits and other assets	92,829	94,220
Prepaid expenses	19,862	14,380
Total current assets	1,106,962	1,317,684

PROPERTY AND EQUIPMENT, net	20,611	26,041

INTANGIBLE ASSETS, net	419,518	424,757

TOTAL ASSETS	$1,547,091	$1,768,482

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued payroll and payroll related expenses	$3,555,961	$3,774,580
Notes payable, current portion, net of discount of $0 and $4,592 as of December 31, 2014 and 2013, respectively	-	9,039,444
Accounts payable	641,991	682,319
Accrued interest	-	657,092
Fees payable to directors	418,546	468,546
Employee settlement	50,000	50,000
Patent license payable, current	10,000	10,000
Other current liabilities	85,004	12,613
Total current liabilities	4,761,502	14,694,594

NON-CURRENT LIABILITIES
Patent license payable, less current portion	-	10,000

Total non-current liabilities	-	10,000

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	4,761,502	14,704,594

STOCKHOLDERS’ DEFICIT
Preferred Stock - $0.001 par value; 50,000,000 shares authorized, shares issued and outstanding as of December 31, 2014 and 2013, respectively	-	-
Preferred Series A - $0.001 par value; 0 and 40,118,013 shares authorized, issued, and outstanding as of December 31, 2014 and 2013, respectively	-	40,118
Preferred Series B - $0.001 par value; 0 and 55,555,555 shares authorized, 0 and 20,237,459 issued and outstanding as of December 31, 2014 and 2013, respectively	-	20,237
Common stock - $0.001 par value; 400,000,000 shares authorized, 63,885,930 and 33,229,093 shares issued and outstanding as of December 31, 2014 and 2013, respectively	63,886	33,229	*
Additional paid-in-capital	46,908,249	19,867,961	*
Deferred compensation	(294,264)	-
Accumulated deficit	(49,892,282)	(32,897,657)
Total stockholders’ deficit	(3,214,411)	(12,936,112)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,547,091	$1,768,482

*December 31, 2013 retroactively adjusted to reflect effects of the reverse acquisition transaction.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,

	2014	2013

REVENUES	$-	$-

OPERATING EXPENSES:
Stock based compensation	11,667,361	9,877
Selling, general, and administrative expenses	4,014,859	2,620,792
Research and development	1,160,771	944,330
Depreciation and amortization	38,972	36,231
Total operating expenses	16,881,963	3,611,230

Loss from operations	(16,881,963)	(3,611,230)

OTHER INCOME (EXPENSES):
Interest expense	(118,780)	(741,916)
Interest income	3,692	1,211
Loss on abandonment of patents	-	(9,340)
Gain on sale of assets	2,426	110
Total other income (expenses)	(112,662)	(749,935)

Loss before provision for income taxes	(16,994,625)	(4,361,165)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(16,994,625)	$(4,361,165)

NET LOSS PER SHARE
Basic	$(0.28)	$(0.13)
Diluted	$(0.28)	$(0.13)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE
Basic	60,225,524	33,229,093
Diluted	60,225,524	33,229,093

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the years ended December 31, 2014 and 2013

	Common Stock		Preferred Series A		Preferred Series B		Additional	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In-Capital	Compensation	Deficit	Total

Balance at January 1, 2013 *	33,229,093	$33,229	40,118,013	$40,118	20,237,459	$20,237	$19,858,084	$-	$(28,536,492)	$(8,584,824)

Stock based compensation	-	-	-	-	-	-	9,877	-	-	9,877

Net loss	-	-	-	-	-	-	-	-	(4,361,165)	(4,361,165)

Balance at December 31, 2013	33,229,093	33,229	40,118,013	40,118	20,237,459	20,237	19,867,961	-	(32,897,657)	(12,936,112)

Effect of reverse merger	5,548,404	5,548	(40,118,013)	(40,118)	(20,237,459)	(20,237)	54,807	-	-	-

Conversion of 2013 notes payable	14,446,777	14,447	-	-	-	-	9,014,813	-	-	9,029,260

Conversion of 2014 notes payable	3,353,437	3,353	-	-	-	-	2,092,554	-	-	2,095,907

Issuance of common stock	6,276,960	6,277	-	-	-	-	3,916,823	-	-	3,923,100

Common stock grants to independent directors	776,753	777	-	-	-	-	705,457	-	-	706,234

Deferred compensation	-	-	-	-	-	-	-	(294,264)	-	(294,264)

Stock option exercise	4,506	5	-	-	-	-	693	-	-	698

Common stock grants to consultant	250,000	250	-	-	-	-	87,250	-	-	87,500

Stock based compensation - warrants	-	-	-	-	-	-	5,250,540	-	-	5,250,540

Stock based compensation - options	-	-	-	-	-	-	5,917,351	-	-	5,917,351

Net loss	-	-	-	-	-	-	-	-	(16,994,625)	(16,994,625)

Balance at December 31, 2014	63,885,930	$63,886	-	$-	-	$-	$46,908,249	$(294,264)	$(49,892,282)	$(3,214,411)

*December 31, 2013 retroactively adjusted to reflect effects of the reverse acquisition transaction.

The accompanying notes are an integral part of this consolidated financial statements.

F-5

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

	2014	2013

Cash flows from operating activities:
Net loss	$(16,994,625)	$(4,361,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38,972	36,231
Stock based compensation	11,667,361	9,877
Amortization of debt discount	4,592	60,581
Gain on sale of assets	(2,426)	(110)
Loss on abandonment of patents	-	9,340
Changes in assets and liabilities:
Deposits and other assets	1,391	(54,516)
Prepaid expenses	(5,482)	(3,197)
Inventory	28,099	-
Accrued payroll and payroll related expenses	(218,619)	77,683
Accounts payable	(40,328)	(29,867)
Accrued interest	(101,553)	450,555
Fees payable to directors	(50,000)	(64,455)
Patent license payable	(10,000)	(15,833)
Other current liabilities	(12,613)	8,189
Lease settlement payable	-	(251,184)
Net cash used in operating activities	(5,695,231)	(4,127,871)
Cash flows from investing activities:
Purchases of property and equipment	(1,633)	(30,259)
Proceeds from sale of property and equipment	2,430	110
Cash received on deposit of sale of equipment	85,000	-
(Increase) in intangible assets	(26,670)	(29,696)
Net cash provided by (used in) investing activities	59,127	(59,845)
Cash flows from financing activities:
Proceeds from the issuance of common stock	3,923,798	-
Proceeds from the issuances of notes payable	2,076,000	5,550,403
Repayment of principal on notes payable	(550,408)	(1,148,076)
Net cash provided by financing activities	5,449,390	4,402,327
NET (DECREASE) INCREASE IN CASH	(186,714)	214,611
Cash at the beginning of the year	222,410	7,799
Cash at the end of the year	$35,696	$222,410

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of accrued interest into notes payable	$-	$467,438
Conversion of notes payable and accrued interest into common stock	$11,125,167	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$188,382	$234,400
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – COMPANY BACKGROUND

Cardax Pharmaceuticals, Inc. (“Holdings”) was incorporated in the State of Delaware on March 23, 2006.

In May of 2006, Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into Holdings. Holdings issued (i) 9,447,100 shares of common stock of Holdings, (ii) 14,440,920 shares of Series A preferred stock of Holdings, (iii) 11,113,544 shares of Series B preferred stock of Holdings and (iv) 13,859,324 shares of Series C preferred stock of Holdings to Hawaii Biotech, Inc., in exchange for the assets and liabilities contributed to Holdings. The above shares were then distributed by Hawaii Biotech, Inc. to its shareholders. An additional 704,225 shares of Series C preferred stock were issued as part of the initial capitalization of Holdings. On January 30, 2007, all outstanding shares of Series A, B, and C preferred stock were converted into shares of Series A preferred stock.

Holdings was formed for the purpose of developing a platform of proprietary, exceptionally safe, small molecule compounds for large unmet medical needs where oxidative stress and inflammation play important causative roles. Holdings’ platform has application in arthritis, metabolic syndrome, liver disease, and cardiovascular disease, as well as macular degeneration and prostate disease. Holdings’ current primary focus is on the development of astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity.

In May of 2013, Holdings formed a 100% owned subsidiary company called Cardax Pharma, Inc. (“Pharma”). Pharma was formed to maintain Holdings’ operations going forward, leaving Holdings as an investment holding company.

On November 29, 2013, Holdings entered into a definitive merger agreement (“Merger Agreement”) with Koffee Korner Inc., a Delaware corporation (“Koffee Korner”) (OTCQB:KOFF), and its wholly owned subsidiary (“Koffee Sub”), pursuant to which, among other matters and subject to the conditions set forth in such Merger Agreement, Koffee Sub would merge with and into Pharma. In connection with such merger agreement and related agreements, upon the consummation of such merger, Pharma would become a wholly owned subsidiary of Koffee Korner and Koffee Korner would issue shares of its common stock to Holdings. At the effective time of such merger, Holdings would own a majority of the shares of the then issued and outstanding shares of common stock of Koffee Korner.

On February 7, 2014, Holdings completed its merger with Koffee Korner, which was renamed to Cardax, Inc. (the “Company”) (OTCQB:CDXI). Concurrent with the merger: (i) the Company received aggregate gross cash proceeds of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of the Company’s common stock, together with five year warrants to purchase an aggregate of 6,276,960 shares of the Company’s common stock at $0.625 per share, (ii) the notes issued on January 3, 2014, in the outstanding principal amount of $2,076,000 and all accrued interest thereon, automatically converted into 3,353,437 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 3,321,600 shares of common stock at $0.625 per share, (iii) the notes issued in 2013, in the outstanding principal amount of $8,489,036 and all accrued interest thereon, automatically converted into 14,446,777 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 14,446,777 shares of common stock at $0.625 per share, (iv) stock options to purchase 15,290,486 shares of Holdings common stock at $0.07 per share were cancelled and substituted with stock options to purchase 6,889,555 shares of the Company’s common stock at $0.155 per share, (v) additional stock options to purchase 20,867,266 shares of the Company’s common stock at $0.625 per share were issued, and (vi) the notes issued in 2008 and 2009, in the outstanding principal amounts of $55,000 and $500,000, respectively, and all accrued interest thereon, were repaid in full. The assets and liabilities of Koffee Korner were distributed in accordance with the terms of a spin-off agreement on the closing date.

F-7

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 – COMPANY BACKGROUND (continued)

On August 28, 2014, the Company entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with its principal stockholder, Holdings, pursuant to which Holdings will merge with and into the Company (the “Holdings Merger”). There will not be any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings will receive shares of the Company’s newly issued preferred stock that will automatically convert, without charge, into an aggregate number of shares of the Company’s common stock that are held by Holdings on the date of the closing of the Holdings Merger and the Company’s restricted shares of common stock held by Holdings will be cancelled. Accordingly, there will not be any change to the Company’s capitalization due to the Holdings Merger. As of December 31, 2014, the Holdings Merger had not been completed.

Going concern matters

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $16,994,625 and $4,361,165 for the years ended December 31, 2014 and 2013, respectively. As a result of these and other factors, the Company’s independent registered public accounting firm has included an explanatory paragraph in their report on the consolidated financial statements as to the substantial doubt about the Company’s ability to continue as a going concern.

The Company plans to raise additional capital to carry out its business plan. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Cardax, Inc., and its wholly owned subsidiary, Cardax Pharma, Inc., and its predecessor, Cardax Pharmaceuticals, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and the accompanying notes. Estimates in these consolidated financial statements include asset valuations, estimates of future cash flows from and the economic useful lives of long-lived assets, valuations of stock compensation, certain accrued liabilities, income taxes and tax valuation allowances, and fair value estimates. Despite management’s intention to establish accurate estimates and reasonable assumptions, actual results could differ materially from these estimates and assumptions.

F-8

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company held no cash equivalents at December 31, 2014 and 2013.

The Company maintains cash and cash equivalent deposit accounts at several financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance at times may exceed these limits. As of December 31, 2014 and 2013, the Company did not have any amounts in excess of federally insured limits on deposit.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method. Market is defined as sales price less cost to dispose and a normal profit margin. Inventory costs include materials and third party costs.

The Company provides a reserve against inventory for known or expected inventory obsolescence. The reserve is determined by specific review of inventory items for product age and quality which may affect salability. At December 31, 2014 and 2013, the Company determined that a reserve was not necessary.

Property and equipment, net

Property and equipment are recorded at cost, less depreciation. Equipment under capital lease obligations and leasehold improvements are amortized on the straight-line method over the shorter period of the lease term or the estimated useful life of the equipment. Such amortization is included in depreciation and amortization in the consolidated financial statements.

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets are as follows.

Furniture and office equipment	7 years
Research and development equipment	3 to 7 years
Information technology equipment	5 years
Software	3 years

Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is charged to income for the period.

Impairment of long-lived assets

In accordance with ASC 360 No., Property, Plant, and Equipment; the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets, as appropriate, may not be recoverable.

When the sum of the undiscounted future net cash flows expected to result from the use and the eventual disposition is less than the carrying amounts, an impairment loss would be measured based on the discounted cash flows compared to the carrying amounts. There was no impairment charge recorded for the years ended December 31, 2014 and 2013.

F-9

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value measurements

US GAAP establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2:	Inputs to the valuation methodology include:

●	Quoted prices for similar assets or liabilities in active markets;

●	Quoted prices for identical or similar assets or liabilities in inactive markets;

●	Inputs other than quoted prices that are observable for the asset or liability; and

●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

As of December 31, 2014 and 2013, there were no recurring fair value measurements of assets and liabilities subsequent to initial recognition.

F-10

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock based compensation

The Company accounts for stock based compensation costs under the provisions of ASC No. 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all share based payments granted to employees, officers, directors, and consultants based on the grant date fair value estimated in accordance with the provisions of ASC No. 718. ASC No. 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

Basic and diluted net income (loss) per share

Basic earnings per common share is calculated by dividing net loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per common share is calculated by dividing net loss for the year by the sum of the weighted average number of common shares outstanding during the year plus the number of potentially dilutive common shares (“dilutive securities”) that were outstanding during the year. Dilutive securities include options granted pursuant to the Company’s stock option plans, and warrants issued to non-employees. Potentially dilutive securities are excluded from the computation of earnings per share in periods in which a net loss is reported, as their effect would be antidilutive.

Income taxes

The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carry-forwards, and other tax credits measured by applying currently enacted tax laws. A valuation allowance is provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

The Company files income tax returns in the United States (“U.S.”) Federal and the States of Hawaii and California jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

F-11

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

The following represents the open tax years and jurisdictions that the Company used in its evaluation of tax positions:

Open tax years ending December 31,	Jurisdiction
2011 - 2014	U.S. Federal
2011 - 2014	State of Hawaii
2011 - 2014	State of California

The Company did not recognize any tax liabilities for income taxes associated with unrecognized tax benefits as of December 31, 2014 and 2013. It is the Company’s policy is to include interest and penalties related to unrecognized tax benefits, if any, within the provision for taxes in the statements of operations.

Advertising

The Company expenses all advertising costs as incurred and are included as an element of general and administrative costs in the accompanying statements of operations. There were no advertising expenses for the years ended December 31, 2014 and 2013.

Research and development

Research and development costs are expensed as incurred and consists primarily of salaries and wages of scientists and related personnel engaged in research and development activities, scientific consultations, manufacturing of product candidates, third-party research, laboratory supplies, rents associated with operating leased laboratory equipment, and scientific advisory boards. The focus of these costs is on the development of Astaxanthin technologies.

Reclassifications

The Company has made certain reclassifications to conform its prior periods’ data to the current presentation. These reclassifications had no effect on the reported results of operations or cash flows.

Recent accounting pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities – Elimination of Certain Financial Reporting requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The provisions of ASU No. 2014-10 remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company elected to early adopt the provisions of ASU No. 2014-10 as permitted by this ASU effective its June 30, 2014, financial statements. This early adoption allowed the Company to remove the disclosures noted in items (1) to (3) above.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

F-12

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 – INVENTORY

Inventory consists of the following as of:

	December 31, 2014	December 31, 2013
Processed materials	$958,575	$986,674
Total inventories	$958,575	$986,674

At December 31, 2014 and December 31, 2013, inventory in the amount of $924,452 is stored at one of the Company’s suppliers, which is located in Germany.

During the year ended December 31, 2014, the Company utilized $28,099 in Astaxanthin as part of commercial product research and development.

The Company has no reserves established as of December 31, 2014 and 2013 on this inventory.

NOTE 4 – PROPERTY AND EQUIPMENT, net

Property and equipment, net, consists of the following as of:

	December 31, 2014	December 31, 2013
Research and development equipment	$-	$686,673
Leasehold improvements	-	153,161
Information technology equipment	31,892	105,319
Furniture and office equipment	10,161	78,678
Software	-	9,386
	42,053	1,033,217
Less accumulated depreciation	(21,442)	(1,007,176)
Total property and equipment, net	$20,611	$26,041

Depreciation expense was $7,063 and $5,622, for the years ended December 31, 2014 and 2013, respectively.

During the year ended December 31, 2014, the Company wrote off $992,797 of fully depreciated property and equipment. There was no effect on the statement of operations for the year ended December 31, 2014.

F-13

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 – INTANGIBLE ASSETS, net

Intangible assets, net, consists of the following as of:

	December 31, 2014	December 31, 2013
Patents	$393,370	$380,394
Less accumulated amortization	(200,272)	(168,363)
	193,098	212,031
Patents pending	226,420	212,726
Total intangible assets, net	$419,518	$424,757

Patents are amortized straight-line over a period of fifteen years. Amortization expense was $31,909 and $30,609, for the years ended December 31, 2014 and 2013, respectively.

The Company has capitalized costs for several patents that are still pending. In those instances, the Company has not recorded any amortization. The Company will commence amortization when these patents are approved.

The Company owns 20 issued patents, including 13 in the United States and 7 others in China, India, Japan, and Hong Kong. These patents will expire during the years of 2023 to 2028, subject to any patent term extensions of the individual patent. The Company has 1 patent application pending in the United States and 5 foreign patent applications pending in Europe, Canada, and Brazil.

F-14

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM NOTES PAYABLE, net

The Company’s notes payable outstanding were as follows as of:

	December 31, 2014	December 31, 2013
2008 Unsecured promissory note. Originated on November 12, 2008. Principal of $100,000 with $45,000 to be repaid by June 30, 2009, with $10,000 in monthly payments thereafter until repaid in full. Required a one-time interest payment of $15,000. This note was paid in full on February 7, 2014.	$-	$55,000
2009 Non-mandatorily convertible, unsecured note. Originated on March 31, 2009, principal of $500,000 accrues interest at 8% per annum. Principal and interest were due in full on March 31, 2014 or convertible at the option of the note holder into Series B preferred stock at a rate of $0.45 per share. A warrant to purchase 222,222 shares of preferred Series B stock was issued in conjunction with this note. This note was paid in full on February 7, 2014.	-	500,000
2013 Bridge Loan. Principal from existing notes in the amount of $3,180,806 (comprised of $2,621,195 in principal outstanding as of December 31, 2012 and $559,611 in new principal issued from January through April 2013) along with accrued interest of $467,438 were converted into a 2013 Bridge Loan along with $4,840,792 of new principal. These notes accrued interest at 10% per annum with outstanding principal and interest due in 2014. These notes converted into common shares as part of the February 7, 2014 reverse acquisition transaction.	-	8,489,036
2014 Bridge Loan. Originated in January 2014. Principal of $2,076,000 issued in January 2014. These notes accrued interest at 10% per annum with outstanding principal and interest due in 2014. These notes converted into common shares as part of the February 7, 2014 reverse acquisition transaction.	-	-
Total notes payable	-	9,044,036

Current maturities of long-term, net of discount	-	9,039,444
Discount attributable to current maturities	-	4,592
Total current maturities	-	9,044,036
Long-term notes payable, less current maturities	$-	$-

F-15

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM NOTES PAYABLE, net (continued)

Interest

Interest expense on these notes was $112,450 and $681,335, for the years ended December 31, 2014 and 2013, respectively.

Interest accrued on these notes as of December 31, 2014 and 2013, was $0 and $657,092, respectively.

Note conversion

The Company tested the conversion of the 2012 short-term unsecured promissory notes and 2010 to 2012 secured promissory notes to bridge loans in 2013 for potential extinguishment accounting. The fair market value of the notes prior to conversion as compared to the fair market value of the notes subsequent the conversion was less than a 10% difference and, as such, the notes were not considered to be substantially different.

Discount

A discount on these notes of $0 and $4,592, as of December 31, 2014 and December 31, 2013, respectively, was based on the fair value of detachable warrants issued at the time of funding. This discount was amortized straight-line over the underlying term of the note. Interest expense of $4,592 and $60,581, for the years ended December 31, 2014 and 2013, respectively, was recognized as amortization of this discount.

A summary of the debt discount activity for the years ended December 31, 2014 and 2013 is as follows:

Balance January 1, 2013	$65,173
Amortization of debt discount	(60,581)
Balance December 31, 2013	4,592
Amortization of debt discount	(4,592)
Balance at December 31, 2014	$-

NOTE 7 – STOCKHOLDERS’ DEFICIT

Authorized shares – Holdings

On March 23, 2006, Holdings was authorized to issue 10,000 shares of common stock with a par value of $0.001 per share. On May 5, 2006, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 219,582,802 of which 127,000,000 were designated as common stock and the remaining 92,582,802 was designated as preferred stock. The 92,582,802 of preferred stock was allocated 14,440,920 to Series A, 11,113,544 Series B, 42,028,338 to Series C with 25,000,000 undesignated. Par value for all classes of stock was $0.001.

On January 30, 2007, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 245,673,568 of which 150,000,000 were designated as common stock and the remaining 95,673,568 was designated as preferred stock. The 95,673,568 of preferred stock was allocated 40,118,013 to Series A and 55,555,555 to Series B. As part of this amendment all outstanding shares of Series A, B, and C preferred stock on the date of amendment were converted into shares of Series A preferred stock. Par value for all classes of stock was $0.001.

F-16

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ DEFICIT (continued)

Dividends – Holdings

Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of Series A and Series B preferred stock were entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of 8.5% of the original Series A Series and B issue prices, per annum, on each outstanding share of Series A and Series B preferred stock on a pari passu basis, payable in preference and priority to any payment of any dividend on common stock of the Company for such year. The right to such dividends on Preferred Stock were not cumulative, and no rights were to be accrued to the holders of Preferred Stock by reason of the fact that the Company may have failed to declare or pay dividends on Preferred Stock in any previous fiscal year of the Company, whether or not earnings of the Company where sufficient to pay such dividends. No dividend was to be paid on common stock in any year, other than dividends payable solely in common stock, until all dividends for such year had been declared and paid on preferred stock. No dividends were accrued or paid during 2014 and 2013.

Liquidation preference – Holdings

The holders of Series A and Series B preferred stock were entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock by reason of their ownership of such stock, the amount of $0.33, the original Series A issue price, and $0.45, the original Series B issue price, (in each case adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series A and Series B preferred stock, respectively, then held by them, and, in addition, an amount equal to all declared but unpaid dividends on Series A and Series B preferred stock, respectively, held by them.

If the assets and funds thus distributed among the holders of Series A and Series B preferred stock were insufficient to permit the payment to such holders of full aforesaid preferential amounts, then, subject to the rights of series of preferred stock that may from time to time come into existence, the entire assets and funds of the Company legally available for distribution were to be distributed ratably among the holders of Series A and Series B preferred stock in the respective proportions which the aggregate preferential amount of all shares of Series A and Series B preferred stock then held by each such holder bears to the aggregate preferential amount of all shares of Series A and Series B preferred stock outstanding as of the date of the distribution upon the occurrence of such liquidation event.

After payment had been made to the holders of preferred stock of the full amounts to which they were to be entitled as aforesaid, the holders of Series A preferred stock, Series B preferred stock and common stock were to participate on a pro rata basis based on the number of Common Stock equivalent shares held by a holder in the distribution of all remaining assets of the Company legally available for distribution, with the outstanding shares of Series A and Series B preferred stock treated as though they had been converted into the appropriate number of shares of Common Stock.

Conversion rights – Holdings

Each share of Series A and Series B preferred stock were to be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such series of Series A or Series B preferred stock into such number of fully paid and non-assessable shares of common stock as is determined by dividing $0.33 in the case of Series A preferred stock and $0.45 in the case of Series B preferred stock, by the applicable Conversion Price, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock were to be deliverable upon conversion of Series A or Series B preferred stock were initially at $0.33 per share with respect to shares of Series A preferred stock and $0.45 per share with respect to shares of Series B preferred stock.

F-17

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ DEFICIT (continued)

Voting rights – Holdings

The holder of each share of common stock issued and outstanding were to have one vote and the holder of each share of preferred stock were to be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock would be converted.

Reverse acquisition accounting

On February 7, 2014, Koffee Sub and Pharma completed a reverse acquisition transaction (the “Acquisition”). Concurrent with this transaction: (i) the Company received aggregate gross cash proceeds of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of the Company’s common stock, together with five year warrants to purchase an aggregate of 6,276,960 shares of the Company’s common stock at $0.625 per share, (ii) the notes issued on January 3, 2014, in the outstanding principal amount of $2,076,000 and all accrued interest thereon, automatically converted into 3,353,437 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 3,321,600 shares of common stock at $0.625 per share, (iii) the notes issued in 2013, in the outstanding principal amount of $8,489,036 and all accrued interest thereon, automatically converted into 14,446,777 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 14,446,777 shares of common stock at $0.625 per share, (iv) stock options to purchase 15,290,486 shares of Holdings common stock at $0.07 per share were cancelled and substituted with stock options to purchase 6,889,555 shares of the Company’s common stock at $0.155 per share, (v) additional stock options to purchase 20,867,266 shares of the Company’s common stock at $0.625 per share were issued, and (vi) the notes issued in 2008 and 2009, in the outstanding principal amounts of $55,000 and $500,000, respectively, and all accrued interest thereon, were repaid in full. The assets and liabilities of Koffee Korner were distributed in accordance with the terms of a spin-off agreement on the closing date.

The share exchange transaction was treated as a reverse acquisition, with Holdings and Pharma as the acquirers and Koffee Korner and Koffee Sub as the acquired parties. Unless the context suggests otherwise, when the Company refers to business and financial information for periods prior to the consummation of the reverse acquisition, the Company is referring to the business and financial information of Holdings and Pharma. Under U.S. GAAP guidance ASC 805-40, Business Combinations – Reverse Acquisitions, the Acquisition has been treated as a reverse acquisition with no adjustment to the historical book and tax basis of the Company’s assets and liabilities.

Common stock – post reverse acquisition

After completion of the reverse merger on February 7, 2014, the Company Amended and Restated its Articles of Incorporation. Under these amendments, the Company is authorized to issue a total of four-hundred million shares of common stock and fifty million shares of preferred stock. Each common stock holder is entitled to one vote. Common stock holders have no conversion rights or liquidation preferences. None of the preferred stock was issued or outstanding at December 31, 2014. Under the terms of the Company’s Amended and Restated Articles of Incorporation, the Board of Directors are authorized to determine or alter the rights, preferences, privileges, and restrictions of the Company’s authorized but unissued shares of preferred stock.

NOTE 8 – STOCK OPTION PLANS

On May 15, 2006, the Company adopted the 2006 Stock Incentive Plan. Under this plan, the Company may issue shares of restricted stock, incentive stock options, or non-statutory stock options to employees, directors, and consultants. The aggregate number of shares which may be issued under this plan was 16,521,704, which was increased by 1,456,786 to 17,978,490 as part of the Series B Offering in 2007. This plan was terminated on February 7, 2014.

On February 7, 2014, the Company adopted the 2014 Equity Compensation Plan. Under this plan, the Company may issue options to purchase shares of common stock to employees, directors, advisors, and consultants. The aggregate number of shares which may be issued under this plan is 30,420,148.

F-18

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLANS (continued)

Under the terms of the 2014 Equity Compensation Plan and the 2006 Stock Incentive Plan (collectively, the “Plans”), incentive stock options may be granted to employees at a price per share not less than 100% of the fair market value at date of grant. If the incentive stock option is granted to a 10% stockholder, then the purchase or exercise price per share shall not be less than 110% of the fair market value per share of common stock on the grant date. Non-statutory stock options and restricted stock may be granted to employees, directors, advisors, and consultants at a price per share, not less than 100% of the fair market value at date of grant. Options granted are exercisable, unless specified differently in the grant documents, over a default term of ten years from the date of grant and generally vest over a period of four years.

A summary of stock option activity is as follows:

	Options	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2013	15,290,486	$0.07	3.89	$358,662
Exercisable January 1, 2013	14,524,861	$0.07	3.75	$332,052
Granted	-
Exercised	-
Forfeited	-
Outstanding December 31, 2013	15,290,486	$0.07	3.89	$305,810
Exercisable December 31, 2013	15,290,486	$0.07	3.89	$305,810
Canceled	(15,290,486)
Granted	27,756,821
Exercised	(4,506)
Forfeited	-
Outstanding December 31, 2014	27,752,315	$0.51	8.02	$1,963,523
Exercisable December 31, 2014	26,156,553	$0.50	7.95	$1,962,239

The aggregate intrinsic value in the table above is before applicable income taxes and represents the excess amount over the exercise price option recipients would have received if all options had been exercised on the date of issue, based on a valuation of the Company’s stock for that day.

A summary of the Company’s non-vested options for the years ended December 31, 2014 and 2013, is presented below:

Non-vested at January 1, 2013	765,625
Granted	-
Vested	(765,625)
Forfeited	-
Non-vested at December 31, 2013	-
Granted	27,756,821
Vested	(26,156,553)
Exercised	(4,506)
Forfeited	-
Non-vested at December 31, 2014	1,595,762

F-19

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLANS (continued)

During the year period ended December 31, 2014, a stock option to purchase 4,506 shares of the Company’s common stock was exercised at $0.155 per share for a total of $698.

As of December 31, 2014, total unrecognized stock-based compensation expense related to all unvested stock options was $199,468, which is expected to be expensed over a weighted average period of one month.

Under ASC No. 718, the Company estimates the fair value of stock options granted on each grant date using the Black-Scholes option valuation model and recognizes an expense ratably over the requisite service period. The range of fair value assumptions related to options outstanding as of December 31, 2014 and 2013, were as follows:

	December 31, 2014	December 31, 2013
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 1.47%	0.92% - 5.15%
Expected volatility	112% - 170%	116% - 170%
Expected term	1.1 - 5.5 years	2.5 - 7.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the stock options to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. Due to a lack of historical information needed to estimate the Company’s expected term, it was estimated using the simplified method allowed under ASC No. 718.

As part of the requirements of ASC No. 718, the Company is required to estimate potential forfeitures of stock grants and adjust stock based compensation expense accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock based compensation expenses to be recognized in future periods.

The Company recognized $5,917,351 and $9,877, in stock based compensation expense related to options during the years ended December 31, 2014 and 2013, respectively.

NOTE 9 – RESTRICTED STOCK GRANTS

Director stock grants

On June 16, 2014, the Company granted its four independent directors an aggregate of 642,200 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $597,246. These shares are subject to a risk of forfeiture and vest quarterly in arrears commencing on June 1, 2014 and will be fully vested at the end of one full year.

On July 14, 2014, the Company granted its four independent directors an aggregate of 134,553 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $108,988. These shares are subject to a risk of forfeiture and vest quarterly in arrears commencing on June 1, 2014 and will be fully vested at the end of one full year.

The Company recognizes the expense related to these grants ratably over the requisite service period. Total stock compensation expense recognized as a result of these grants was $411,970 and $0 for the years ended December 31, 2014 and 2013. The remaining balance of $294,264 was classified as deferred compensation in equity as of December 31, 2014.

F-20

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 – RESTRICTED STOCK GRANTS (continued)

Consultant stock grants

On October 30, 2014, the Company granted a consultant 250,000 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $87,500. These shares vested immediately.

Total stock compensation expense recognized as a result of these grants was $87,500 and $0 for the years ended December 31, 2014 and 2013.

NOTE 10 – WARRANTS

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2013	3,693,971	$0.450	4.81	$-
Exercisable January 1, 2013	3,693,971	$0.450	4.81	$-
Granted	-
Exercised	-
Forfeited	(298,138)
Outstanding December 31, 2013	3,395,833	$0.450	5.28	$-
Exercisable December 31, 2013	3,395,833	$0.450	5.28	$-
Canceled	(3,395,833)
Granted	28,435,782
Exercised	-
Forfeited	-
Outstanding December 31, 2014	28,435,782	$0.643	4.07	$-
Exercisable December 31, 2014	28,435,782	$0.643	4.07	$-

Under ASC No. 718, the Company estimates the fair value of warrants granted on each grant date using the Black-Scholes option valuation model. The fair value of warrants issued with debt is recorded as a debt discount and amortized over the life of the debt. The range of fair value assumptions related to warrants outstanding as of December 31, 2014 and 2013, were as follows:

	December 31, 2014	December 31, 2013
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 0.66%	0.62% - 4.59%
Expected volatility	112% - 159%	108% - 167%
Expected term	1.0 - 2.5 years	2.5 - 10.0 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the warrants to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. The expected warrant term is the life of the warrant.

F-21

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 – WARRANTS (continued)

On November 10, 2014, the Company issued a warrant to purchase 30,000 shares of common stock and modified the terms of a warrant to purchase 300,000 shares of common stock. This issuance and modification resulted in additional stock based compensation expense of $20,951.

The Company recognized $5,250,540 and $0, in stock based compensation expense related to warrants during the years ended December 31, 2014 and 2013, respectively.

Warrants issued prior to February 7, 2014, were issued in conjunction with the origination of notes payable and were accounted for as a discount on the related notes. See Note 6 for the expense associated with the issuance of these warrants.

NOTE 11 – RELATED PARTY TRANSACTIONS

Consulting agreement

As part of consulting agreements, a director provided consulting services to the Company. The Company incurred $240,000 and $129,231, in consulting fees to this director for the years ended December 31, 2014 and 2013, respectively.

Amounts payable under these agreements were $210,212 and $216,000, as of December 31, 2014 and 2013, respectively.

NOTE 12 – INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The income tax provision (benefit) is composed of the following at December 31:

	2014			2013
	Federal	State	Total	Federal	State	Total
Current	$-	$-	$-	$-	$-	$-
Deferred	-	-	-	-	-	-
			$-			$-

F-22

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – INCOME TAXES (continued)

The following table presents a reconciliation of the statutory Federal rate and the Company’s effective tax rate for the years ended December 31:

	2014	2013
Tax provision (benefit) at Federal statutory rate	(34.00)%	(34.00)%
Accrued compensation	(0.54)%	1.19%
Accrued interest expense	(1.31)%	0.34%
Stock based compensation	23.34%	0.08%
Depreciation and amortization	(0.08)%	(0.21)%
Other	0.10%	0.05%
Change in valuation allowance	12.49%	32.55%
Effective tax rate	0.00%	0.00%

The effective tax rate for the year ended December 31, 2014 differs from the statutory rate of 34% as a result of the state taxes (net of Federal benefit) and permanent differences.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents significant components of the Company’s deferred tax assets and liabilities for the years ended December 31:

	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$11,265,332	$8,879,799
Stock based compensation	4,459,732	611,380
Accrued compensation	1,525,089	1,720,775
Credit carryforwards	124,525	124,525
Amortization	1,755	53,595
Discount amortization	-	630,104
Accrued interest	-	251,167
Gross deferred tax assets	17,376,433	12,271,345
Less valuation allowance	(17,321,688)	(12,188,172)
Net deferred tax assets	54,745	83,173
Deferred tax liabilities:
Depreciation	(54,745)	(68,371)
Gain on sale of assets	-	(14,802)
Gross deferred tax liabilities	(54,745)	(83,173)
Net deferred tax assets	$-	$-

F-23

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – INCOME TAXES (continued)

As of December 31, 2014, the Company had Federal net operating loss carryforward of $29,471,881. The net operating loss carryforward expires at various dates beginning in 2026 if not utilized. In addition, the Company had net operating losses for Hawaii income tax purposes of $25,259,454 as of December 31, 2014, which expire at various dates beginning in 2026 if not utilized. These amounts differ from the Company’s accumulated deficit due to permanent and temporary tax differences.

The Company’s valuation allowance was primarily related to the operating losses. The valuation allowance is determined in accordance with the provisions of ASC No. 740, Income Taxes, which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Based on the available objective evidence and the Company’s history of losses, management provides no assurance that the net deferred tax assets will be realized. As of December 31, 2014 and 2013, the Company has applied a valuation allowance against its deferred tax assets net of the expected income from the reversal of the deferred tax liabilities.

The Company is subject to taxation in the United States and two state jurisdictions. The preparation of tax returns requires management to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company. Management, in consultation with its tax advisors, files its tax returns based on interpretations that are believed to be reasonable under the circumstances. The income tax returns, however, are subject to routine reviews by the various taxing authorities. As part of these reviews, a taxing authority may disagree with respect to the tax positions taken by management (“uncertain tax positions”) and therefore may require the Company to pay additional taxes. Management evaluates the requirement for additional tax accruals, including interest and penalties, which the Company could incur as a result of the ultimate resolution of its uncertain tax positions. Management reviews and updates the accrual for uncertain tax positions as more definitive information becomes available from taxing authorities, completion of tax audits, expiration of statute of limitations, or upon occurrence of other events.

As of December 31, 2014, there was no liability for income tax associated with unrecognized tax benefits. The Company recognizes accrued interest related to unrecognized tax benefits as well as any related penalties in interest income or expense in its consolidated statements of operations, which is consistent with the recognition of these items in prior reporting periods.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

F-24

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the years ended:

	Year ended December 31, 2014
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(16,994,625)	60,225,524	$(0.28)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(16,994,625)	60,225,524	$(0.28)

	Year ended December 31, 2013
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(4,361,165)	33,229,093	$(0.13)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(4,361,165)	33,229,093	$(0.13)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the years presented because including them would have been antidilutive for the years ended:

	December 31, 2014	December 31, 2013
Common stock options	26,156,553	15,290,486
Common stock warrants	28,435,782	-
Total common stock equivalents	54,592,335	15,290,486

F-25

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 – CONCENTRATION

The Company purchased all of its inventory from one vendor in Germany. Although, there were no purchases from this vendor during the years ended December 31, 2014 and 2013, outstanding payables to this vendor were $86,255 as of December 31, 2014 and December 31, 2013, respectively.

NOTE 15 – LEASES

Lease settlement

On April, 29, 2011, the Company entered into a settlement agreement with a lessor whereby the Company would make monthly payments totaling $614,934 from January 1, 2011 to October 1, 2013, in exchange of a waiver of $786,945 in late and other fees, which was recorded as a gain on debt extinguishment on the 2011 statement of operations. In the event of default, this waived amount would be payable in full in addition to the settlement amount.

Although in default at the end of 2012, the Company subsequently cured and settled the obligation in full on October 1, 2013. The lessor upheld the Satisfaction of Judgment without exercising any of the default provisions.

Hawaii Research Center

The Company entered into a lease for laboratory and office space on May 9, 2006. This lease amended on September 7, 2011, and October 30, 2012. This lease expired on October 31, 2014, after which the terms converted to month-to-month. Total rent expense under this agreement as amended was $56,856 and $63,393, for the years ended December 31, 2014 and 2013, respectively.

Manoa Innovation Center

The Company entered into an automatically renewable month-to-month lease for office space on August 13, 2010. Under the terms of this lease, the Company must provide a written notice 45 days prior to vacating the premises. Total rent expense under this agreement as amended was $28,169 and $27,241, for the years ended December 31, 2014, respectively.

Maturities

Future minimum lease payments under non-cancelable operating leases were $0 at December 31, 2014.

F-26

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 16 – COMMITMENTS

Patent payable

As part of the formation of the Company, a patent license was transferred to the Company. The original license began in 2006. Under the terms of the license the Company agreed to pay $10,000 per year through 2015 and royalties of 2% on any revenues resulting from the license. There were no revenues generated by this license during the years ended December 31, 2014 and 2013. The remaining obligation of $10,000 and $20,000 as of December 31, 2014 and December 31, 2013, respectively, is recorded as patent license payable on the consolidated balance sheets.

Employee settlement

As of December 31, 2014 and 2013, the Company owed a former employee a settlement payable in the amount of $50,000 for accrued vacation benefits. As part of the settlement, a stock option previously granted to the former employee was fully vested and extended.

BASF agreement and license

In November 2006, the Company entered into a joint development and supply agreement with BASF SE (“BASF”). Under the agreement, the Company granted BASF an exclusive world-wide license to the Company's rights related to the development and commercialization of Astaxanthin consumer health products; the Company retains all rights related to Astaxanthin pharmaceutical products. The Company is to receive specified royalties based on future net sales of such Astaxanthin consumer health products. No royalties were realized from this agreement during the years ended December 31, 2014 and 2013. The license does not prohibit the Company from purchasing Astaxanthin consumer health products from BASF for consumer health applications, similar to any third-party wholesale customer.

Capsugel agreement

On August 18, 2014, the Company entered into a collaboration agreement with Capsugel US, LLC (“Capsugel”) for the joint commercial development of Astaxanthin products for the consumer health market that contain nature-identical synthetic Astaxanthin and use Capsugel’s proprietary formulation technology, which is expected to increase the oral bioavailability of Astaxanthin. The agreement provides for the parties to jointly administer activities under a product development plan that will include identifying at least one mutually acceptable third party marketer who will further develop, market and distribute consumer health, nature-identical synthetic Astaxanthin products developed under the collaboration. Capsugel will share revenues with the Company based on net sales of products that are developed under the collaboration.

F-27

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluated its December 31, 2014, consolidated financial statements for subsequent events through March 12, 2015, the date the consolidated financial statements were available to be issued and noted the following non-recognized events for disclosure.

Short-term loan

On January 28, 2015, the Company received a short term loan in the amount of $30,000. The loan accrues interest at the rate of 3% per annum. Principal and interest are due on April 28, 2015.

Stock issuance

In February and March 2015, the Company sold securities in a self-directed offering in the aggregate amount of $340,000 at $0.30 per unit. Each unit consisted of 1 share of restricted common stock (1,133,331 shares), 2 Class D warrants, each to purchase 1 share of restricted common stock at $0.10 per share, which expire March 31, 2020, and 1 Class E warrant to purchase 3/4 of 1 share of restricted common stock at $0.1667 per share, which expires March 31, 2020. “Most favored nation” rights are available to the purchasers of such units as described in the Subscription Agreement.

Sale of equipment

On December 16, 2014, the Company entered into an agreement to sell laboratory equipment with a net book value of $0 for $95,000. One payment of $85,000 was received on December 26, 2014 with the balance being received on January 7, 2015. Final sale took place upon delivery of the equipment in February 2015.

***

F-28

Cardax, Inc., and Subsidiary

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$585,676	$35,696
Inventory	958,575	958,575
Deposits and other assets	87,134	92,829
Prepaid expenses	17,754	19,862

Total current assets	1,649,139	1,106,962

PROPERTY AND EQUIPMENT, net	17,272	20,611

INTANGIBLE ASSETS, net	423,642	419,518

TOTAL ASSETS	$2,090,053	$1,547,091

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued payroll and payroll related expenses	$3,490,267	$3,555,961
Accounts payable	643,340	651,991
Fees payable to directors	418,546	418,546
Employee settlement	50,000	50,000
Other current liabilities	-	85,004

Total current liabilities	4,602,153	4,761,502

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	4,602,153	4,761,502

STOCKHOLDERS' DEFICIT
Common stock - $0.001 par value; 400,000,000 shares authorized, 67,747,771 and 63,885,930 shares issued and outstanding as of June 30, 2015, and December 31, 2014, respectively	67,748	63,886
Additional paid-in-capital	49,012,854	46,908,249
Deferred compensation	-	(294,264)
Accumulated deficit	(51,592,702)	(49,892,282)

Total stockholders' deficit	(2,512,100)	(3,214,411)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,090,053	$1,547,091

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

F-29

Cardax, Inc., and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the

	Three-months ended		Six-months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES:
Stock based compensation	485,842	892,576	1,277,509	9,997,201
Selling, general, and administrative expenses	87,771	804,587	415,041	2,602,556
Research and development	54,078	313,353	136,100	563,587
Depreciation and amortization	4,376	11,256	15,000	18,761

Total operating expenses	632,067	2,021,772	1,843,650	13,182,105

Loss from operations	(632,067)	(2,021,772)	(1,843,650)	(13,182,105)

OTHER INCOME (EXPENSES):
Interest expense	(989)	-	(1,142)	(117,042)
Other expenses	-	(2,808)	-	(11,516)
Interest income	587	1,084	1,168	2,238
Other income	48,204	-	48,204	-
Gain on sale of assets	-	2,426	95,000	2,426

Total other income (expenses)	47,802	702	143,230	(123,894)

Loss before provision for income taxes	(584,265)	(2,021,070)	(1,700,420)	(13,305,999)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(584,265)	$(2,021,070)	$(1,700,420)	$(13,305,999)

NET LOSS PER SHARE
Basic	$(0.01)	$(0.03)	$(0.03)	$(0.23)
Diluted	$(0.01)	$(0.03)	$(0.03)	$(0.23)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE
Basic	65,734,606	62,953,471	65,006,258	56,684,609
Diluted	65,734,606	62,953,471	65,006,258	56,684,609

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

F-30

Cardax, Inc., and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-months ended June 30,

	2015	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,700,420)	$(13,305,999)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	15,000	18,761
Stock based compensation	514,399	9,997,201
Amortization of debt discount	-	4,592
Gain on sale of assets	(95,000)	(2,426)
Changes in assets and liabilities:
Deposits and other assets	5,695	2,578
Prepaid expenses	2,108	(52,421)
Accrued payroll and payroll related expenses	697,412	(183,496)
Accounts payable	(8,651)	(106,538)
Accrued interest	222	(101,553)
Fees payable to directors	-	(44,792)
Other current liabilities	-	(12,613)

Net cash used in operating activities	(569,235)	(3,786,706)

Cash flows from investing activities:
Proceeds from sale of property and equipment	10,000	2,426
Expenditures on patents	(15,785)	(9,135)

Net cash used in investing activities	(5,785)	(6,709)

Cash flows from financing activities:
Proceeds from the issuance of common stock	1,095,000	3,923,100
Proceeds from the issuances of notes payable	30,000	2,076,000
Repayment of principal on notes payable	-	(550,408)

Net cash provided by financing activities	1,125,000	5,448,692

NET INCREASE IN CASH	549,980	1,655,277

Cash at the beginning of the year	35,696	222,410

Cash at the end of the period	$585,676	$1,877,687

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of notes payable and accrued interest into common stock	$30,222	$11,125,167
Conversion of accrued payroll and payroll related expenses into stock options	$763,110	$-

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$-	$188,382
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

F-31

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – COMPANY BACKGROUND

Cardax Pharmaceuticals, Inc. (“Holdings”) was incorporated in the State of Delaware on March 23, 2006.

In May of 2006, Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into Holdings. Holdings issued (i) 9,447,100 shares of common stock of Holdings, (ii) 14,440,920 shares of Series A preferred stock of Holdings, (iii) 11,113,544 shares of Series B preferred stock of Holdings and (iv) 13,859,324 shares of Series C preferred stock of Holdings to Hawaii Biotech, Inc., in exchange for the assets and liabilities contributed to Holdings. The above shares were then distributed by Hawaii Biotech, Inc. to its shareholders. An additional 704,225 shares of Series C preferred stock were issued as part of the initial capitalization of Holdings. On January 30, 2007, all outstanding shares of Series A, B, and C preferred stock were converted into shares of Series A preferred stock.

Holdings was formed for the purpose of developing a platform of proprietary, exceptionally safe, small molecule compounds for large unmet medical needs where oxidative stress and inflammation play important causative roles. Holdings’ platform has application in arthritis, metabolic syndrome, liver disease, and cardiovascular disease, as well as macular degeneration and prostate disease. Holdings’ current primary focus is on the development of astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity.

In May of 2013, Holdings formed a 100% owned subsidiary company called Cardax Pharma, Inc. (“Pharma”). Pharma was formed to maintain Holdings’ operations going forward, leaving Holdings as an investment holding company.

On November 29, 2013, Holdings entered into a definitive merger agreement (“Merger Agreement”) with Koffee Korner Inc., a Delaware corporation (“Koffee Korner”) (OTCQB:KOFF), and its wholly owned subsidiary (“Koffee Sub”), pursuant to which, among other matters and subject to the conditions set forth in such Merger Agreement, Koffee Sub would merge with and into Pharma. In connection with such merger agreement and related agreements, upon the consummation of such merger, Pharma would become a wholly owned subsidiary of Koffee Korner and Koffee Korner would issue shares of its common stock to Holdings. At the effective time of such merger, Holdings would own a majority of the shares of the then issued and outstanding shares of common stock of Koffee Korner.

On February 7, 2014, Holdings completed its merger with Koffee Korner, which was renamed to Cardax, Inc. (the “Company”) (OTCQB:CDXI). Concurrent with the merger: (i) the Company received aggregate gross cash proceeds of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of the Company’s common stock, together with five year warrants to purchase an aggregate of 6,276,960 shares of the Company’s common stock at $0.625 per share, (ii) the notes issued on January 3, 2014, in the outstanding principal amount of $2,076,000 and all accrued interest thereon, automatically converted into 3,353,437 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 3,321,600 shares of common stock at $0.625 per share, (iii) the notes issued in 2013, in the outstanding principal amount of $8,489,036 and all accrued interest thereon, automatically converted into 14,446,777 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 14,446,777 shares of common stock at $0.625 per share, (iv) stock options to purchase 15,290,486 shares of Holdings common stock at $0.07 per share were cancelled and substituted with stock options to purchase 6,889,555 shares of the Company’s common stock at $0.155 per share, (v) additional stock options to purchase 20,867,266 shares of the Company’s common stock at $0.625 per share were issued, and (vi) the notes issued in 2008 and 2009, in the outstanding principal amounts of $55,000 and $500,000, respectively, and all accrued interest thereon, were repaid in full. The assets and liabilities of Koffee Korner were distributed in accordance with the terms of a spin-off agreement on the closing date.

F-32

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 – COMPANY BACKGROUND (continued)

The share exchange transaction was treated as a reverse acquisition, with Holdings and Pharma as the acquirers and Koffee Korner and Koffee Sub as the acquired parties. Unless the context suggests otherwise, when the Company refers to business and financial information for periods prior to the consummation of the reverse acquisition, the Company is referring to the business and financial information of Holdings and Pharma. Under U.S. GAAP guidance ASC 805-40, Business Combinations – Reverse Acquisitions, the Acquisition has been treated as a reverse acquisition with no adjustment to the historical book and tax basis of the Company’s assets and liabilities.

On August 28, 2014, the Company entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with its principal stockholder, Holdings, pursuant to which Holdings will merge with and into the Company (the “Holdings Merger”). There will not be any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings will receive shares of the Company’s newly issued preferred stock that will automatically convert, without charge, into an aggregate number of shares of the Company’s common stock that are held by Holdings on the date of the closing of the Holdings Merger and the Company’s restricted shares of common stock held by Holdings will be cancelled. Accordingly, there will not be any change to the Company’s capitalization due to the Holdings Merger. As of June 30, 2015, the Holdings Merger had not been completed.

Going concern matters

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying condensed consolidated financial statements, the Company incurred a net loss of $584,265 and $1,700,420 for the three and six-months ended June 30, 2015, respectively, and a net loss of $2,021,070 and $13,305,999 for the three and six-months ended June 30, 2014, respectively. The Company has incurred losses since inception resulting in an accumulated deficit of $51,592,702 as of June 30, 2015, and has had negative cash flows from operating activities since inception. The Company anticipates further losses in the development of its business. As a result of these and other factors, the Company’s independent registered public accounting firm has determined there is substantial doubt about the Company’s ability to continue as a going concern.

In addition to the $1,125,000 raised during the first six-months of 2015, the Company plans to raise additional capital to carry out its business plan. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim periods ended June 30, 2015 and 2014.

F-33

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of presentation (continued)

Although management believes that the disclosures in these unaudited condensed consolidated financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC.

The results for the three-month periods ended June 30, 2015 are not necessarily indicative of the results to be expected for the year ending December 31, 2015. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the current report on Form 10-K filed on March 13, 2015.

The accompanying condensed consolidated financial statements include the accounts of Cardax, Inc., and its wholly owned subsidiary, Cardax Pharma, Inc., and its predecessor, Cardax Pharmaceuticals, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

The Company has made certain reclassifications to conform its prior periods’ data to the current presentation. These reclassifications had no effect on the reported results of operations or cash flows.

Recent accounting pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

NOTE 3 – INVENTORY

Inventory consists of the following as of:

	June 30, 2015	December 31, 2014
Processed materials	$958,575	$958,575
Total inventories	$958,575	$958,575

At June 30, 2015, and December 31, 2014, inventory in the amount of $924,452 is stored at one of the Company’s suppliers, which is located in Germany, with the balance of the inventory maintained in the United States.

During the year ended December 31, 2014, the Company utilized $28,099 in Astaxanthin as part of commercial product research and development.

The Company has determined that no inventory reserves are necessary as of June 30, 2015, and December 31, 2014.

F-34

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 – PROPERTY AND EQUIPMENT, net

Property and equipment, net, consists of the following as of:

	June 30, 2015	December 31, 2014
Information technology equipment	$31,892	$31,892
Furniture and office equipment	10,161	10,161
	42,053	42,053
Less accumulated depreciation	(24,781)	(21,442)
Total property and equipment, net	$17,272	$20,611

Depreciation expense was $1,668 and $3,338, for the three and six-months ended June 30, 2015, respectively. Depreciation expense was $1,730 and $3,458, for the three and six-months ended June 30, 2014, respectively.

During the year ended December 31, 2014, the Company wrote off $992,797 of fully depreciated property and equipment. There was no effect on the statement of operations for the year ended December 31, 2014.

On December 16, 2014, the Company entered into an agreement to sell laboratory equipment with a net book value of $0 for $95,000. One payment of $85,000 was received on December 26, 2014 with the balance being received on January 7, 2015. Final sale took place upon delivery of the equipment in February 2015.

NOTE 5 – INTANGIBLE ASSETS, net

Intangible assets, net, consists of the following as of:

	June 30, 2015	December 31, 2014
Patents	$393,370	$393,370
Less accumulated amortization	(211,934)	(200,272)
	181,436	193,098
Patents pending	242,206	226,420
Total intangible assets, net	$423,642	$419,518

Patents are amortized straight-line over a period of fifteen years. Amortization expense was $2,708 and $11,662, for the three and six-months ended June 30, 2015, respectively. Amortization expense was $9,526 and $15,303, for the three and six-months ended June 30, 2014, respectively.

The Company has capitalized costs for several patents that are still pending. In those instances, the Company has not recorded any amortization. The Company will commence amortization when these patents are approved.

The Company owns 20 issued patents, including 13 in the United States and 7 others in China, India, Japan, and Hong Kong. These patents will expire during the years of 2023 to 2028, subject to any patent term extensions of the individual patent. The Company has 1 patent application pending in the United States and 5 foreign patent applications pending in Europe, Canada, and Brazil.

F-35

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – NOTE PAYABLE

On January 28, 2015, the Company received a short-term loan of $30,000. The loan accrued interest at the rate of 3% per annum. Principal and interest were due on April 28, 2015. Interest accrued and expensed on this short-term loan was $69 and $222 for the three and six-months ended June 30, 2015, respectively.

This note and accrued interest were converted on April 28, 2015 into securities of the Company at $0.30 per unit. Each unit consisted of one share of restricted common stock (100,739 shares), two Class D warrants, each to purchase one share of restricted common stock at $0.10 per share, which expire March 31, 2020, and one Class E warrant to purchase three-fourths of one share of restricted common stock at $0.1667 per share, which expires March 31, 2020. “Most favored nation” rights are available to the purchaser of such units as described in the Subscription Agreement.

NOTE 7 – STOCK ISSUANCE

During the six-months ended June 30, 2015, the Company sold securities in a self-directed offering in the aggregate amount of $1,125,222 at $0.30 per unit, which included the conversion of the $30,000 note payable and $222 in accrued interest. Each unit consisted of one share of restricted common stock (3,750,729 shares), two Class D warrants, each to purchase one share of restricted common stock at $0.10 per share, which expire March 31, 2020, and one Class E warrant to purchase three-fourths of one share of restricted common stock at $0.1667 per share, which expires March 31, 2020. “Most favored nation” rights are available to the purchasers of such units as described in the Subscription Agreement.

NOTE 8 – STOCK OPTION PLANS

On May 15, 2006, the Company adopted the 2006 Stock Incentive Plan. Under this plan, the Company may issue shares of restricted stock, incentive stock options, or non-statutory stock options to employees, directors, and consultants. The aggregate number of shares which may be issued under this plan was 16,521,704, which was increased by 1,456,786 to 17,978,490 as part of the Series B Offering in 2007. This plan was terminated on February 7, 2014.

On February 7, 2014, the Company adopted the 2014 Equity Compensation Plan. Under this plan, the Company may issue options to purchase shares of common stock to employees, directors, advisors, and consultants. The aggregate number of shares that may be issued under this plan is 30,420,148. On April 16, 2015, the majority stockholder of the Company approved an increase in the Company’s 2014 Equity Compensation Plan by 15 million shares.

Under the terms of the 2014 Equity Compensation Plan and the 2006 Stock Incentive Plan (collectively, the “Plans”), incentive stock options may be granted to employees at a price per share not less than 100% of the fair market value at date of grant. If the incentive stock option is granted to a 10% stockholder, then the purchase or exercise price per share shall not be less than 110% of the fair market value per share of common stock on the grant date. Non-statutory stock options and restricted stock may be granted to employees, directors, advisors, and consultants at a price per share, not less than 100% of the fair market value at date of grant. Options granted are exercisable, unless specified differently in the grant documents, over a default term of ten years from the date of grant and generally vest over a period of four years.

F-36

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLANS (continued)

A summary of stock option activity is as follows:

	Options	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2014	15,290,486	$0.07	3.89	$358,662
Exercisable January 1, 2014	15,290,486	$0.07	3.89	$305,810
Canceled	(15,290,486)
Granted	27,756,821
Exercised	(4,506)
Forfeited	-
Outstanding December 31, 2014	27,752,315	$0.51	8.02	$1,963,523
Exercisable December 31, 2014	26,156,553	$0.50	7.95	$1,962,239
Canceled	-
Granted	4,652,076
Exercised	-
Forfeited	-
Outstanding June 30, 2015	32,404,391	$0.47	7.16	$309,827
Exercisable June 30, 2015	32,404,391	$0.47	7.16	$309,827

The aggregate intrinsic value in the table above is before applicable income taxes and represents the excess amount over the exercise price option recipients would have received if all options had been exercised on June 30, 2015, based on a valuation of the Company’s stock for that day.

A summary of the Company’s non-vested options for the six-months ended June 30, 2015 and year ended December 31, 2014, is presented below:

Non-vested at January 1, 2014	-
Granted	27,756,821
Vested	(26,156,553)
Exercised	(4,506)
Forfeited	-
Non-vested at December 31, 2014	1,595,762
Granted	4,652,076
Vested	(6,247,838)
Exercised	-
Forfeited	-
Non-vested at June 30, 2015	-

F-37

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLANS (continued)

Under ASC No. 718, the Company estimates the fair value of stock options granted on each grant date using the Black-Scholes option valuation model and recognizes an expense ratably over the requisite service period. The range of fair value assumptions related to options outstanding as of June 30, 2015 and December 31, 2014, were as follows:

	June 30, 2015	December 31, 2014
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 1.47%	0.12% - 1.47%
Expected volatility	112% - 170%	112% - 170%
Expected term	1.1 - 5.5 years	1.1 - 5.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the stock options to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. Due to a lack of historical information needed to estimate the Company’s expected term, it was estimated using the simplified method allowed under ASC No. 718. In calculating the number of options issued in the three-months ended June 30, 2015, the Company used assumptions comparable to December 31, 2014, with a 20-day weighted average stock price.

As part of the requirements of ASC No. 718, the Company is required to estimate potential forfeitures of stock grants and adjust stock based compensation expense accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock based compensation expenses to be recognized in future periods.

The Company recognized $347,468 and $962,578 in stock based compensation expense related to options during the three and six-months ended June 30, 2015, respectively. Of these amounts, $347,468 and $763,110 were related to options issued to employees, directors, and consultants in lieu of salaries, wages, and fees accrued for services during the three and six-months ended June 30, 2015, respectively. The Company recognized $831,195 and $4,717,841, in stock based compensation expense during the three and six-months ended June 30, 2014, respectively.

F-38

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 – WARRANTS

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2014	3,395,833	$0.45	5.28	$-
Exercisable January 1, 2014	3,395,833	$0.45	5.28	$-
Canceled	(3,395,833)
Granted	28,435,782
Exercised	-
Forfeited	-
Outstanding December 31, 2014	28,435,782	$0.64	4.07	$-
Exercisable December 31, 2014	28,435,782	$0.64	4.07	$-
Canceled	-
Granted	10,364,512
Exercised	-
Forfeited	-
Outstanding June 30, 2015	38,800,294	$0.50	3.89	$843,820
Exercisable June 30, 2015	38,800,294	$0.50	3.89	$843,820

Under ASC No. 718, the Company estimates the fair value of warrants granted on each grant date using the Black-Scholes option valuation model. The fair value of warrants issued with debt is recorded as a debt discount and amortized over the life of the debt. The range of fair value assumptions related to warrants outstanding as of June 30, 2015 and December 31, 2014, were as follows:

	June 30, 2015	December 31, 2014
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 0.86%	0.12% - 0.66%
Expected volatility	102% - 159%	112% - 159%
Expected term	1.0 - 2.5 years	1.0 - 2.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the warrants to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. The expected warrant term is the life of the warrant.

The Company recognized $4,000 in stock based compensation expense related to warrants for the three and six-months ended June 30, 2015. The Company recognized $11,610 and $5,229,589, in stock based compensation expense related to warrants during the three and six-months ended June 30, 2014, respectively.

F-39

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 – RELATED PARTY TRANSACTIONS

Executive chairman agreement

As part of an executive chairman agreement, a director provided services to the Company. The Company incurred $37,500 and $102,115 in fees to this director for the three and six-months ended June 30, 2015, of which $92,885 was paid in stock options. The Company incurred $55,385 and $120,000, in fees to this director for the three and six-months ended June 30, 2014, respectively. This agreement was amended on April 1, 2015. Under the terms of this amendment, this director now receives $37,500 in equity instruments issued in arrears as compensation.

Amounts payable to this director under previous agreements was $293,546 as of June 30, 2015 and December 31, 2014.

Director stock grants

On June 16, 2014, the Company granted its independent directors an aggregate of 642,200 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $597,246. These shares were subject to a risk of forfeiture and vested quarterly in arrears commencing on June 1, 2014 and were fully vested at the end of one full year.

On July 14, 2014, the Company granted its independent directors an aggregate of 134,553 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $108,988. These shares were subject to a risk of forfeiture and vested quarterly in arrears commencing on June 1, 2014 and were fully vested at the end of one full year.

On June 30, 2015, the Company granted its independent directors an aggregate of 111,112 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $16,667. These shares were fully vested upon issuance.

The Company recognizes the expense related to these grants ratably over the requisite service period. Total stock compensation expense recognized as a result of these grants was $134,373 and $310,931 for the three and six-months ended June 30, 2015, respectively. Total stock compensation expense recognized as a result of these grants was $49,771 for the three and six-months ended June 30, 2014.

NOTE 11 – INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The effective tax rate for the periods ended June 30, 2015 and 2014, differs from the statutory rate of 34% as a result of the state taxes (net of Federal benefit) and permanent differences.

The Company’s valuation allowance was primarily related to the operating losses. The valuation allowance is determined in accordance with the provisions of ASC No. 740, Income Taxes, which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Based on the available objective evidence and the Company’s history of losses, management provides no assurance that the net deferred tax assets will be realized. As of June 30, 2015, and December 31, 2014, the Company has applied a valuation allowance against its deferred tax assets net of the expected income from the reversal of the deferred tax liabilities.

F-40

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 – INCOME TAXES (continued)

The Company is subject to taxation in the United States and two state jurisdictions. The preparation of tax returns requires management to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company. Management, in consultation with its tax advisors, files its tax returns based on interpretations that are believed to be reasonable under the circumstances. The income tax returns, however, are subject to routine reviews by the various taxing authorities. As part of these reviews, a taxing authority may disagree with respect to the tax positions taken by management (“uncertain tax positions”) and therefore may require the Company to pay additional taxes. Management evaluates the requirement for additional tax accruals, including interest and penalties, which the Company could incur as a result of the ultimate resolution of its uncertain tax positions. Management reviews and updates the accrual for uncertain tax positions as more definitive information becomes available from taxing authorities, completion of tax audits, expiration of statute of limitations, or upon occurrence of other events.

As of June 30, 2015 and December 31, 2014, there was no liability for income tax associated with unrecognized tax benefits. The Company recognizes accrued interest related to unrecognized tax benefits as well as any related penalties in interest income or expense in its condensed consolidated statements of operations, which is consistent with the recognition of these items in prior reporting periods.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

NOTE 12 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The following tables set forth the computation of the Company’s basic and diluted net income (loss) per share for the three-months ended:

	Three-months ended June 30, 2015
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(584,265)	65,734,606	$(0.01)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(584,265)	65,734,606	$(0.01)

	Three-months ended June 30, 2014
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(2,021,070)	62,953,471	$(0.03)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(2,021,070)	62,953,471	$(0.03)

F-41

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE (continued)

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the six-months ended:

	Six-months ended June 30, 2015
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(1,700,420)	65,006,258	$(0.03)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(1,700,420)	65,006,258	$(0.03)

	Six-months ended June 30, 2014
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(13,305,999)	56,684,609	$(0.23)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(13,305,999)	56,684,609	$(0.23)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the years presented because including them would have been antidilutive for the years ended:

	June 30, 2015	June 30, 2014
Common stock options	32,404,391	21,373,845
Common stock warrants	38,800,294	28,405,782
Total common stock equivalents	71,204,685	49,779,627

NOTE 13 – CONCENTRATION

The Company purchased all of its inventory from one vendor in Germany. Although, there were no purchases from this vendor during the three and six-months ended June 30, 2015 and 2014, outstanding payables to this vendor were $86,255 as of June 30, 2015, and December 31, 2014.

F-42

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 – LEASES

Hawaii Research Center

The Company entered into a lease for laboratory and office space on May 9, 2006. This lease amended on September 7, 2011, and October 30, 2012. This lease expired on October 31, 2014, after which the terms converted to month-to-month. The Company vacated the space in February 2015. Total rent expense under this agreement as amended was $759 and $12,112, for the three and six-months ended June 30, 2015, respectively. The $759 of rent expense for the three-months ended June 30, 2015 is related to the write off of a non-refunded portion of their security deposit. Total rent expense under this agreement as amended was $17,012 and $32,622, for the three and six-months ended June 30, 2014, respectively.

Manoa Innovation Center

The Company entered into an automatically renewable month-to-month lease for office space on August 13, 2010. Under the terms of this lease, the Company must provide a written notice 45 days prior to vacating the premises. Total rent expense under this agreement as amended was $7,914 and $15,828, for the three and six-months ended June 30 2015, respectively. Total rent expense under this agreement as amended was $11,150 and $20,036, for the three and six-months ended June 30, 2013, respectively.

NOTE 15 – COMMITMENTS

Patent payable

As part of the formation of the Company, a patent license was transferred to the Company. The original license began in 2006. Under the terms of the license the Company agreed to pay $10,000 per year through 2015 and royalties of 2% on any revenues resulting from the license. There were no revenues generated by this license during the three and six-months ended June 30, 2015 and 2014. The remaining obligation of $20,000 and $20,000 as of June 30, 2015 and December 31, 2014, respectively, is recorded as a part of accounts payable on the condensed consolidated balance sheets.

Employee settlement

As of June 30, 2015 and December 31, 2014, the Company owed a former employee a severance settlement payable in the amount of $50,000 for accrued vacation benefits. As part of the severance settlement, a stock option previously granted to the former employee was fully vested and extended.

BASF agreement and license

In November 2006, the Company entered into a joint development and supply agreement with BASF SE (“BASF”). Under the agreement, the Company granted BASF an exclusive world-wide license to the Company's rights related to the development and commercialization of Astaxanthin consumer health products; the Company retains all rights related to Astaxanthin pharmaceutical products. The Company is to receive specified royalties based on future net sales of such Astaxanthin consumer health products. No royalties were realized from this agreement during the three and six-months ended June 30, 2015 and 2014. The license does not prohibit the Company from purchasing Astaxanthin consumer health products from BASF for consumer health applications, similar to any third-party wholesale customer.

F-43

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 – COMMITMENTS (continued)

Capsugel agreement

On August 18, 2014, the Company entered into a collaboration agreement with Capsugel US, LLC (“Capsugel”) for the joint commercial development of Astaxanthin products for the consumer health market that contain nature-identical synthetic Astaxanthin and use Capsugel’s proprietary formulation technology, which is expected to increase the oral bioavailability of Astaxanthin. The agreement provides for the parties to jointly administer activities under a product development plan that will include identifying at least one mutually acceptable third party marketer who will further develop, market and distribute consumer health, nature-identical synthetic Astaxanthin products developed under the collaboration. Capsugel will share revenues with the Company based on net sales of products that are developed under the collaboration. No revenues were realized from this agreement during the three and six-months ended June 30, 2015 and 2014.

NOTE 16 – SUBSEQUENT EVENTS

The Company evaluated its June 30, 2015, condensed consolidated financial statements for subsequent events through August 7, 2015, the date the condensed consolidated financial statements were available to be issued and noted the following non-recognized events for disclosure.

Stock issuance

In July 2015, the Company continued to sell securities in a self-directed offering in the aggregate amount of $25,000 at $0.30 per unit. Each unit consisted of 1 share of restricted common stock (83,333 shares), 2 Class D warrants, each to purchase 1 share of restricted common stock at $0.10 per share, which expire March 31, 2020, and 1 Class E warrant to purchase 3/4 of 1 share of restricted common stock at $0.1667 per share, which expires March 31, 2020. “Most favored nation” rights are available to the purchasers of such units as described in the Subscription Agreement

***

F-44

Through and including                       , 2015 (the 90th day after the date of this prospectus), all dealers effecting transactions in the registered securities offered hereby, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

33,000,000 Shares of Common Stock

Focusing on the source of inflammationTM

PROSPECTUS

, 2015

We Are Not Asking You for a Proxy and You are Requested To Not Send Us a Proxy

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and bylaws limit our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers are not liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

●	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; or

●	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors or officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation generally does not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation and bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Delaware law, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 27, 2013, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(1)

2.2	First Amendment to the Agreement and Plan of Merger, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(2)

2.3	Second Amendment to the Agreement and Plan of Merger, dated as of February 7, 2014, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(3)

2.4	Agreement and Plan of Merger, dated as of August 28, 2014 by and among Cardax Pharmaceuticals, Inc. and Cardax, Inc.(4)

3.1	Certificate of Incorporation, as amended, of Cardax, Inc.(2)

3.2	Amended and Restated Bylaws of Cardax, Inc.(2)

4.1	Form of specimen certificate representing Common Stock of Cardax, Inc.(3)

4.2	Form of Class A Warrant(3)

4.3	Form of Noteholder Warrant(3)

4.4	Form of Placement Agent Warrant(3)

4.5	Form of Financial Consultant Warrant(3)

4.6	Form of Warrant issued to JLS Ventures, LLC(3)

5.1	Opinion of Herrick, Feinstein LLP*

10.1	Cardax, Inc. 2014 Equity Compensation Plan(2)

10.2	Form of Stock Option Agreement under the 2014 Equity Compensation Plan(3)

10.3	Form of Notice of Stock Option Grant under the 2014 Equity Compensation Plan(3)

10.4	Form of Notice of Stock Option Grant In Substitution of Stock Option Grant under the Cardax Pharmaceuticals, Inc. 2006 Equity Compensation Plan(3)

10.5	Stock Purchase Agreement, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(2)

10.6	Spin-off Agreement, dated as of February 7, 2014, between Koffee Korner Inc. and Nazneen D’Silva(3)

10.7	Senior Executive Employment Agreement, dated February 7, 2014, of David G. Watumull and the supplement thereto dated June 30, 2015 (3)

10.8	Senior Executive Employment Agreement, dated February 7, 2014, of David M. Watumull(3)

10.9	Senior Executive Employment Agreement, dated February 7, 2014, of Gilbert M. Rishton(3)

10.10	Senior Executive Employment Agreement, dated February 7, 2014, of Timothy J. King(3)

10.11	Agreement for Services as the Executive Chairman dated February 7, 2014, by and between Cardax, Inc. and Nicholas Mitsakos(3)

10.12	Form of Indemnification Agreement(5)

10.13	Form of Independent Board of Directors Agreement(5)

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10.14	Joint Development and Supply Agreement effective on November 15, 2006, by and between BASF Aktiengesellschaft and Cardax Pharmaceuticals, Inc., as amended by Amendment No. 1 to Joint Development and Supply Agreement effective on April 15, 2007(6)

10.15	Collaboration Agreement, dated as of August 18, 2014, by and between Capsugel US, LLC and its affiliates and Cardax, Inc. and its affiliates(7)

21.1	Subsidiaries of Cardax, Inc.(3)

23.1	Consent of KBL, LLP

23.2	Consent of Herrick, Feinstein LLP (contained in the Opinion of Herrick, Feinstein, LLP under Exhibit 5.1)

*	To be provided by amendment.
(1)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated November 27, 2013.
(2)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated January 13, 2014.
(3)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated February 10, 2014.
(4)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated August 28, 2014.
(5)	Filed as an exhibit to Amendment No. 1 of the Registration Statement on Form S-1 of the Company dated September 2, 2014.
(6)	Filed as an exhibit to the Current Report on Form 8-K/A of the Company dated April 16, 2014. Confidential treatment has been requested for this exhibit, and confidential portions have been filed separately with the SEC.
(7)	Filed as an exhibit to the Current Report on Form 8-K/A of the Company dated December 3, 2014.
Confidential treatment has been requested for this exhibit, and confidential portions have been filed separately with the SEC.

(b) Financial Statement Schedules

All financial statement schedules are included in the Registrant’s consolidated financial statements and the related notes thereto, or are inapplicable or otherwise not required.

Item 22. Undertakings

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be filed on its behalf by the undersigned, thereunto duly authorized in the City and County of Honolulu, State of Hawaii on September 18, 2015.

CARDAX, INC.

By:	/s/ David G. Watumull
Name:	David G. Watumull
Title:	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer and Director:	Title	Date

/s/ David G. Watumull	President, CEO, and Director	September 18, 2015
David G. Watumull

Principal Financial Officer and Principal Accounting Officer:	Title	Date

/s/ John B. Russell	Chief Financial Officer	September 18, 2015
John B. Russell

*	Executive Chairman	September 18, 2015
Nicholas Mitsakos

*	Director	September 18, 2015
George W. Bickerstaff, III

*	Director	September 18, 2015
Terence A. Kelly, Ph.D.

*By:	/s/ David G. Watumull
David G. Watumull
Attorney-in-fact

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David G. Watumull, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Nicholas Mitsakos	Executive Chairman	September 18, 2015
Nicholas Mitsakos

/s/ George W. Bickerstaff, III	Director	September 18, 2015
George W. Bickerstaff, III

/s/ Terence A. Kelly, Ph.D.	Director	September 18, 2015
Terence A. Kelly, Ph.D.

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